As  filed  with  the  Securities  and  Exchange Commission on November 8, 2006

                                                   Registration  No. 333-131948


                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C.  20549



                                    FORM SB-2/A
                                  Amendment No. 4



             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                             DATA CALL TECHNOLOGIES, INC.
    -------------------------------------------------------------------------
                 (Name of small business issuer in its charter)

         Nevada                       7389                    30-0062823
  ---------------------          ----------------           ---------------
    (State or jurisdiction      (Primary Standard           (IRS Employer
      of incorporation or          Industrial               Identification
         organization)            Classification                  No.)
                                   Code Number)

                             600 Kenrick, Suite B-12
                              Houston, Texas 77060
                                 (832) 230-2376
-------------------------------------------------------------------------------
(Address and telephone number of principal executive offices and principal place of business or intended principal place of business)

                             James Ammons, President
                             600 Kenrick, Suite B-12
                              Houston, Texas 77060
                                  (832) 230-2376

   ---------------------------------------------------------------------------
            (Name, address and telephone number of agent for service)

                                 With copies to:

           David M. Loev,                     John S. Gillies,
     David M. Loev, Attorney at Law     David M. Loev, Attorney at Law
     2777 Allen Parkway, Suite 1000  &  2777 Allen Parkway, Suite 1000
        Houston, Texas, 77019              Houston, Texas, 77019
         (713) 524-4110 Tel.                (713) 524-4110 Tel.
         (713) 524-4122 Fax                 (713) 456-7908 Fax


Approximate date of proposed sale to the public: as soon as practicable after the effective date of this Registration Statement.

If any of the Securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. (X)

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of earlier effective registration statement for the same offering. ( )

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ( )

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ( )

If delivery of the Prospectus is expected to be made pursuant to Rule 434, check the following box. ( )




CALCULATION OF REGISTRATION FEE

Title of Each           Amount          Proposed Maximum      Proposed Maximum        Amount of
Class of Securities     Being          Price Per Share(1)     Aggregate Price(2)     Registration
To be Registered      Registered                                                         Fee
------------------------------------------------------------------------------------------------
Common Stock          38,262,100              $0.10              $4,026,210            $409.41

================================================================================================

Total                 38,262,100              $0.10              $3,826,210            $409.41


(1) The offering price is the stated, fixed price of $.10 per share until the securities are quoted on the OTC Bulletin Board for the purpose of calculating the registration fee pursuant to Rule 457.

(2) This amount has been calculated based upon Rule 457 and the amount is only for purposes of determining the registration fee, the actual amount received by a selling shareholder will be based upon fluctuating market prices once the securities are quoted on the OTC Bulletin Board.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

                                   PROSPECTUS


                          DATA CALL TECHNOLOGIES, INC.
                   RESALE OF 38,262,100 SHARES OF COMMON STOCK

     The selling stockholders listed on page 50 may offer and sell up to 38,262,100 shares of our common stock under this Prospectus for their own account. A current Prospectus must be in effect at the time of the sale of the shares of common stock discussed above. We will not receive any proceeds from the resale of common stock by the selling stockholders. The selling stockholders will be responsible for any commissions or discounts due to brokers or dealers. We will pay all of the other offering expenses.

     We currently lack a public market for our common stock. Selling shareholders will sell at a price of $0.10 per share until our shares are quoted on the OTC Bulletin Board and thereafter at prevailing market prices or privately negotiated prices. If before our shares are quoted on the OTC Bulletin Board, and after this Registration Statement becomes effective, selling shareholders wish to sell at a price other than $0.10 per share, we will file a post-effective amendment beforehand.

     Each selling stockholder or dealer selling the common stock is required to deliver a current Prospectus upon the sale. In addition, for the purposes of the Securities Act of 1933, selling stockholders may be deemed underwriters.

     The information in this Prospectus is not complete and may be changed. We may not sell these securities until the Registration Statement filed with the Securities and Exchange Commission is effective. This Prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

     THIS INVESTMENT INVOLVES A HIGH DEGREE OF RISK. YOU SHOULD PURCHASE SHARES ONLY IF YOU CAN AFFORD A COMPLETE LOSS. WE URGE YOU TO READ THE "RISK FACTORS" SECTION BEGINNING ON PAGE 11 ALONG WITH THE REST OF THIS PROSPECTUS BEFORE YOU MAKE YOUR INVESTMENT DECISION.

     NEITHER THE SECURITIES AND EXCHANGE COMMISSION ("SEC") NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES, OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                  THE DATE OF THIS PROSPECTUS IS NOVEMBER 8, 2006




                                TABLE OF CONTENTS

Prospectus Summary                                                           5
Summary Financial Data                                                       9
Risk Factors                                                                 11
     Risks Related to Our Business
     Risks Related to This Offering
Use of Proceeds                                                              20
Dividend Policy                                                              20
Legal Proceedings                                                            20
Directors, Executive Officers, Promoters and Control Persons                 22
Security Ownership of Certain
       Beneficial Owners and Management                                      26
Interest of Named Experts and Counsel                                        26
Indemnification of Directors and Officers                                    26
Description of Business                                                      27
Management Discussion and
  Analysis of Financial Condition and Results of Operations                  37
Description of Property                                                      44
Certain Relationships and Related Transactions                               45
Executive Compensation                                                       47
Changes in and Disagreements with
  Accountants on Accounting and Financial Disclosure                         49
Descriptions of Capital Stock                                                49
Shares Available for Future Sale                                             49
Plan of Distribution and Selling Stockholders                                50
Market for Common Equity and
  Related Stockholder Matters                                                58
Legal Matters                                                                58
Additional Information                                                       58
Financial Statements                                                         F-1
Part II                                                                      59

                   PART I - INFORMATION REQUIRED IN PROSPECTUS

                               PROSPECTUS SUMMARY

     The following summary highlights material information found in more detail elsewhere in the Prospectus. It does not contain all the information you should consider. As such, before you decide to buy our common stock, in addition to the following summary, we urge you to carefully read the entire Prospectus, especially the risks of investing in our common stock as discussed under "Risk Factors." In this Prospectus, the terms "we," "us," "our," and "Data Call," refer to Data Call Technologies, Inc., a Nevada corporation.

     We currently lack a public market for our common stock. Selling shareholders will sell at a price of $0.10 per share until our shares are quoted on the OTC Bulletin Board and thereafter at prevailing market prices or privately negotiated prices. Management has estimated that the current fair market value of our common stock is $0.10 per share based on the price we have sold shares of common stock at in the past.

     The following summary is qualified in its entirety by the detailed information appearing elsewhere in this Prospectus. The securities offered hereby are speculative and involve a high degree of risk. See "Risk Factors."

     Data Call Technologies, Inc. ("Data Call") was founded on April 4, 2002 as "Data Call Wireless." Effective on June 19, 2003, we changed our name to "Data Call Technologies." Effective March 1, 2006, we changed our name to "Data Call Technologies, Inc." We offer digital advertising and marketing services to customers through our Direct Lynk Messenger System, which enables customers to stream text from our website on the Internet onto televisions in their places of business.


     We believe that the Direct Lynk System has a variety of uses including displaying food menus, sports scores, financial information, news, and entertainment information, as well as user programmable information and hopes to offer its Direct Lynk System to restaurants, hotels, salons, gas stations, airlines, banks, car dealerships as well as shopping malls. As of October 20, 2006, we had sixteen (16) clients who paid us subscription fees in connection with our Direct Lynk System, which subscription fees totaled approximately $1 per day for each client's display which uses our Direct Lynk System. These customers ranged from sports arenas to airlines to restaurants. We do not supply any hardware to our end customers, but only offer them access to streaming information including text, sports scores and financial news over the Internet through our Direct Lynk System. Our information can stream from the Internet to any television attached to a third party video decoder box, which takes the video signal from our website and displays it on the television. Our information can either stream across the bottom, top or sides of the screen, depending on the customers preferences.

     We have generated only limited revenues through subscriptions to our Direct Lynk System in the past; have only a small number of subscription agreements with customers for our technology; had a net loss of $1,060,847 for the year ending December 31, 2004; a net loss of $1,075,856 for the year ending December 31, 2005; a net loss of $1,263,455 for the nine months ended September 30, 2006;

and an accumulated deficit of $5,658,176 as of September 30, 2006. Additionally, our auditor has expressed substantial doubt about our ability to continue as a going concern. We hope to generate meaningful revenues to support our operations in approximately eight to twelve months, of which there can be no assurance.



     Of the 38,262,100 shares of common stock included in this Prospectus, representing approximately 65% of our currently issued and outstanding shares of common stock, 5,627,600 shares of common stock were issued in connection with services rendered to us, 4,717,000 shares of common stock were transferred in consideration for certain shareholders of QVS Wireless entering into releases with us, and 27,917,500 shares were sold to investors at a price of $0.10 per share.


     Our principal executive offices are located at 600 Kenrick, Suite B-12, Houston, Texas 77060. Our telephone number is (832) 230-2376. Our website address is www.datacalltech.com (and includes information we do not intend to include as part of this Prospectus).






















                  [Remainder of page left intentionally blank.]

                                  THE OFFERING


COMMON STOCK OFFERED:                   38,262,100 shares by selling
                                        stockholders



COMMON STOCK OUTSTANDING
    BEFORE THE OFFERING:                55,512,100   shares   (which   includes
                                        500,000   shares   which   have   been
                                        subscribed  for  at  $0.10 a share, but
                                        which have not been issued as of the
                                        date of this filing.)



COMMON STOCK OUTSTANDING
    AFTER THE OFFERING:                 55,512,100   shares   (which   includes
                                        500,000   shares   which   have   been
                                        subscribed  for  at  $0.10 a share, but
                                        which have not been issued as of the
                                        date of this filing.)



USE  OF  PROCEEDS:                      We  will  not  receive  any  proceeds of
                                        the shares of common stock offered by the selling stockholders. See "Use of Proceeds."



RISK  FACTORS:                          The     securities     offered    hereby
                                        involve a high degree of risk, including
                                        risks  associated  with   our  need  for
                                        additional     financing,    with    our
                                        prohibition   from   raising  additional
                                        capital  during the "quiet period," with
                                        the  fact  that  we  have generated only
                                        limited  revenues  from  our services in
                                        the  past,  with  our  reliance  on  key
                                        management,  outstanding issues with one
                                        of  our  former  officers and Directors,
                                        disputes     with    persons    formerly
                                        associated  with us, with our dependence
                                        on  the  marketing of our products, with
                                        potential  liability  we  may  have  for
                                        shares  of  common  stock which may have
                                        been sold in violation of federal and/or
                                        state  securities laws, with our limited
                                        operating  history,  with  our  software
                                        potentially containing bugs, with future
                                        government regulation, with our Internet
                                        infrastructure,  with  natural disasters
                                        effecting  our Internet operations, with
                                        the   fact   that  our  Chief  Financial
                                        Officer   has   filed   for   Chapter  7
                                        Bankruptcy in the past, with our lack of a patent for our technology, with the number of shares of common stock which we may have sold and failed to record or issued, with our ability to issue shares of common and preferred stock under Nevada law, with the fact that our current officers and Directors do not own a majority of the outstanding shares and therefore do not control who our officers and Directors are, with our ability to continue as a going concern, with the potential volatility of our common stock when traded, with the fact that our common stock may never be publicly traded, and the penny stock restrictions on our common stock. See
                                        "Risk  Factors."


NO  MARKET:                             No   assurance   is   provided   that  a
                                        market   will   be   created   for   our
                                        securities in the future, or at all. If in the future a market does exist for our securities, it is likely to be highly illiquid and sporadic.


California Suitability Standards
--------------------------------

The California Corporations Commissioner has imposed conditions on this offering, pursuant to Rule 260.140.1 of the California Code of Regulations, confining the sale of the securities offered herein in California to persons meeting the suitability standards provided below, and as such, we will sell the securities offered in this prospectus in California, only:

     1) to investors who have a minimum annual gross income of at least $65,000 and a net worth of at least $250,000, or, in the alternative;

     2) to investors who have a minimum net worth of $500,000, regardless of annual gross income; and

     3) provided that the investor's purchase will not exceed 10% of his or her net worth.

For purposes of these suitability standards, net worth shall be determined exclusive of homes, home furnishings and automobiles.

The responsibility for assuring that sales of securities offered in this prospectus in California are limited to persons meeting the suitability standards discussed above is upon us and upon each person who participates in the distribution of the securities.












                  [Remainder of page left intentionally blank.]

                             SUMMARY FINANCIAL DATA


     You should read the summary financial information presented below for the nine months ended September 30, 2006, and the year ended December 31, 2005. We derived the summary financial information from our unaudited quarterly financial statements for the three and nine months ended September 30, 2006 and our audited financial statements for the years ended December 31, 2005 and 2004, appearing elsewhere in this Prospectus. You should read this summary financial information in conjunction with our plan of operation, financial statements and related notes to the financial statements, each appearing elsewhere in this Prospectus.


                   SUMMARY CONSOLIDATED FINANCIAL INFORMATION



BALANCE SHEET
-------------
                                         SEPTEMBER 30, 2006    DECEMBER 31, 2005
                                            (Unaudited)       (Audited)(Restated)
                                         -----------------     -----------------
ASSETS
 Cash                                   $           43,257     $         671,228
 Accounts receivable, net                           13,112                     -
                                         -----------------     -----------------
  Total Current Assets                              56,369               671,228
  Net Property and Equipment                        84,633                90,798
  Other Assets                                       5,255                 5,255
                                         =================     =================
        Total Assets                    $          146,257    $          767,281

LIABILITIES
  Accounts payable and accrued
    salaries and expenses                           64,652                86,792
  Redeemable common stock                          204,400               204,400
                                         =================     =================
        Total Liabilities               $          269,052     $         291,192

STOCKHOLDER'S EQUITY
  Preferred Stock $0.001 par value;
   10,000,000 shares authorized.
    None issued.                                        --                    --

  Common Stock $0.001 par value;
   200,000,000 shares authorized;
   55,768,100 and 48,708,100
   shares issued and outstanding
   at September 30, 2006 and
   December 31, 2005, respectively                  55,768                48,708
  Additional Paid-in Capital                     5,524,057             4,822,102
  Deficit accumulated during the
    development stage                           (5,658,176)           (4,394,721)
                                         -----------------     -----------------
                                                   (78,351)              476,089

  Deferred Compensation                            (44,444)                    -
                                         -----------------     -----------------
  Total stockholders' equity  (deficit)           (122,795)              476,089
                                         -----------------     -----------------
      Total liabilities and
        stockholders' equity             $         146,257    $          767,281
                                         =================    ==================

                                     -9-

STATEMENT OF OPERATIONS
-----------------------
                               THREE MONTHS ENDED      NINE MONTHS ENDED       YEAR ENDED
                               SEPTEMBER 30, 2006     SEPTEMBER 30, 2006    DECEMBER 31, 2005
                                  (Unaudited)             (Unaudited)            (Audited)
                               -----------------       -----------------    -----------------

   SALES                       $          38,647       $          55,112    $             365
   COST OF SALES                          25,471                  25,471                    -
                               -----------------       -----------------    -----------------
           Gross Margin                   13,176                  29,641                  365

   OPERATING EXPENSES                    342,104               1,293,096            1,076,221
                               =================       =================    =================
   NET LOSS                    $        (328,928)      $      (1,263,455)          (1,075,856)

















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                                      -10-

                                  RISK FACTORS

     The securities offered herein are highly speculative and should only be purchased by persons who can afford to lose their entire investment in Data Call Technologies, Inc. You should carefully consider the following risk factors and other information in this Prospectus before deciding to become a holder of our common stock. If any of the following risks actually occurs, our business and financial results could be negatively affected to a significant extent.

     Our business is subject to many risk factors, including the following (references to "Data Call," "our," "we," and words of similar meaning in these Risk Factors refer to Data Call):

                           Risks Related To Data Call
                          ----------------------------

WE  REQUIRE  ADDITIONAL  FINANCING  TO  CONTINUE  OUR  BUSINESS  PLAN.



     We believe that we can continue our business operations for approximately the next thirty days, assuming our current rate of monthly expenditure, approximately $75,000 per month (which amount does not include the full amount of our executive officers' salaries, a portion of which is being accrued until such time as we have sufficient funds to pay the full amount of such salaries), our current number of employees remains the same, and other expenses do not increase significantly, due to the approximately $35,000 of cash on hand that we had as of November 8, 2006, and the amount of revenue we generate through subscriptions of our Direct Lynk System. We do not have any commitments or identified sources of additional capital from third parties or from our officers, Directors or majority shareholders. We have generated limited revenues to date. Since inception, we have depended mainly on financing raised through the sale of our common stock to support our operations. There is no assurance that additional financing will be available on favorable terms in the future, if at all or that our Direct Lynk System will ever generate enough revenues for us to sustain our operations. If we are unable to raise additional financing in the future or our current rate of expenditure increases significantly, it would have a materially adverse effect upon our ability to fully implement our business plan and/or to continue with our current operations. Any additional financing may involve dilution to our then-existing shareholders, which could result in a decrease in the value of our securities.



WE WILL BE LIMITED IN OUR EFFORTS TO RAISE ADDITIONAL CAPITAL FROM THE TIME WE FILE THIS REGISTRATION STATEMENT UNTIL THE REGISTRATION STATEMENT BECOMES EFFECTIVE.



     The period of time between when we file this Registration Statement and when it is declared effective by the Securities and Exchange Commission ("SEC") is called the "quiet period." During the quiet period, we are generally prohibited from raising any additional funds through the sale of our securities. As a result, we will be forced to depend on the approximately $35,000 of cash on hand which we had as of November 8, 2006, and subscription fees we generate in connection with our Direct Lynk System, until such time as this Registration Statement is declared effective by the SEC, if at all. While we believe this amount will be sufficient to sustain our operations for approximately the next thirty days, it may take longer than thirty days for this Registration Statement to be declared effective by the SEC. In the event that we are not able to obtain effectiveness of this Registration Statement in the next thirty days, or at all, and/or our current cash does not sustain our operations and expenses during the quiet period, we may be forced to raise additional money through the sale of our securities, which may delay our Registration Statement from being declared effective with the SEC and/or may force us to withdraw this Registration Statement altogether. As a result, if we do not obtain effectiveness of this Registration Statement in the next thirty days, our securities could become worthless and we may be forced to curtail and/or abandon our business operations.



WE HAVE GENERATED ONLY LIMITED REVENUES IN THE PAST, AND MAY NOT GENERATE ANY REVENUES IN THE FUTURE.

     We have generated only limited revenues through sales of subscriptions to our Direct Lynk System since its implementation and have generated limited total revenues to date. We have offered free trials to numerous companies in the past and continue to offer free trials to companies, which we believe provides those companies an opportunity to try out our products and see how they may be able to implement the Direct Lynk System in their businesses. While we believe that we offer a unique product which has many beneficial marketing uses for potential customers, we cannot provide any assurances that there will be future demand for our products at the prices we may charge, or at all, as we have not sold any subscriptions for our Direct Lynk System in the past. If we are unable to generate significant revenues through the sale of subscriptions for our Direct Lynk System in the future, we will likely be forced to abandon our business operations, causing any investment in us to become worthless.

WE RELY ON KEY MANAGEMENT AND IF KEY MANAGEMENT PERSONNEL ARE LOST, IT WOULD HAVE A MATERIALLY ADVERSE AFFECT ON OUR BUSINESS OPERATIONS.

     Our success depends upon the personal efforts and abilities of James Ammons, our Chief Executive Officer, President, Treasurer, Secretary and Director; Larry Mosley our Chief Financial Officer and Director; Timothy Vance our Director of Customer Support and Director; and James Tevis our Chief Technology Officer and Chief Engineer. Our ability to operate and implement our business plan is heavily dependent upon the continued service of Messrs. Ammons, Mosley, Vance and Tevis, as well as our ability to attract, retain and motivate other qualified personnel. Messrs. Mosley, Vance and Tevis entered into three year employment contracts with us (described below) on October 1, 2005, which are renewable upon the mutual acceptance of both parties; and Mr. Ammons entered into a five year employment agreement with us to serve as our Chief Executive Officer and President on February 8, 2006, with an effective date of January 1, 2006. We face aggressive and continued competition for such personnel and we cannot be certain that we will be able to attract, retain and motivate such personnel in the future. The loss of Messrs. Ammons, Mosley, Vance or Tevis, or our inability to hire, retain and motivate qualified sales, marketing and management personnel would have a material adverse effect on our business and operations and would likely result in a decrease in the value of our securities.

WE HAVE OUTSTANDING ISSUES WITH ONE OF OUR FORMER OFFICERS AND DIRECTORS, WHICH COULD FORCE US TO EXPEND SUBSTANTIAL RESOURCES ON LITIGATION AND/OR A SETTLEMENT.


     Our former President and Director resigned on June 19, 2003, in connection with a dispute with our current officers and Directors. We have received correspondence from this individual claiming that he is owed approximately 4,500,000 shares of Data Call's common stock as well as certain other amounts in consideration for services rendered to Data Call. While we had previously been in discussions with this individual regarding entering into a Settlement and Release Agreement with us, we have not entered into any settlements or releases with this individual to date, and have not had any conversations with this individual regarding such settlement for approximately the last ninety (90) days. As a result, it is possible that this individual will bring legal claims against us in the future in connection with monies or shares owed and/or other claims against us. While we believe that we have valid counter claims against this individual, which will substantially lower any judgment he would receive against us (described in greater detail under "Legal Proceedings" below), in the event that this individual does bring legal claims against us in the future, we may be forced to expend substantial resources on the defense and/or settlement of such claims and/or the litigation of our counter claims against this individual. Additionally, if brought, these claims would likely divert the attention and resources of our current officers and Directors away from our operations. Additionally, if this individual was to bring claims against us in the future, we could be forced to raise additional finances or issue this individual shares of common stock in settlement of his claims, which may dilute our shareholders, and/or cause us to curtail or abandon our business plan, which could cause any investment in us to become worthless.


WE  HAVE  HAD  DISPUTES  WITH  PEOPLE  AFFILIATED WITH US IN THE PAST AND CANNOT
PROVIDE ANY ASSURANCE THAT WE WILL NOT CONTINUE TO HAVE DISPUTES WITH THESE PEOPLE AND/OR NEW PEOPLE AFFILIATED WITH US IN THE FUTURE.


     We have had various disputes with our former officers and Directors as well as previous disputes with our current shareholders. A number of our shareholders are former shareholders of QVS Wireless Corporation ("QVS"), with whom we have had disputes with and been in litigation with in the past (including our current shareholder Dr. Carl Hoffman, who along with QVS, filed a lawsuit against us in the past, see "Description of Business" below). QVS and the majority of QVS's shareholders entered into settlements and releases with us in the past; and while we have received no correspondence nor are we aware that any of our current shareholders have claims against us, we can provide no assurances that the former QVS shareholders will not have disputes with us in the future. Furthermore, we had disputes with one of our employees in September 2006, which led to that employee and us entering into a settlement agreement and mutual release, and the employee returning 3,000,000 shares of common stock to us for termination and being terminated as our employee. If the QVS shareholders, our current shareholders, current or former employees and/or anyone we are affiliated with have disputes with us in the future, we could be forced to expend substantial additional resources in defense of such disputes, which could force us to curtail or abandon our business operations, and/or divert our resources away from our operations.


WE  DEPEND HEAVILY ON OUR ABILITY TO MARKET OUR PRODUCTS TO POTENTIAL CONSUMERS.

     We depend on our marketing department, which currently consists of four (4) of our employees, to make consumers and potential customers aware of our products. Since inception we have spent approximately $1,600,000 on research, development and marketing activities associated with our Direct Lynk System. If our marketing department fails to make potential customers aware of our products and the advantages and possibilities we believe they bring to potential customers, it is not likely that we will be able to generate enough revenues to continue with research and development on new products and improve our current products. If this were to happen, it is likely that our products will become stagnant and we will not be able to compete in the market. If you invest in us and we fail to properly market our products, we could be forced to curtail our business plan or discontinue our business operations altogether.

WE MAY HAVE POTENTIAL LIABILITY FOR SHARES OF COMMON STOCK WHICH MAY HAVE BEEN SOLD IN VIOLATION OF FEDERAL AND/OR STATE SECURITIES LAWS.

     Certain shares of common stock that were sold by us between October 2003 to December 2005 to non-accredited investors, were not registered under federal or state securities laws, and exemptions from registration provided by these securities laws may not have been available or may not have been perfected due to that fact that some non-accredited shareholders who purchased our shares may not have been provided audited financial statements, risk factors, or a description of our business history and results of operations, with the result that we may be deemed to have violated the registration requirements of these securities laws with respect to the offer and sale of the shares of common stock. In December 2005 and January 2006, we offered rescission to such shareholders, and provided each shareholder pursuant to applicable state laws, at least thirty days to decide whether to accept or reject the rescission offer, and all of the shareholders elected to reject the recession offer and reaffirm their purchases. In connection with the rescission offer, we provided every non-accredited shareholder, who we believed that that time may not have been provided full disclosure documents in connection with the purchase of our shares, audited financial statements, risk factors and business information similar to what information is included in this Prospectus. In total, we offered rescission to 22 shareholders who had subscribed for an aggregate of 2,044,000 of our shares of common stock for aggregate consideration of $204,400 or $0.10 per share. Although all of the shareholders elected to reject rescission, certain state securities laws do not expressly provide that a rescission offer will terminate a purchaser's right to rescind a sale of securities that was not registered under the relevant securities laws as required. As a result, we may continue to be potentially liable under certain securities laws for such sales of common stock even after completing our rescission offer. We anticipate that such liability in aggregate would not exceed the total price of the purchased shares, $204,400.


     Additionally, we may have also violated federal and state securities laws when we sold an aggregate of 200,000 restricted shares of our common stock for $20,000 to Sayda Hernandez, an individual in August 2002, as such shareholder was not an accredited investor and was not provided the disclosures required by federal and state securities laws including our audited financial statements, risk factors, or a description of our business history and results of operations. We entered into a Settlement Agreement and Mutual Release with Ms. Hernandez in May 2006, whereby Ms. Hernandez agreed to return her 200,000 shares to us for cancellation and we agreed to repay her the $20,000 previously subscribed for, and we also agreed to forever discharge each other, and our agents, servants, representatives, attorneys successors (and in Ms. Hernandez's release of Data Call, Data Call's current and former officers and Directors), from any and all rights, obligations, claims, demands and causes of action, whether in contract, tort, under state and/or federal law, or state and/or federal securities regulation, whether asserted or unasserted, known or unknown, arising from or relating to the subscription. Ms. Hernandez accepted the Settlement offer because of our potential violation of state and federal securities laws and rescinded her purchase. As such, we do not believe that we will have any further liability with Ms. Hernandez's subscription or shares in the future.

FUTURE GOVERNMENT REGULATION OF THE INTERNET MAY ADVERSELY IMPACT OUR BUSINESS OPERATIONS.

     We are dependent upon the Internet in connection with our business operations. The United States Federal Communications Commission (the "FCC") does not currently regulate companies that provide services over the Internet, as it does common carriers or tele-communications service providers. Notwithstanding the current state of the FCC's rules and regulations, the FCC's potential jurisdiction over the Internet is broad because the Internet relies on wire and radio communications facilities and services over which the FCC has long-standing authority. Compliance with future government regulation of the Internet could result in increased costs which would have a material adverse effect on our business, operating results and financial condition, and which would lower the value of any of our securities which are held by you as an investor.

OUR LIMITED OPERATING HISTORY MAKES IT DIFFICULT TO FORECAST OUR FUTURE RESULTS, MAKING ANY INVESTMENT IN US HIGHLY SPECULATIVE.

     As a result of our limited operating history, our historical financial and operating information is of limited value in predicting our future operating results. We may not accurately forecast customer behavior and recognize or respond to emerging trends, changing preferences or competitive factors facing us, and, therefore, we may fail to make accurate financial forecasts. Our current and future expense levels are based largely on our investment plans and estimates of future revenue. As a result, we may be unable to adjust our spending in a timely manner to compensate for any unexpected revenue shortfall, which could then force us to curtail or cease our business operations.

OUR VULNERABILITY TO SECURITY BREACHES, GLITCHES AND OTHER COMPUTER FAILURES COULD HARM OUR FUTURE CUSTOMER RELATIONSHIPS AND OUR ABILITY TO ESTABLISH OUR FUTURE CUSTOMER BASE.

     Because we offer the majority of our services through our Internet website (www.datacalltech.com), the secure transmission of confidential information over public networks is a critical element of our operations. A party who is able to circumvent security measures could misappropriate proprietary information or cause interruptions in our operations. If we are unable to prevent unauthorized access to our users' information and transactions, our customer relationships will be harmed. Although we currently implement security measures, these measures may not prevent future security breaches. Additionally, heavy stress placed on our systems could cause our systems to fail or cause our systems to operate at speeds unacceptable to our users. If this were to happen, we could lose customers and if severe enough, we could be forced to curtail or abandon our business plan, which would decrease the value of any investment you have in us.

WE RELY ON THE INTERNET INFRASTRUCTURE, AND ITS CONTINUED COMMERCIAL VIABILITY, OVER WHICH WE HAVE NO CONTROL AND THE FAILURE OF WHICH COULD SUBSTANTIALLY UNDERMINE OUR BUSINESS STRATEGY.

     Our success depends, in large part, on other companies maintaining the Internet system infrastructure, including maintaining a reliable network backbone that provides adequate speed, data capacity and security. If the Internet continues to experience significant growth in the number of users, frequency of use and amount of data transmitted, as well as the number of malicious viruses and worms introduced onto the Internet, the infrastructure of the Internet may be unable to support the demands placed on it, and as a result, the Internet's performance or reliability may suffer. Because we rely heavily on the Internet, this would make our business less profitable and would lead to a decrease in the value of our common stock.

OUR SYSTEMS AND OPERATIONS ARE VULNERABLE TO DAMAGE OR INTERRUPTION FROM FIRE, FLOOD, POWER LOSS, TELECOMMUNICATIONS FAILURE, BREAK-INS, EARTHQUAKE AND SIMILAR EVENTS.

     Our website and systems are hosted by a third party. We are dependent on our systems and ability to stream information over the Internet to consumers. If our systems fail or become unavailable, it would harm our reputation, result in a loss of current and potential customers and could cause us to breach existing agreements. Our success depends, in part, on the performance, reliability and availability of our services. Our systems and operations could be damaged or interrupted by fire, flood, power loss, telecommunications failure, Internet breakdown, break-in, earthquake and similar events. We would face significant damage as a result of these events. For these reasons, we may be unable to develop or successfully manage the infrastructure necessary to meet current or future demands for reliability and scalability of our systems. If this were to happen, we would likely lose customers and our revenues would decrease, causing any investment in us to decease in value as well.

OUR SOFTWARE COULD CONTAIN BUGS, WHICH COULD CAUSE INTERRUPTIONS IN THE SERVICES WE PROVIDE AND/OR CAUSE OUR SERVICES TO FAIL.

     Our Direct Lynk System uses sophisticated software which could be found to contain bugs. While we have not experienced any material bugs to date, if present, these bugs could be costly for us to pinpoint and fix and until such bugs, if any, are fixed, they could cause interruptions in our service, which could cause our reputation to decline and/or cause us to lose clients. If our software is found to contain bugs, our reputation could suffer, leading to the loss of clients, which could eventually force us to curtail or abandon our business plans.

WE HAVE NO ISSUED PATENTS OR PENDING PATENT APPLICATIONS FOR OUR TECHNOLOGY AND THEREFORE CANNOT STOP OTHER COMPANIES FROM LAWFULLY PRACTICING TECHNOLOGY
SIMILAR TO OURS AND MAY BE SUED BY COMPANIES IN THE FUTURE CLAIMING OUR ACTIVITIES INFRINGE ON THEIR PATENT RIGHTS.

     We have no issued patents or pending patent applications for our technology in the United States or any other country and therefore cannot stop other companies from lawfully practicing technology identical or similar to ours in the future. If we are sued by another company claiming our activities infringe on their patent, we could be forced to abandon using our Direct Lynk System or other technology and/or expend substantial expenses in defending against another company's claims. This could have a severely adverse affect on our revenues and could force us to cease our business operations.

OUR AUDITORS HAVE EXPRESSED A CONCERN ABOUT OUR ABILITY TO CONTINUE AS A GOING CONCERN.


     Our auditors, in our audited financial statements expressed a concern about our ability to continue as a going concern. We had an accumulated deficit of $4,394,721 as of December 31, 2005, and an accumulated deficit of $5,658,176 as of September 30, 2006, and have generated limited revenues to date. These factors raise substantial doubt as to whether we will be able to continue as a going concern. The financial statements do not include any adjustments relating to the recoverability and classification of liabilities that might be necessary should we be unable to continue as a going concern.


OUR CHIEF FINANCIAL OFFICER FILED FOR CHAPTER 7 BANKRUPTCY IN DECEMBER 2004, AND HAD HIS DEBTS DISCHARGED IN APRIL 2005.


     Our Chief Financial Officer, Larry Mosley, filed for Chapter 7 Bankruptcy in December 2004 and had his debts discharged in April 2005 and 'certain investors may perceive the fact that Mr. Mosley has filed for bankruptcy as a negative factor and may choose not to invest in us. As a result, because the marketplace may have a negative impression of our management team, the value of our common stock may be less than it otherwise would be and/or investors may not choose to invest in us in the future, causing our common stock to be less liquid and have less value than it otherwise would.


OUR TOTAL AMOUNT OF ISSUED AND OUTSTANDING SHARE AMOUNTS MAY BE INCORRECT, AND WE MAY HAVE OUTSTANDING SHARES WHICH ARE UNACCOUNTED FOR.

     While we have recently engaged a transfer agent to keep track of and verify the number of our outstanding shares, we may still have shares for which we have issued stock certificates which may not currently be reflected on our transfer agent's records, including 4,500,000 shares of common stock originally issued to our former Chief Executive Officer, Richard Clemens, which we do not currently reflect as outstanding due to certain disagreements with Mr. Clemens as well as several allegations against Mr. Clemens regarding his unsatisfactory service to Data Call. The majority of our shares which are held by our non-affiliates were purchased in private transactions, and the purchased shares were then issued and entered into our stock records. Due to the large number of these transactions which have occurred since our inception, we cannot be certain that all shares purchased by shareholders were entered into our stock records, entered correctly and/or that all shareholders who purchased shares received share certificates to evidence their purchases. As a result, we may have a larger number of shares outstanding than we currently show on our shareholders list. This difference, if present, may force us to revise this Registration Statement prior to or after it becomes effective to include such shares, and may mean that the dilutive effect of the additional shares registered pursuant to the Registration Statement is more than the current number of shares thought to be issued and outstanding and offered through such offering.

NEVADA LAW AND OUR ARTICLES OF INCORPORATION AUTHORIZE US TO ISSUE SHARES OF PREFERRED STOCK, WHICH SHARES MAY HAVE RIGHTS AND PREFERENCES GREATER THAN THE COMMON STOCK OFFERED THROUGH THIS PROSPECTUS.


     Pursuant to our Articles of Incorporation, as amended and restated, we have 200,000,000 shares of common stock and 10,000,000 shares of preferred stock authorized. As of the filing of this Registration Statement, we have 55,512,100 shares of common stock issued and outstanding and - 0 - shares of preferred stock issued and outstanding. As a result, our Board of Directors has the ability to issue a large number of additional shares of common stock without shareholder approval, which if issued would cause substantial dilution to our then shareholders. Additionally, shares of preferred stock may be issued by our Board of Directors without shareholder approval with voting powers, and such preferences and relative, participating, optional or other special rights and powers as determined by our Board of Directors. As a result, shares of preferred stock may be issued by our Board of Directors which cause the holders to have super majority voting power over our shares, provide the holders of the preferred stock the right to convert the shares of preferred stock they hold into shares of our common stock, which may cause substantial dilution to our then common stock shareholders and/or have other rights and preferences greater than those of our common stock shareholders. Investors should keep in mind that the Board of Directors has the authority to issue additional shares of common stock and preferred stock, which could cause substantial dilution to our existing shareholders. Additionally, the dilutive effect of any preferred stock, which we may issue may be exacerbated given the fact that such preferred stock may have super majority voting rights and/or other rights or preferences which could provide the preferred shareholders with voting control over us subsequent to this offering and/or provide those holders the power to prevent or cause a change in control. As a result, the issuance of shares of common stock and/or preferred stock may cause the value of our securities to decrease and/or become worthless.



WE FACE A RISK OF A CHANGE IN CONTROL DUE TO THE FACT THAT OUR CURRENT OFFICERS AND DIRECTORS DO NOT OWN A MAJORITY OF OUR OUTSTANDING COMMONS STOCK.


     Our current officers and Directors can vote an amount of common stock equal to approximately twenty four percent (24%) of our outstanding common stock. As a result, our officers and Directors may not exercise majority voting control over us and our shareholders who are not officers and Directors of us may be able to obtain a sufficient number of votes to choose who serves as our Directors. Because of this, the current composition of our Board of Directors may change in the future, which could in turn have an effect on those individuals who currently serve in management positions with us. If that were to happen, our new management could affect a change in our business focus and/or curtail or abandon our business operations, which in turn could cause the value of our securities, if any, to decline.


IF OUR COMMON STOCK IS APPROVED FOR TRADING ON THE OVER-THE-COUNTER BULLETIN BOARD, THERE MAY NOT BE A MARKET FOR OUR COMMON STOCK, AND IF THERE IS A MARKET, IT WILL LIKELY BE LIMITED, SPORADIC, AND VOLATILE.

     Subsequent to obtaining effectiveness of this Registration Statement, we hope to have our common stock approved for trading on the Over-The-Counter Bulletin Board ("OTCBB"). If we do obtain approval to trade on the OTCBB, there may not be a market for our common stock, and if there is a market, it will likely be illiquid, highly volatile and not followed by analysts, which could lead to large increases and decreases in the trading value of our common stock, which are not based on our results of operations or the value of our company.

IF OUR COMMON STOCK IS NOT APPROVED FOR TRADING ON THE OVER-THE-COUNTER BULLETIN BOARD, OUR COMMON STOCK MAY NOT BE PUBLICLY TRADED, WHICH COULD MAKE IT
DIFFICULT TO SELL SHARES OF OUR COMMON STOCK AND/OR CAUSE THE VALUE OF OUR COMMON STOCK TO DECLINE IN VALUE.

     In order to have our common stock traded on the OTCBB, which is our current plan, we will need to first clear our outstanding comments with the Securities and Exchange Commission; then obtain a market maker, who will file a Form 15c2-11 with the National Association of Securities Dealers ("NASD"); and clear NASD comments to obtain a trading symbol on the OTCBB. Assuming we clear SEC comments and assuming we clear NASD comments, of which we can provide no assurances, we anticipate receiving a trading symbol and having our shares of common stock traded on the OTCBB in approximately one (1) to two (2) months after the effectiveness of this Registration Statement. In the event we are unable to have this Registration Statement declared effective by the SEC or our Form 15c2-11 is not approved by the NASD, we plan to file a 15c2-11 to trade our shares of common stock on the Pink Sheets. If we are not cleared for trading on the OTCBB and/or in the event we fail to obtain effectiveness of this Registration Statement, and are not cleared for trading on the Pink Sheets, there will be no public market for our common stock and it could be difficult for our then shareholders to sell shares of common stock which they own. As a result, the value of our common stock will likely be less than it would otherwise due to the difficulty shareholders will have in selling their shares. If we are unable to obtain clearance to trade on the OTCBB and/or the Pink Sheets, it will be difficult for us to raise capital and we could be forced to curtail or abandon our business operations, and as a result, the value of our common stock could become worthless.

INVESTORS MAY FACE SIGNIFICANT RESTRICTIONS ON THE RESALE OF OUR COMMON STOCK DUE TO FEDERAL REGULATIONS OF PENNY STOCKS

     Our common stock will likely be subject to the requirements of Rule 15(g)9, promulgated under the Securities Exchange Act as common stock which is considered a "penny stock" under the Securities Exchange Act. Under such rule, broker-dealers who recommend low-priced securities to persons other than established customers and accredited investors must satisfy special sales practice requirements, including a requirement that they make an individualized written suitability determination for the purchaser and receive the purchaser's consent prior to the transaction. The Securities Enforcement Remedies and Penny Stock Reform Act of 1990 also requires additional disclosure in connection with any trades involving a stock defined as a penny stock. The required penny stock disclosures include the delivery, prior to any transaction, of a disclosure schedule explaining the penny stock market and the risks associated with it. Such requirements could severely limit the market liquidity of the securities and the ability of purchasers to sell their securities in the secondary market.

               SPECIAL NOTE REGARDING   FORWARD-LOOKING STATEMENTS

     Some of the information in this document contains forward-looking statements within the meaning of the federal securities laws. You should not rely on forward-looking statements in this Registration Statement. Forward-looking statements typically are identified by use of terms such as "anticipate," "believe," "plan," "expect," "future," "intend," "may," "should," "estimate," "predict," "potential," "continue," and similar words, although some forward-looking statements are expressed differently. All forward-looking statements address matters that involve risk and uncertainties, and there are many important risks, uncertainties and other factors that could cause our actual results, as well as those of the markets we serve, levels of activity, performance, achievements and prospects to differ materially from the forward-looking statements contained in this Registration Statement. You should also consider carefully the statements under "Risk Factors" and other section of this Registration Statement, which address additional facts that could cause our actual results to differ from those set forth in the forward-looking statements. We undertake no obligation to publicly update or review any forward-looking statements, whether as a result of new information, future developments or otherwise.

                                 USE OF PROCEEDS


     We will not receive any proceeds from the resale of shares of common stock by the Selling Stockholders.


                                 DIVIDEND POLICY

     To date, we have not declared or paid any dividends on our outstanding shares. We currently do not anticipate paying any cash dividends in the foreseeable future on our shares of common stock, when issued pursuant to this offering. Although we intend to retain any earnings to finance our operations and future growth, our Board of Directors will have discretion to declare and pay dividends in the future. Payment of dividends in the future will depend upon our earnings, capital requirements and other factors, which our Board of Directors may deem relevant.

                                LEGAL PROCEEDINGS

     Our former President and Director, Richard Clemens, resigned on June 19, 2003, in connection with a dispute with our current officers and Directors. We recently received correspondence from Mr. Clemens claiming that he was owed approximately 4,500,000 shares of Data Call's common stock, as well as certain other amounts in consideration for services rendered to Data Call. Mr. Clemens was originally issued a certificate evidencing 4,500,000 shares of Data Call's restricted common stock in April 2002 in connection with services rendered to Data Call, and which shares we do not treat as outstanding in the outstanding share amounts disclosed throughout this registration statement, as we rescinded such share issuance in light of certain improprieties by Mr. Clemens during his tenure as our Chief Executive Officer, which are explained in greater detail below. While we have previously had correspondence with this individual, we have not entered into any releases or settlement agreements with Mr. Clemens to date and it is possible that Mr. Clemens will bring legal claims against us in the future in connection with monies or shares owed and/or other claims against us. If Mr. Clemens was to bring legal claims against us, we would assert certain counter claims against him, which may include allegations that during the period Mr. Clemens served as our Chief Executive Officer, he falsified documents, made false and misleading statements to shareholders, allegations that Mr. Clemens may have violated US tax laws in connection with his receipt of payments for services from Data Call, and that Mr. Clemens diverted company monies for his own personal use in violation of his duty of loyalty and care which he was to provide to us and our shareholders in connection with his positions as a fiduciary of Data Call. Additionally, our current management believes that Mr. Clemens misappropriated several company computers for his own use prior to his resignation in June 2003, which computers were never returned to the company, despite several requests for their return by Data Call's attorney and current management.

     Mr. Clemens' 4,500,000 shares of Data Call common stock were unilaterally cancelled by Data Call when such improprieties of Mr. Clemens' became known by Data Call's current management team. In connection with such cancellation and the abuses of Mr. Clemens' position as our Chief Executive Officer, we do not believe that Mr. Clemens is owed the 4,500,000 shares which were originally granted in connection with services rendered and do not believe that Mr. Clemens' claims are valid. Even though our management believes that any recovery that Mr. Clemens may be awarded if he were to bring legal proceedings against us would be reduced substantially by Mr. Clemens alleged violations of his duty of care and good faith and misappropriations of company resources and funds (described above), we may still be forced to expend substantial resources on the defense and/or settlement of such claims and as a result, we could be forced to raise additional finances to defend such claims and/or issue Mr. Clemens shares of common stock in settlement of his claims, which may dilute our shareholders, and/or cause us to curtail or abandon our business plan, which could cause any investment in us to become worthless.

     In November 2005, Press Association, Inc., a wholly owned subsidiary of The Associated Press ("Press Association"), filed a petition against our Chief Executive Officer and Director, James Ammons, in the County Court at Law No. 3, in Dallas County, Texas entitled Jim Ammons d/b/a Datacall Wireless Corporation. The petition alleged that Mr. Ammons, d/b/a Data Call Wireless Corporation, purchased goods from Press Association at an agreed price of $33,720.50, which goods, Press Association alleges were never paid for. Press Association alleged that the goods provided to Mr. Ammons were news feeds pursuant to an "Aggregator Current News License Agreement Between Press Association, Inc. and Data Call Wireless Corporation," dated February 13, 2003, in which agreement Press Association agreed to provide certain Associated Press news feeds to Data Call in return for certain monthly fees of between $1,400 and $2,000 per month for the use of the Associated Press feeds. Press Association alleged that Data Call failed to pay the fees required by the agreement for the period between July 2003 and November 2004, although Data Call was being provided the use of the Associated Press feeds during this time period. Press Association alleged that they were due the full amount of the $33,720.50 plus pre and post judgment interest at the rate of 6% and 5% per annum, respectively and reasonable attorney's fees.

     Neither Mr. Ammons nor Data Call filed an answer to Press Association's petition, and as a result, Press Association filed a Motion for Default Judgment against Mr. Ammons d/b/a Datacall Wireless Corporation on March 24, 2006, which motion was granted on March 30, 2006. The Default Judgment was entered in the amount of $33,720.50, together with interest at the rate of 6% per annum from February 1, 2005, plus reasonable attorney's fees in the amount of $6,070, plus interest at the rate of 6.5% per annum until paid.


     Mr. Ammons retained counsel and filed a Notice of Appeal in the Fifth Court of Appeals in Dallas County, Texas on August 7, 2006, Press Association did not file a brief regarding the Notice of Appeal, and instead on October 20, 2006, Mr. Ammons attorney filed a Motion to Set Aside Judgment and Remand Case in the Fifth Court of Appeals in Dallas County, Texas (the "Motion to Set Aside"). The Motion to Set Aside memorialized the terms of an agreement between Press Association, Mr. Ammons and Data Call, whereby Press Association agreed to have the judgment against Mr. Ammons set aside and that the case should be remanded to the trial court so that the proper defendant, Data Call, could be joined in the case and it could be properly litigated. 'We are the proper defendant in the lawsuit, because we entered into the agreement with Press Association, not Mr. Ammons personally. Assuming the Motion to Set Aside is granted by the Court of Appeals, we anticipate either defending the lawsuit by Press Association in the trial court, once such case is set for trial and/or entering into a settlement with Press Association regarding the amounts they claim are owed. As a result, we believe that we may face liability in connection with the Press Association lawsuit in the future.


     Additionally, from time to time, we may become a party to litigation or other legal proceedings that we consider to be a part of the ordinary course of our business.

               DIRECTORS, EXECUTIVE OFFICERS, AND CONTROL PERSONS

     The following table sets forth the name, age and position of each of our Directors and executive officers. Our officers and Directors are as follows:

     NAME          AGE          POSITION
     ----          ---          --------

 James Ammons      53           Chief Executive Officer, Secretary,
                                Treasurer and Director

 Larry  Mosley     55           Chief  Financial  Officer and Director

 Timothy  Vance    39           Director  of  Customer  Support  and
                                Director

JAMES  AMMONS,  CHIEF  EXECUTIVE  OFFICER  AND  DIRECTOR

     James Ammons has served as our Chief Executive Officer, Secretary, Treasurer and Director since May 2002. From May 2001 to April 2002, Mr. Ammons served as our Vice President. From February 1999 to April 2001, Mr. Ammons was the General Manager of QVS Wireless Corporation. From February 1998 to January 1999, Mr. Ammons was General Manager of Federal Data, a credit card processing company. Mr. Ammons works full-time for Data Call.

LARRY  MOSLEY,  CHIEF  FINANCIAL  OFFICER  AND  DIRECTOR

     Mr. Mosley has served as our Chief Financial Officer and Director since October 11, 2004. Since November 1986, Mr. Mosley has been self employed as a Certified Public Accountant. From September 1985 to November 1986, Mr. Mosley was Vice President for Fiscal Affairs of Hargest College in Houston Texas. From July 1983 to September 1985, Mr. Mosley worked as a Management Consultant at Alexander Grant & Co. (now Grant Thornton) in Houston, Texas. From January 1981 to July 1983, he served as an auditor at Ernst & Whitney (Now Ernst & Young) in Houston, Texas. Mr. Mosley received a degree in Business Administration and Accounting from Texas Southern University in 1980. He has been a Certified Public Accountant since 1984. Effective January 1, 2006, we entered into a three year renewable employment contract with Mr. Mosley, as described below under "Employment Agreements." Since January 1, 2006, Mr. Mosley has worked approximately twenty-five hours per week for Data Call. Mr. Mosley filed for Chapter Seven Bankruptcy in the Houston Division of the US Bankruptcy Court for the Southern District of Texas in December 2004. The case and discharged debts were discharged on April 26, 2005.

TIMOTHY  VANCE,  DIRECTOR

     Timothy Vance has served as one of our Directors since June 2003. However, Mr. Vance has been part of the Data Call Technologies, Inc. management team since our inception. Before working for us, from January 2000 through January 2001 Mr. Vance was employed at QVS Wireless Corporation, where his employment consisted of general office duties. From December 1987 to June 2000, Mr. Vance worked at World Ship Supply, as a General Manager. From January 1986 to December 1986, Mr. Vance worked at Xerox Corp. as a service technician. Effective January 1, 2006, we entered into a three year renewable employment contract with Mr. Vance, as described below under "Employment Agreements." Mr. Vance works full time for Data Call. Mr. Vance filed for Bankruptcy in October 2002.

     Our Directors are elected annually and hold office until our annual meeting of the shareholders and until their successors are elected and qualified. Officers will hold their positions at the pleasure of the Board of Directors, absent any employment agreement. There are no family relationships among our officers and Directors. Our officers and Directors may receive compensation as determined by us from time to time by vote of the Board of Directors. Such compensation might be in the form of stock options. Vacancies in the Board are filled by majority vote of the remaining Directors. Directors may be reimbursed by us for expenses incurred in attending meetings of the Board of Directors.

 EMPLOYMENT  AGREEMENTS

     Effective October 1, 2005, we entered into employment agreements with Timothy Vance to serve as our Director of Customer Support and Larry Mosley to serve as our Chief Financial Officer. On February 13, 2006, we entered into Addendums to those agreements, to change the effective date of such agreements from October 1, 2005, to January 1, 2006. The employment agreements have a term of three years and are renewable for successive one-year terms at the mutual acceptance of us and each executive. Mr. Mosley is entitled to receive a salary of $75,000 per year that he is employed under his agreement and Mr. Vance is entitled to receive a salary of $80,000 per year that he is employed under his agreement. Additionally, both Mr. Vance and Mr. Mosley are entitled to reimbursement for business expenses incurred in connection with their employment, not to exceed $500, without our prior approval. Additionally, Mr. Vance and Mr. Mosley are entitled to up to $500 per month to be used for car payments on a car to be used in connection with employment under the employment agreements.

     While under their employment agreements, Messer's Vance and Mosley are entitled to receive a salary of $80,000 and $75,000 per year, respectively, the full amount of these salaries have not been paid to Messer's Vance and Mosley to date, and the majority of such salaries is being accrued by Data Call until such time as Data Call has sufficient resources and revenues to pay such salaries (and accrued and unpaid amount).

     On February 8, 2006, with an effective date of January 1, 2006, we entered into an employment agreement with James Ammons to serve as our Chief Executive Officer and President. Mr. Ammons' employment agreement has a term of five (5) years, and is renewable for successive one-year terms. Mr. Ammons is entitled to a different "Yearly Salary" depending on the year which Mr. Ammons is employed under his employment agreement. Mr. Ammons' first Yearly Salary (for the yearly period from January 1, 2006 to December 31, 2006) is $120,000, and his Yearly

Salary increases 5% per year (rounded to the nearest dollar) for each additional year Mr. Ammons is employed pursuant to his employment agreement, for example, Mr. Ammons' Yearly Salary for the second year of his employment agreement (the period from January 1, 2007 to December 31, 2007) is $126,000 ($120,000 +
($120,000 x .05)). In the event Mr. Ammons' employment agreement is automatically renewed for successive one-year periods, Mr. Ammons salary will continue to increase by 5% each year he is employed.

     All of the executive employment agreements contain confidentiality clauses, stating that we have ownership rights to any intellectual property created Mr. Vance, Mr. Mosley or Mr. Ammons in connection with their employment under the employment agreements. Additionally, the employment agreements provide that for a period of nine months (12 months under Mr. Ammons agreement) following their termination from employment with us, no executive will directly or indirectly serve in certain capacities with any of our competitors in Harris County, Texas, or any of the surrounding counties.

     Additionally, under the executive employment agreements, we agreed to indemnify and hold harmless the executives, their nominees and/or assigns against any and all losses, claims, damages, obligations, penalties, judgments, awards, liabilities, costs, expenses and disbursements (incurred in any and all actions, suits, proceedings and investigations in respect thereof and any and all legal and other costs, expenses and disbursements in giving testimony or furnishing documents in response to a subpoena or otherwise), including without limitation, the costs, expenses and disbursements, as and when incurred, of investigating, preparing or defending any such action, suit, proceeding or investigation that is in any way related to their employment with us (whether or not in connection with any action in which they are a party). Such indemnification does not apply to acts performed by the executives, which are criminal in nature or a violation of law.

     The  executive  employment  agreements  terminate:

     (a) in the event the executive suffers an injury, illness, or incapacity of such character as to prevent him from performing his duties without reasonable accommodation for a period of more than thirty (30) consecutive days upon us giving at least thirty (30) days written notice of termination to him;

     (b)  upon  the  death  of  the  executive;

     (c) at any time because of, (i) the conviction of executive of an act or acts constituting a felony or other crime involving moral turpitude, dishonesty or theft or fraud; or (ii) his gross negligence in the performance of his duties hereunder; or

     (d) additionally, the executive may terminate his employment for "good reason" by giving us ten (10) days written notice if: (i) he is assigned, without his express written consent, any duties materially inconsistent with his positions, duties, responsibilities, or status with us, or a change in his reporting responsibilities or titles as in effect as of the date hereof; (ii) his compensation is reduced; or
          (iii) we do not pay any material amount of compensation due hereunder and then fail either to pay such amount within the ten (10) day notice period required for termination hereunder or to contest in good faith such notice.

     In the event Mr. Vance's or Mr. Mosley's employment is terminated under (a) through (d) above, either of them is entitled to all compensation earned by him through the date of his termination. Additionally, Mr. Vance may be terminated at any time without cause, provided that we pay him a one-time lump sum payment payable within 30 days of his termination without cause of the total amount of salary remaining to be paid under his employment agreement. Mr. Mosley cannot be terminated without cause.

     Mr. Ammons employment agreement may also be terminated without cause, provided that in the event Mr. Ammons employment is terminated with cause or for good reason, Mr. Ammons shall be entitled to receive a lump sum payment of 150% of his Yearly Salary (as defined above) then in effect.

     Mr. Ammons employment agreement provides that Mr. Ammons may be provided a car allowance by us, not to exceed $600 per month. In consideration for Mr. Ammons entering into his employment agreement, we agreed to grant him options to purchase 3,000,000 shares of our common stock at $0.10 per share. The options vested immediately upon Mr. Ammons entry into his employment agreement, and expire on February 8, 2011. The options also contain a cashless exercise provision, whereby Mr. Ammons can pay for the exercise of the options in shares of our common stock.

                    SECURITY OWNERSHIP OF CERTAIN BENEFICIAL
                              OWNERS AND MANAGEMENT


     The following table provides the names and addresses of each person known to own directly or beneficially more than a 5% of the outstanding common stock (as determined in accordance with Rule 13d-3 under the Exchange Act) as of October 10, 2006 and by the officers and Directors, individually and as a group. Except as otherwise indicated, all shares are owned directly.


                                       Shares  Beneficially  Owned
                                           Prior  to  Offering
Name  and  Address  of                 ---------------------------
Beneficial  Owner                   Shares               Percent(1)
----------------------            -----------            ----------

JAMES AMMONS                       12,000,000(2)            20.5%(3)
  CEO, Treasurer,
  Secretary and Director
  600 Kenrick, Suite B-12
  Houston, Texas 77060


MILFORD & RUTH MAST                 7,466,000               13.4%
  466 N. Manor Rd.
  Elverson, PA 19520

TIMOTHY VANCE                       1,000,000                1.8%
  Director of Customer Support
  and Director
  600 Kenrick, Suite B-12
  Houston, Texas 77060

                                      -25-

LARRY MOSLEY                        1,000,000                1.8%
  CFO and Director
  600 Kenrick, Suite B-12
     Houston, Texas 77060
==============================   =============           =========

ALL THE OFFICERS AND DIRECTORS     14,000,000               23.9%(3)
     AS  A  GROUP  (3  PERSONS)




(1) Using 55,512,100 shares outstanding as of October 20, 2006, which amount does not include the exercise of any outstanding warrants or options.



(2) Includes 9,000,000 shares of common stock held by Mr. Ammons and 3,000,000 Options for shares of our commons stock held by Mr. Ammons (described above in greater detail under "Directors, Executive Officers and Control Persons").



(3) Using 58,512,100 shares outstanding, which number includes the full exercise of Mr. Ammons 3,000,000 Options.



                      INTEREST OF NAMED EXPERTS AND COUNSEL

     David  M.  Loev,  Attorney  at Law who prepared this Form SB-2 Registration
Statement,  is  the  beneficial  owner  of 1,000,000 shares of our common stock.

EXPERTS

     Our audited financial statements for the years ending December 31, 2005, and 2004, included in this Prospectus have been prepared by R.E. Bassie and Company, certified public accountants, our independent auditors, as stated in their report appearing herein and have been so included in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

                    INDEMNIFICATION OF DIRECTORS AND OFFICERS

     The Nevada Revised Statutes and our Articles of Incorporation, as amended, allow us to indemnify our officers and Directors from certain liabilities and our Bylaws state that we shall indemnify every (i) present or former Director, advisory Director or officer of us, (ii) any person who while serving in any of the capacities referred to in clause (i) served at the our request as a Director, officer, partner, venturer, proprietor, trustee, employee, agent or similar functionary of another foreign or domestic corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, and (iii) any person nominated or designated by (or pursuant to authority granted by) the Board of Directors or any committee thereof to serve in any of the capacities referred to in clauses (i) or (ii) (each an "Indemnitee").

     Our Bylaws provide that we shall indemnify an Indemnitee against all judgments, penalties (including excise and similar taxes), fines, amounts paid in settlement and reasonable expenses actually incurred by the Indemnitee in connection with any proceeding in which he was, is or is threatened to be named as defendant or respondent, or in which he was or is a witness without being named a defendant or respondent, by reason, in whole or in part, of his serving or having served, or having been nominated or designated to serve, if it is determined that the Indemnitee (a) conducted himself in good faith, (b) reasonably believed, in the case of conduct in his Official Capacity, that his conduct was in our best interests and, in all other cases, that his conduct was at least not opposed to our best interests, and (c) in the case of any criminal proceeding, had no reasonable cause to believe that his conduct was unlawful; provided, however, that in the event that an Indemnitee is found liable to us or is found liable on the basis that personal benefit was improperly received by the Indemnitee, the indemnification (i) is limited to reasonable expenses actually incurred by the Indemnitee in connection with the Proceeding and (ii) shall not be made in respect of any Proceeding in which the Indemnitee shall have been found liable for willful or intentional misconduct in the performance of his duty to us.

     Except as provided above, the Bylaws also provide that no indemnification shall be made in respect to any proceeding in which such Indemnitee has been (a) found liable on the basis that personal benefit was improperly received by him, whether or not the benefit resulted from an action taken in the Indemnitee's official capacity, or (b) found liable to us. The termination of any proceeding by judgment, order, settlement or conviction, or on a plea of nolo contendere or its equivalent, is not of itself determinative that the Indemnitee did not meet the requirements set forth in clauses (a) or (b) above. An Indemnitee shall be deemed to have been found liable in respect of any claim, issue or matter only after the Indemnitee shall have been so adjudged by a court of competent jurisdiction after exhaustion of all appeals therefrom. Reasonable expenses shall, include, without limitation, all court costs and all fees and disbursements of attorneys for the Indemnitee. The indemnification provided shall be applicable whether or not negligence or gross negligence of the Indemnitee is alleged or proven.



                             DESCRIPTION OF BUSINESS

                                BUSINESS HISTORY
                                ----------------

     Data Call Technologies, Inc. ("Data Call," "we," "us") was incorporated on April 4, 2002, as Data Call Wireless. We subsequently filed Articles of Amendment with the Nevada Secretary of State and changed our name to Data Call Technologies on June 19, 2003. On March 1, 2006, we filed Amended and Restated Articles of Incorporation with the Secretary of State of Nevada to change our name to Data Call Technologies, Inc., and to increase the authorized shares of common stock to 200,000,000 shares and to authorize 10,000,000 shares of preferred stock.

     Three of our officers and Directors, James Ammons, Timothy Vance and James Tevis, were previously employed by QVS Wireless Corporation, a Nevada corporation ("QVS"), which specialized in wireless data management systems and technology, previous to our formation. Those individuals left QVS to help form Data Call in the spring of 2002. Subsequent to those individuals leaving QVS, QVS filed litigation against us, Mr. Ammons, Mr. Tevis, Mr. Vance and our previous officers and Directors, Richard Clemens and Derek Argo, alleging breach of contract, breach of fiduciary duty, usurping corporate opportunities, fraud, negligent misrepresentation, tortuous interference, and conversion against those individuals and us.

     On August 12, 2002, we, Mr. Ammons, Mr. Vance, Mr. Tevis and QVS entered into a "Side Letter Agreement Made August 12, 2002," which provided for us to pay QVS $20,000 in monthly installments of $2,500 per month and to return $38,000 to Dr. Carl Hoffman in connection with his investment in us.

     Effective August 12, 2002, we, Mr. Ammons, Mr. Tevis and Mr. Vance entered into a Settlement Agreement and Mutual Release with QVS, whereby the parties agreed to release each other from all claims or causes of action, suits, proceedings, torts, debts, sums of money, accounts, contracts, controversies, damages, known or unknown, then existing and/or thereafter arising. Pursuant to the Settlement Agreement and Mutual Release, the parties agreed to file an Agreed Permanent Injunction in connection with the pending legal suit, we agreed to assign and release to QVS the domain name www.qvswireless.com, refrain from selling, leasing, marketing or distributing QVS's products, communicating with QVS's shareholders regarding matters related to QVS, and soliciting, contacting or communicating with any of QVS's vendors and/or clients. On June 13, 2003, QVS granted us a Full and Final Release of all claims known or unknown against us and we agreed to pay QVS $2,000 and to assign all of our ownership rights to the "Copy/CallQ-Trac" system to QVS. Additionally, we agreed to issue Dr. Hoffman 500,000 shares of our common stock in lieu of the $38,000 he was owed in connection with the Side Letter Agreement entered into in August 2002. All amounts pursuant to the Settlement Agreement and Mutual Release have been paid to date.

     In June 2002, our Chief Executive Officer transferred approximately 40 QVS shareholders an aggregate of approximately 4,610,000 shares of our restricted common stock in consideration for each of those QVS shareholders signing a Release, whereby they agreed to release us, our Chief Executive Officer, James Ammons, and our officers and Directors and employees from any and all claims, rights, obligations, demands and causes of action arising from or relating to QVS.

     In May 2006, we entered into a Settlement Agreement and Mutual Release ("Settlement"), with a shareholder of Data Call, Sayda Hernandez. Pursuant to the Settlement, Ms. Hernandez agreed to return 200,000 restricted shares of our common stock, which she held, to us for cancellation and we agreed to pay Ms. Hernandez an aggregate of $20,000 ($0.10 per share). We and Ms. Hernandez also agreed to release, acquit and forever discharge each other, and our agents, servants, representatives, attorneys successors (and in Ms. Hernandez's release of Data Call, Data Call's current and former officers and Directors), from any and all rights, obligations, claims, demands and causes of action, whether in contract, tort, under state and/or federal law, or state and/or federal securities regulation, whether asserted or unasserted, known or unknown, arising from or relating to Ms. Hernandez's August 30, 2002, subscription in Data Call. We subsequently repaid Ms. Hernandez $20,000 and cancelled the 200,000 restricted shares of common stock which we had previously sold to Ms. Hernandez. Although Ms. Hernandez was a non-accredited investor who may have been sold shares without adequate risk factor and business disclosure, similar to the shareholders who were offered rescission through our Rescission Offer, she was not included in the Rescission Offer, and her Settlement with Data Call was a separate transaction from the Rescission Offer, explained in greater detail above.

     On June 19, 2006, with an effective date of June 1, 2006, we entered into an Employment Agreement with Everett Poe, our Vice President of Sales (which is a non-executive position). The Employment Agreement has a term of three years, during which time Mr. Poe is to earn $80,000 per year. The termination terms and conditions of Mr. Poe's Employment Agreement are similar to the terms and conditions of our executive Employment Agreements, described above. In connection with and pursuant to our entry into the Employment Agreement with Mr. Poe, we agreed to grant Mr. Poe warrants to purchase up to 500,000 shares of our common stock, which warrants have an exercise price of $0.10 per share. The warrants vest to Mr. Poe as follows, 166,666 warrants on June 1, 2007; 166,667 warrants on June 1, 2008; and 166,667 warrants on June 1, 2009. The warrants expire upon the earlier of the third anniversary of the date which the warrants vest to Mr. Poe, or upon the expiration of thirty days after the termination as an employee of Data Call.


                               BUSINESS OPERATIONS
                               -------------------

     We currently offer our Direct Lynk Messenger service to customers through the Internet. The Direct Lynk Messenger Service is a streaming Digital Signage product and real-time information service which provides "cafeteria-style" client selection (via our website, www.datacalltech.com) of a wide range of up-to-date information, as well as custom messaging services for display. The Direct Lynk Messenger service is able to work as a stand alone service for customers' displays, and/or to work concurrently with customers' existing digital signage.

     Digital Signage is a relatively new and exciting method advertisers can use to promote, inform, educate, and entertain clients and customers about their businesses and products. Through Digital Signage, companies and businesses can use a single television or a series of flat screen televisions to market their services and products on site to their clients and customers in real time. Additionally, because Digital Signage advertising takes place in real time, businesses can change their marketing efforts at a moments notice. We believe this real time advertising better allows companies to tailor their advertising to individual customers, and thereby advertise and sell inventory which appeals to those individual customers, thereby increasing sales and revenues. Benefits to Digital Signage compared to regular print or video advertising include, being able to immediately change a digitally displayed image or advertisement depending on the businesses current clients and customers, and not getting locked into print advertising days or months in advance, which may become stale or obsolete prior to the advertising date of such print advertising.


     Data Call specializes in allowing its clients to create their own Digital Signage advertising on the fly, through a portal on its website, www.datacalltech.com. Our clients are able to pick and choose which of our text feeds (described below) they would like to stream from our website, across the Internet, to television sets at their establishments. The only requirements our clients must have are 1) a supported third party video decoder box, which receives the data stream from our website via the Internet and converts that data stream into video images which are then displayed on a television set and
2) an Internet connection. The Direct Lynk System is supported by various third party video decoder boxes, which usually cost between $500 and $2,000, such as those marketed by MagicBox, Inc. ("Magicbox"), Texas Digital Systems, Inc., ChyTV, Scala, Adaptive LED, 3M Company, Keywest Technologies and Vertigo X Media, which are about the size of a standard VCR and which convert the digital signal received from the Internet into text and graphics which can be displayed on a standard television screen. As explained in greater detail below, we currently have dealer agreements in place with ChyTV and Keywest Technologies and a reseller agreement in place with Texas Digital Systems, Inc. Our information can either stream across the bottom, top or sides of the screen, depending on the customers preferences.

     Our clients are able to select which of the streaming text feeds they wish to stream from our website to their televisions, which can be displayed at the bottom, top or side of a television screen. Clients can have their televisions on any channel or show video from any source, including VCRs and DVDs, and can add the Direct Lynk stream to the top or bottom of such signal without interrupting the original video being displayed. In this way, the Direct Lynk System adds to information already being displayed on televisions at a client's establishment.

     The Direct Lynk System not only allows customers to select from the pre-determined streaming information services described below, but also allows customers to add their own user defined text messages and advertising to the streaming data feed, by picking and choosing what information they would like to stream to their televisions. The client can therefore have any text they would like stream across predefined television screens at a moments notice, and pick which individual locations and which televisions they would like to receive our feeds. For example, an individual who owns a bar may wish to offer a specialized drink special during the final minutes of a football game, and by quickly entering the drink special and message into our website during the game, which caters specifically to the current patrons he has, that individual would be able to broadcast that message to any or all of their televisions almost instantaneously and take advantage of the customers that he has at that moment. Similarly, an individual who owns a supermarket with televisions throughout to advertise items for sale, may notice that certain of his fruit products are nearing their expiration date, and by broadcasting a message over the television sets may be able to sell those fruit products at a discount before they spoil, saving himself money in the long run.

     The current types of information, which a client is able to stream through to their televisions through the Direct Lynk System include:

     o Headline News top world and national news headlines (six headlines updated every 30 minutes);

     o Business News top business headlines (six headlines updated every 30 minutes);

     o Financial Highlights world-based financial indicators (ten indicators updated every 30 minutes during NYSE market hours);

     o Entertainment News top entertainment headlines (six headlines updated every 30 minutes);

     o Science News top science headlines (six headlines updated every 30 minutes);

     o Quirky News Bits latest off-beat news headlines (six headlines updated every 30 minutes);

     o Sports Headlines top sports headlines (six headlines updated every 30 minutes)

     o Latest Sports Lines - latest sports odds for NFL, NBA, NHL, NCAA Football and NCAA Basketball (currently set by Sportsbook.com, but subject to change);

     o National Football League latest game schedule (updated once per day) and in-game updates (updated continuously);

     o National Basketball Association - latest game schedule (updated once per day) and in-game updates (updated continuously);

     o Major League Baseball - latest game schedule (updated once per day) and in-game updates (updated continuously);

     o National Hockey League - latest game schedule (updated once per day) and in-game updates (updated continuously);

     o NCAA Football - latest game schedule (updated once per day) and in-game updates (updated continuously) ;

     o NCAA Men's Basketball - latest game schedule (updated once per day) and in-game updates (updated continuously);

     o Professional Golf Association top 10 leaders continuous updated throughout the four-day tournament;

     o NASCAR top 10 race positions updated every 20 laps throughout the race;

     o    Computer  industry  news;

     o    Listings  of  the  day's  horoscopes;

     o    Listings  of  the  birthdays  of  famous  persons  born  on  each day;

     o    Amber  alerts;

     o    Listings  of  historical events which occurred on each day in history;
          and


     o    Localized  Traffic  and  Weather  Forecasts.


     In addition to the above information categories and the client-generated messages, we may, at our discretion, include a Public Service Announcement, third-party advertisement (for additional revenue streams) and/or a Data Call tag line to our streaming text advertising in the future.


     We believe that we provide our live content to most of the major digital signage providers in the industry, and such statements have been echoed on the website of Midago.com, which is affiliated with Ariamedia Corporation, whom we have entered into a Letter of Intent in December 2005, which is described in greater detail below. Ryan Thompson is the President of Ariamedia. Ryan Thompson is one of our Selling Security Holders. The reasons for our belief comes from the fact that we supply our Direct Lynk feeds to the majority of companies which we believe are the major companies providing digital signage technology to the marketing industry, including Texas Digital, KeyWest Technology, ChyTV and VertigoXmedia, with whom we have entered into reseller agreements, as explained below.



     As of August 21, 2006, we have approximately sixteen clients who pay us subscription fees in connection with our Direct Lynk feeds, which subscription fees totaled $38,647 for the three months ended September 30, 2006 and $55,112 for the nine months ended September 30, 2006.



                               MATERIAL CONTRACTS
                               ------------------


     We receive the information which we stream to our end-users from United Press International ("UPI"), with whom we entered into a "Headlines Distributor Agreement" in July 2005 (the "Distributor Agreement"). The Distributor Agreement grants us a non-exclusive license to use and distribute certain new headlines and other information to our end-users. The effective date of the Distributor Agreement was July 1, 2005, and the Distributor Agreement had a one
(1) year term, which renewed automatically on July 1, 2006, and continues to renew for additional one (1) year terms if we do not provide UPI notice of our intent to not automatically renew such Distributor Agreement prior to sixty (60) days before the end of the current term. Pursuant to the Distributor Agreement, we agreed to pay UPI a $500 monthly fee for use of UPI's information. UPI may cancel the Distributor Agreement at any time, with sixty days notice to us, or within fifteen days of any violation by us of any term of the Distributor Agreement and we are able to cancel the agreement upon a default by UPI, which occurs if UPI fails to deliver the headlines and other information to us after thirty days of written notice of such failure, upon thirty days written notice of our intent to terminate the agreement. We also agreed to pay UPI certain royalty payments in connection with the distribution of the information received from UPI pursuant to the Distributor Agreement, which payment we agreed to provide to UPI within thirty days of the end of any month in which we earn subscription fees. These royalty payments are equal to $6 per end-user screen per month which is payable along with the $500 monthly fee.



     Pursuant to the Distributor Agreement, a default under the agreement occurs if we fail to make timely payments under the agreement when due, assign the agreement or the rights to the agreement to any parties (other than as provided in the agreement), if we fail to cure any violation of any provision of the agreement within thirty days of receiving such notice of violation from UPI, if we appoint or are appointed a receiver or trustee in bankruptcy and such petition in bankruptcy is not dismissed within thirty (30) days. If we default under the agreement, UPI may terminate the agreement with fifteen (15) days prior written notice and recover any or all of the following from us, any payments due under the agreement, the total amount of fees remaining due to UPI pursuant to the terms of the agreement for the months remaining under the agreement when such agreement is cancelled (minus any amount UPI saves by cancelling the agreement), all costs and expenses of collection, including reasonable attorneys' fees and any and all other damages under law. Any accrued and unpaid fees outstanding under the agreement are due within thirty (30) days of any termination of the agreement by us or UPI. Additionally, if we fail to pay any amounts under the agreement when due, UPI has the right to charge us 1.5% interest on such amounts per month until paid.



     In December 2005, we entered into a Letter of Intent with Ariamedia Corporation, whereby we agreed to retain Ariamedia to provide creative services to us in the future, which creative services have not been finalized or agreed upon, but which may include print and graphic design, web graphic design, interactive and animation design, if we choose to enter into a definitive agreement with Ariamedia. Pursuant to the Letter of Intent, we agreed to pay Ariamedia an aggregate of $130,000 in connection with the creative services, if we choose to enter into a definitive agreement with Ariamedia, which we have not entered into to date. Additionally, we paid Ariamedia a retainer of $25,000 at such time as we entered into the Letter of Intent. No final agreement has ever been entered into with Ariamedia to date and we do not anticipate entering into such final agreement until our revenues increase substantially.


     We also entered into a distribution agreement with Midwest Airlines, Inc. ("Midwest"), with an effective date of January 16, 2006, renewable for successive one (1) year periods thereafter. The distribution agreement is able to be terminated by Midwest with thirty (30) days written notice to us. The distribution agreement with Midwest currently provides us approximately $1,000 per year in subscription fees.

     In March 2006, we entered into an agreement with a platform developer, Mindmatics LLC/plan_b media AG, ("Mindmatics"), a company which merges various software applications for use on related existing applications and devices, in connection with a distribution agreement, which allows us to transfer our Direct Lynk System streaming text feed to cell phones equipped with Internet access. The platform developer in turn has agreements with various cell phone companies, which allows us to provide our streaming text feed to cell phones equipped with Internet access both in the United States and Europe. Revenue pursuant to this contract may be generated two different ways, (1) the cell phone carrier may choose to bill the end user directly for this service, which monthly fee will be split between the carrier, the platform developer and us; or (2) the cell phone carrier may choose to contract with the platform developer and broadcast a small piece of information to all of its subscribers at a small per customer cost, which fee would then be split between the platform developer and us. Pursuant to the agreement, which has a term of twenty-four (24) months, ending on April 1, 2008, we are to receive 45% of the revenue generated by the use of our technology by Mindmatics. On August 1, 2006, we entered into the first amendment to the agreement with Mindmatics, whereby we agreed that we would receive a one (1) time fee of $1,500 in connection with the licensing of our technology by Mindmatics to the Weekly Motorsport Alert for the period of twelve
(12) months, in addition to the 45% of the revenues which was provided in the original agreement. We have not received any funds in connection with our agreement with Mindmatics to date.

     On March 13, 2006, we entered into an End-User Agreement with Arena Media Networks ("Arena"), which provides television and advertising displays and content to various sports arenas around the country, to provide our Direct Lynk System to Arena for a term of one (1) year (renewable for successive one year terms). Arena agreed to pay us approximately $1,350 per month for the use of our feeds in its arenas. Each party is able to terminate the agreement upon the breach of any provision of the agreement, by providing the other party notice and upon the other party's failure to cure such breach within thirty (30) days of the date notice was given. The effective date of the agreement was April 2, 2006. Arena provides digital signage services to numerous sports arenas, including Shea Stadium, Yankee Stadium, US Cellular Field, Comerica Field, Fenway Park, Joe Robbie Stadium, Conseco Fieldhouse, the SBC Center in San Antonio, the Target Center in Minnesota and the Toyota Center in Houston, among others.

     In March 2006, we entered into an agreement with GSA Awards, Inc., to provide us services in connection with us obtaining a federal supply contract number and to help us procure sales through the General Services Administration.

The agreement has a five (5) year term, unless we reach sales goals of $200,000 per year or $1,000,000 in aggregate sales, at which time we have agreed to restructure the contract. We paid GSA $16,500 upon our execution of the agreement and agreed to pay GSA a fee of 10% of any sales we generate through our relationship with GSA during the life of the contract. We have not generated any sales through the GSA contract to date and have therefore not paid GSA any additional fees. If the contract is terminated by GSA prior to the end of the term of the agreement for our breach of the agreement or misrepresenting our products, GSA will be entitled to any fees generated through the original terms of the agreement for a period of one (1) year following such termination.


     We have also entered into reseller agreements with various parties including Richardson Electronics, The Elevator Channel, KeyWest Technology, VertigoXmedia, and ChyTV, whereby those parties agreed to sell our Direct Lynk System to their customers in consideration for certain sales commissions to be paid to such resellers in connection with such sales, which resale agreements provide for the resellers to be paid a fee of up to 25% of the fees they receive through the sale of our technology in connection with such resales. A sample of our standard reseller agreement is incorporated by reference as an exhibit to this Registration Statement.



     In June 2006, we entered into a reseller agreement with Texas Digital Systems, Inc., a Texas corporation, whereby we agreed to resell certain of Texas Digital's technology, including television screens, hardware and video decoder boxes and cabling. We plan to work with Texas Digital through the reseller agreement to create synergies between Texas Digital and ourselves, because Texas Digital manufactures the actual hardware components which will broadcast our Direct Lynk System and we believe that it would be beneficial to us to refer Texas Digital certain of our clients in need of hardware systems and displays and that Texas Digital may in turn refer us certain of their clients in need of data feeds. While the agreement is termed a "reseller agreement" we will not be marketing Texas Digital's products as a reseller, but will simply keep them in mind whenever any of our clients need hardware or television screens suitable to display our products. The term of the agreement is until June 8, 2007, unless terminated prior to that date by either party. Under the agreement we are not to be compensated by Texas Digital directly, but instead will receive a discount from Texas Digital on the prices they normally charge for their products, which products we will then resell to our customers in connection with the Direct Lynk system. The agreement may be terminated at any time without cause by either Texas Digital or us by providing the non-terminating party thirty (30) days written notice of such intent to terminate.


                                  RECENT EVENTS
                        --------------------------------

     In July 2006, we sold an aggregate of 2,000,000 shares of common stock to an accredited investor for consideration of $200,000 or $0.10 per share. Additionally, in connection with the investor's purchase, we granted the investor warrants to purchase 200,000 shares of our common stock at $0.50 per share, which warrants are exercisable until July 24, 2009.

     In August 2006, we entered into an agreement with Traffic.com, which we have not received a signed copy of from Traffic.com to date, whereby we received a license from Traffic.com to rebroadcast via our Direct Lynk Messenger system, certain of Traffic.com's traffic and traffic related information. Pursuant to the agreement, we agreed to display Traffic.com's logo and phone number along with any traffic information we may display through our technology. The agreement is in effect until August 14, 2008, at which time it shall renew for additional one (1) year terms, unless either party gives notice to the other of its intent to terminate the agreement prior to ninety (90) days before the end of the term. All fees generated by us under the agreement will be split 50/50 with Traffic.com, however, in the event that we sell the Traffic.com information through a separate platform provider, the revenue will be split 40% to Traffic.com, 25% to us and 35% to a secondary seller. We have not generated any fees under the Traffic.com agreement to date, and although we have not received a signed copy of the agreement from Traffic.com, we believe that such contract is final and has been accepted by Traffic.com. Customers under the Traffic.com agreement will be charged as follows:



                          One  time          Annual  Fee For         Annual Fee for  Both  the
#  of  Displays         License  Fee      Only the Traffic Feed    Traffic  and  Weather  Feeds
------------------     -------------      ---------------------    ----------------------------

   1-5                      $69.96               $155.40                   $239.40
  6-100                    $149.95               $143.40                   $227.40
 101-500                   $695.00               $131.40                   $215.40
 501-999                   $995.00               $119.40                   $203.40
  1000+                  $1,995.00               $107.40                   $191.40


For instance, if a customer who we have a direct relationship with desires to display the traffic feed from Traffic.com on 120 different screens, they would have to pay a one time license fee of $695.00 (of which we would receive 50% of or $347.50 pursuant to the terms of the agreement), as well as an annual fee of $131.40 (of which we would receive 50% of or $65.70).



     On September 6, 2006, we entered into a Services Agreement with 3M Company. Pursuant to the Services Agreement, we agreed to supply 3M the use of our Direct Lynk Messenger technology. The Services Agreement has a term of two (2) years, unless terminated earlier due to either parties failure to cure a breach under the Services Agreement within thirty (30) days of such breach, either party fails to meet its financial obligations, or is otherwise unable to complete its requirements under the agreement without unavoidable delay for at least thirty days. Pursuant to the Services Agreement, we agreed that 3M would pay us the prices set forth in the agreement (which have been withheld for confidentiality purposes from the exhibit attached hereto in accordance with our prior agreement with 3M) and 3M would reimburse us for any out of pocket expenses in connection with the agreement at our actual cost. Pursuant to the agreement, all materials made available to us by 3M in connection with the services we will provide will remain the property of 3M. We also agreed to maintain at our cost, commercial general liability insurance of at least $2,000,000 per occurrence, if available to us, professional liability insurance of at least $2,000,000 per occurrence, worker's compensation insurance and employer's liability insurance of at least $500,000 per occurrence, which insurance we have obtained to date. We also agreed to indemnify 3M and its affiliates, successors and assigns against any claims brought in connection with our failure to comply with the agreement, and/or any third party claims related to our performance of our obligations under the agreement. The Services Agreement had a confidentiality provision, whereby we agreed to keep 3M's obligations under the agreement confidential and disclose the information in the 3M agreement only as necessary. The Services Agreement creates an independent contractor relationship between us and 3M.

     On September 18, 2006, we entered into a Settlement Agreement and Mutual Release with our former employee, Terry Breedlove. Pursuant to the Settlement Agreement and Mutual Release, Mr. Breedlove agreed to return 3,000,000 of the 5,000,000 shares which he held to us for cancellation, and to resign as our employee, and Mr. Breedlove agreed to release us, our officers, directors, attorneys, agents, assigns, representatives and successors, from all rights, obligations, claims, demands, causes of action, whether in contract or tort, or under federal or state law or pursuant to the securities regulations, relating to Mr. Breedlove's employment to us, including all obligations arising there from and/or conduct of our officers, directors, agents or assigns relating to Mr. Breedlove's employment with us. In consideration for the cancellation of the shares by Mr. Breedlove, we agreed to release and forever discharge Mr. Breedlove and his agents, representatives and assigns from any and all rights, obligations, claims, demands and causes of action, whether in contract, tort, under state or federal law or federal securities regulations relating to Mr. Breedlove's employment. However, pursuant to the Settlement and Mutual Release, we reserved the right to bring claims and/or litigation against Mr. Breedlove in the future in the event that any actions taken by Mr. Breedlove during his employment with us are determined in our reasonable belief to be fraudulent or illegal and/or if we are brought into any legal proceeding relating to Mr. Breedlove's employment. Although the Settlement and Mutual Release Agreement was entered into on September 18, 2006, Mr. Breedlove's shares of common stock were not returned to us for cancellation until the end of September 2006, and the cancellation of the shares was not affected until October 2006. Therefore, the 3,000,000 shares are treated as outstanding in the unaudited financial statements attached to this filing as of September 30, 2006.



     In October 2006, we sold an aggregate of 500,000 shares of common stock to an accredited investor, with whom we had a previously existing relationship, for
consideration  of  $50,000  or  $0.10  per   share,  which shares have not been
issued to date, but have been included in the number of outstanding shares used throughout his amended Registration Statement.



     In October 2006, we obtained a $50,000 loan from Milford Mast, a greater than 5% shareholder of Data Call. The loan is evidenced by a promissory note which bears interest at the rate of 7% per annum. The loan is due and payable, along with any accrued and unpaid interest on December 31, 2007.


DEPENDENCE  ON  ONE  OR  A  FEW  CUSTOMERS


     We currently have only approximately sixteen (16) customers who pay to subscribe to the Direct Lynk System; however we also have several companies which are testing the Direct Lynk System. We generally offer these companies free use of the Direct Lynk System in their establishments for approximately thirty to forty-five days, after which time such companies must choose whether to stop using our trial service or enter into a contract with us and pay us subscription fees to continue to use the Direct Lynk System. We have found this initial free trial period to be effective in educating potential customers of the benefits and uses of our technology.


     The sixteen (16) customers who pay us subscription fees, the majority of which are on a month to month basis as well as some paid in full for a one year subscription, as of the filing of this report, are Arena Media Networks, AVAS Integrated Systems, LLC (FBO Channel), CableOne.net, Consolidated Property Development, Digital AV(BAE Systems, Inc.), Insight Research (Hyatt Regency in Atlanta), the Lake County, Indiana, convention and visitors bureau, Daktronics/FuelCast International, Scala, Inc., TCT West, Harvest Productions, Inc., MACCO/Norwegian Cruise Line-Pearl, Midwest Airlines, Mindmatics LLC, StrandVision LLC, and Widico. Additionally, various other companies including Caribbean Marketing are currently testing our Direct Lynk feeds, but do not pay us subscription feeds as of the date of this filing.

     In the near future, we will depend on a small number of customers for the bulk of our revenues, if any. However, in the future, we plan to depend less on a small number of customers. Instead, we hope to offer our Direct Lynk System to many customers in numerous industries. We hope that the diversification of products in the marketplace will lower the risk that the loss of one customer or decline in any one industry will impact our revenues; however, as we have generated only limited revenues though out Direct Lynk System and have only a small number of companies which pay to subscribe to the Direct Lynk System, we may be forced to depend on a small number of clients in the future.

PATENTS,  TRADEMARKS  &  LICENSES

     We have no patents, patent applications, trademarks, trademark applications or licenses covering our Direct Lynk Messenger service. We may choose to file a patent application in the future, if our management feels it is in our best interest and raises sufficient capital to pay for the legal costs associated with such filing, but we currently have no plans to file such application. As we have no current patents on our technology, we can provide future investors no assurances that another company does not already have a patent on our technology, that we are not in violation of such patent, if one exists, and/or that we can assert patent rights against another company that utilizes the same technology as us.

EMPLOYEES

     We  currently  employ  eight  (8)  full  time  employees.

                     MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                  FINANCIAL CONDITION AND RESULTS OF OPERATIONS

     The following discussion should be read in conjunction with our financial statements.

ESTIMATE  OF  THE  AMOUNT  SPENT  ON  RESEARCH  AND  DEVELOPMENT  ACTIVITIES

     Since our inception in April 2002, the majority of our expenditures have been on research and development on our Direct Lynk Messenger System, including software and hardware development and testing. The amount spent on this research and development since inception is estimated by us to be approximately $1,500,000.

PLAN  OF  OPERATIONS


     We believe that we can continue our business operations for approximately the next thirty days, assuming our current rate of monthly expenditure, of approximately $75,000 per month (which amount does not include the full amount of our executive officer's salaries, a portion of which is being accrued until such time as we have sufficient funds to pay the full amount of such salaries), our current number of employees, and our other expenses do not increase significantly, due to the approximately $35,000 of cash on hand that we had as of November 8, 2006, the fact that a portion of the salaries due to our officers is being accrued until we have sufficient funds to pay such salaries, and the fact that we are currently generating a small amount of revenues through subscriptions to our Direct Lynk system. In the event that our current monthly rate of expenditure, the number of employees we employ and/or any of our other expenses increase, we may be forced to raise additional capital within the next thirty days or sooner. We do not currently have any plans to increase our monthly expenditures or number of employees. In the event this Registration Statement is not declared effective by the SEC within the next thirty days, we may need to raise additional capital through the sale of shares of our common stock to support our ongoing operations, of which there can be no assurance.



     Assuming we have sufficient capital moving forward, we plan to continue to grow our business and market our Direct Lynk System to potential customers over the course of the next twelve months by marketing our technology to digital signage manufacturers, trade magazines, trade shows and call centers. We will also continue on a limited basis our practice of providing potential customers free trials of the Direct Lynk System, for which we will receive no revenue, in an attempt to build both product awareness for the Direct Lynk System and to potentially lead to sales down the road, which in the opinion of our management has been successful both in building brand awareness for the Direct Lynk System and in bringing in new clients for subscriptions. We have added subscribers for our technology throughout the first three quarters of 2006 and hope to build and increase such subscribers moving forward. However, as of the date of this Prospectus, we have generated only minimal revenues through paying subscriptions for the Direct Lynk System, and we can provide no assurances that we will generate any meaningful revenues in the future, that we will be successful in marketing our Direct Lynk System to potential customers or that we will continue to have enough money to continue our business operations and marketing activities in the future. If we are unable to generate sufficient revenues to support our approximately $75,000 per month of expenses subsequent to the effectiveness of this Registration Statement, we may be forced to scale back our marketing efforts (please see "Risk Factors" above for more detailed descriptions of these and other risks to which we are subject).




                   CRITICAL ACCOUNTING POLICIES AND ESTIMATES

ACCOUNTS  RECEIVABLE

     Accounts receivable consist primarily of trade receivables, net of a valuation allowance for doubtful accounts.

INVENTORIES

     Inventories are valued at the lower-of-cost or market on a first-in, first-out basis.

INVESTMENT SECURITIES

     Data Call accounts for its investments in accordance with Statement of Financial Accounting Standards No. 115, "Accounting for Certain Investments in Debt and Equity Securities." Management determines the appropriate classification of its investments in marketable securities at the time of purchase and reevaluates such determination at each balance sheet date. Securities that are bought and held principally for the purpose of selling them in the near term are classified as trading securities. Debt securities for which Data Call does not have the intent or ability to hold to maturity and equity securities not classified as trading securities are classified as available-for-sale. The cost of investments sold is determined on the specific identification or the first-in, first-out method. Trading securities are reported at fair value with unrealized gains and losses recognized in earnings, and available-for-sale securities are also reported at fair value but unrealized gains and losses are shown in the caption "unrealized gains (losses) on shares available-for-sale" included in stockholders' equity. Management determines fair value of its investments based on quoted market prices at each balance sheet date.

PROPERTY,  EQUIPMENT  AND  DEPRECIATION

     Property and equipment are recorded at cost less accumulated depreciation. Upon retirement or sale, the cost of the assets disposed of and the related accumulated depreciation are removed from the accounts, with any resultant gain or loss being recognized as a component of other income or expense. Depreciation is computed over the estimated useful lives of the assets (3-5 years) using the straight-line method for financial reporting purposes and accelerated methods for income tax purposes. Maintenance and repairs are charged to operations as incurred.

ADVERTISING COSTS

     The  cost  of  advertising  is  expensed  as  incurred.

RESEARCH  AND  DEVELOPMENT

     Research  and  development  costs  are  expensed  as  incurred.

INCOME  TAXES

     Data Call is a taxable entity and recognizes deferred tax assets and liabilities for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax basis. Deferred tax assets and liabilities are measured using enacted tax rates expected to be in effect when the temporary differences reverse. The effect on the deferred tax assets and liabilities of a change in tax rates is recognized in income in the year that includes the enactment date of the rate change. A valuation allowance is used to reduce deferred tax assets to the amount that is more likely than not to be realized.

                              RESULTS OF OPERATIONS
                              ---------------------


THE THREE MONTHS ENDED SEPTEMBER 30, 2006 COMPARED TO THE THREE MONTHS ENDED SEPTEMBER 30, 2005

     We had $38,647 of sales revenue for the three months ended September 30, 2006, compared to sales revenue of $-0- for the three months ended September 30, 2005. The $38,647 of sales revenue consisted of subscription fees received in connection with our Direct Lynk System. We had costs of sales of $25,471 for the three months ended September 30, 2006, compared to costs of sales of -0- for the three months ended September 30, 2005 (due to the fact that we had no sales over that period), which resulted in gross margin of $13,176 for the three months ended September 30, 2006.



     We had total expenses of $342,104 for the three months ended September 30, 2006, compared to total expenses of $299,589 for the three months ended September 30, 2005, an increase in expenses of $42,515 or 14% from the prior period. The increase in expenses was mainly due to a $53,409 or 36% increase in employee compensation, which was due to the increased salaries of our executive officers in connection with the employment agreements described above; and a $14,320 increase in travel expenses from $38,048 for the three months ended September 30, 2006, compared to $23,728 for the three months ended September 30, 2005, which increase was due to increased travel to customers' offices to display and demonstrate the Direct Lynk System during the three months ended

September 30, 2006, and an increase in other expenses of $8,948 for the three months ended September 30, 2006, offset by a $45,778 decrease in legal and accounting expenses, to $38,304 for the three months ended September 30, 2006, compared to $84,082 for the three months ended September 30, 2005, which decrease was due to increased legal and accounting fees during the three months ended September 30, 2005, in connection with the initial preparation of this Form SB-2 Registration Statement.



     We had a net loss of $328,928 for the three months ended September 30, 2006, compared to a net loss of $299,589 for the three months ended September 30, 2005, an increase in net loss of $29,339 or 10% from the prior period. The increase in net loss for the three months ended September 30, 2006, compared to the net loss for the three months ended September 30, 2005 was mainly due to the $53,409 increase in employee compensation during the three months ended September 30, 2006 as compared to the three months ended September 30, 2005, the $14,320 increase in travel and expenses during the three months ended September 30, 2006 as compared to the three months ended September 30, 2005, and the $8,948 increase in other expenses during the three months ended September 30, 2006 compared to the three months ended September 30, 2005.



THE NINE MONTHS ENDED SEPTEMBER 30, 2006 COMPARED TO THE NINE MONTHS ENDED SEPTEMBER 30, 2005

     We had $55,112 of sales revenue for the nine months ended September 30, 2006, compared to sales revenue of $-0- for the nine months ended September 30, 2005. The $55,112 of sales revenue consisted of subscription fees received in connection with our Direct Lynk System. We had total costs of sales for the nine months ended September 30, 2006 of $25,471 compared to total costs of sales of $0 for the nine months ended September 30, 2005 (due to the fact that we had no sales for the nine months ended September 30, 2005), which resulted in a gross margin of $29,641 for the nine months ended September 30, 2006.



     We had total expenses of $1,293,096 for the nine months ended September 30, 2006, compared to total expenses of $603,237 for the nine months ended September 30, 2005, an increase in expenses of $689,859 or 114% from the prior period. The increase in expenses was mainly due to a $502,711 or 151% increase in employee compensation, which was due to the increased salaries of our executive officers in connection with the employment agreements described above, 2,500,000 shares of common stock issued to one of our employees valued at $250,000, and 3,000,000 options granted to our Chief Executive Officer, James Ammons; a $88,450 or 229% increase in travel expenses for the nine months ended September 30, 2006, compared to the nine months ended September 30, 2005, and a $32,878 or 186.4% increase in product development costs for the nine months ended September 30, 2006, compared to the nine months ended September 30, 2005 in connection with amounts paid to Creative, in connection with Creative creating technology to allow our Direct Lynk system to work on cell phones and website development costs paid to Creative in connection with the updating and redesigning of our website.

     We had a net loss of $1,263,455 for the nine months ended September 30, 2006, compared to a net loss of $603,237 for the nine months ended September 30, 2005, an increase in net loss of $660,218 or 109% from the prior year. The increase in net loss for the nine months ended September 30, 2006, compared to the net loss for the nine months ended September 30, 2005 was mainly due to the $689,859 or 114% increase in expenses for the nine months ended September 30, 2006 and the $25,471 increase in costs of sales for the nine months ended September 30, 2006, which was not sufficiently offset by the $55,112 increase in sales revenue for the nine months ended September 30, 2006, compared to the nine months ended September 30, 2005.


THE  YEAR  ENDED  DECEMBER 31, 2005 COMPARED TO THE YEAR ENDED DECEMBER 31, 2004

     Sales for the year ended December 31, 2005 were $365, a decrease in sales of $16,458 or 97% from the prior period, which sales were attributable to the sale of a subscription feed for our Direct Lynk System during the year ended December 31, 2005, compared to sales of $16,823 for the year ended December 31, 2004, which sales were attributable to sales of flat screen televisions (which was a one-time event). The decrease in sales was attributable to a decrease in sales of flat screen televisions, in connection with our focus on our Direct Lynk System. During the year ended December 31, 2004, we sold certain flat panel televisions to certain of our customers in connection with the use of our technology. These sales occurred on a limited basis and we decided prior to the end of 2004, that such resales were not in our best interest both due to the large initial cost of such purchases, which offset any revenues which we received and because of our decision to focus more of our resources on our digital advertising operations.

     We had a gross margin of $365 for the year ended December 31, 2005, which consisted solely of sales, compared to gross margin of $4,632 for the year ended December 31, 2004, which included sales of $16,823 offset by cost of sales of $12,191.

     Total operating expenses for the year ended December 31, 2005 increased $10,742 or 1%, to $1,076,221, from total operating expenses of $1,065,479 for the year ended December 31, 2004. This increase was due to the following line item increases for the year ended December 31, 2005, compared to the year ended December 31, 2004, an increase of $80,815 or 137% in legal and accounting expenses in connection with our attempt to file a Registration Statement with the Securities and Exchange Commission; an increase of $192,030 or 686% in contractual services; an increase of $8,947 or 13.7% in product development costs associated with our Direct Lynk System; an increase of $69,954 or 368% in travel costs associated with our travel to certain trade shows and to certain corporation's offices to demonstrate our Direct Lynk System; an increase of $3,068 or 14.2% in office and equipment rental in connection with our move to our Houston office space (as described under "Description of Property," herein); increases of $3,517 or 26.9% in telephone expense associated with our purchase of an automated telephone answering system for our Houston office; and increases of $6,233 or 245% in depreciation expense due to the increase in depreciable assets which were purchased during the year ended December 31, 2005, including office furniture, computers and related office equipment.

     These increases in total operating expenses were offset by the following decreases in operating expenses for the year ended December 31, 2005, compared to the year ended December 31, 2004; a $322,032 or 41.4% decrease in employee compensation, which was due to the fact that we had more cash on hand to pay employees during the year ended December 31, 2004, compared to the year ended December 31, 2005, due to increased shareholders subscriptions during the year ended December 31, 2004, and as a result, we were able to pay our employees more during the year ended December 31, 2004, than during the year ended December 31, 2005; a $12,991 or 29.6% decrease in office supplies and expenses, due to the fact that for the majority of the fiscal 2005 year we operated without our Dallas office and therefore used less office supplies than we did for the year ended December 31, 2004; a $13,450 or 92.1% decrease in trade show expenses, due to the fact that while we traveled to many trade shows throughout the year ended December 31, 2005, we did not display our Direct Lynk System at any shows; and a $12,234 or 86.8% decrease in other expense.

     Net loss for the year ended December 31, 2005 was $1,075,856, which was an increase in net loss of $15,374 or 1.4% from net loss for the year ended
December 31, 2004, which was $1,065,479. The increase in net loss was mainly attributable to increases in our legal and accounting expenses and traveling expenses, which were offset by decreases in our consulting expenses and our office supplies and expenses cost.

LIQUIDITY  AND  CAPITAL  RESOURCES


     We had current assets of $56,369 as of September 30, 2006, which consisted of cash of $43,257 and accounts receivable, net of $13,112, compared to total current assets of $671,228 consisting solely of cash as of December 31, 2005, a decrease of $614,859 or 91.6% in current assets from December 31, 2005.



     We had total assets of $146,257, as of September 30, 2006, which consisted of current assets of $56,369; total property and equipment (net of accumulated depreciation) of $84,633, which included high end flat screen televisions, computers and software equipment responsible for running our Direct Lynk System which is stored in our Houston and Dallas offices; and other assets of $5,255, which included our deposit on our Houston and Dallas office space.



     We had total liabilities of $269,052, consisting of current liabilities of $64,652 and non-current liabilities consisting of redeemable common stock of $204,400 as of September 30, 2006. Current liabilities included accounts payable of $64,652, which included $50,000 which was owed to our former legal counsel.



     We had negative net working capital of $8,283 and an accumulated deficit of $5,658,176 as of September 30, 2006.



     We had $1,011,085 of cash used in operating activities for the nine months ended September 30, 2006, which was mainly due to a net loss of $1,263,455, offset by $269,571 of stock issued for services, which shares were issued to our consultants and employees in connection with services rendered.



     We had $11,886 of cash used in investing activities during the nine months ended September 30, 2006, which included $11,886 of purchase of property and equipment.

     We had $395,000 in net cash provided by financing activities for the nine months ended September 30, 2006, representing proceeds from the sale of 3,950,000 shares of our common stock at $0.10 per share pursuant to a private placement during the nine months ended September 30, 2006.



     Due to the $395,000 of net cash raised through the sale of common stock during the nine months ended September 30, 2006, of which approximately $43,257 remained as of September 30, 2006, as well as the sale of 500,000 shares of common stock to an existing shareholder of Data Call for aggregate consideration of $50,000 subsequent to September 30, 2006, and our entry into a loan with a separate existing shareholder of Data Call in the amount of $50,000, which loan bears interest at the rate of 7% per annum, which interest and principal is payable on December 31, 2007, we believe that with our current rate of monthly expenditures, approximately $75,000 per month (which amount does not include the full amount of our executive officers' salaries, a portion of which is being accrued until such time as we have sufficient funds to pay the full amount of such salaries), we will be able to maintain our operations for approximately the next thirty days with the approximately $35,000 of cash on hand that we had as of November 8, 2006, if we generate no material funds through sales during the next thirty days.



     In addition to the $50,000 loan provided by a shareholder subsequent to September 30, 2006, we are currently attempting to raise additional funds to support our operations until this Registration Statement is declared effective, through additional loans from our current shareholders; however there can be no assurance that additional loans can be obtained on favorable terms, if at all.



     Moving forward, once this Registration Statement has been declared effective and we are no longer in the quiet period (as described above), we plan to raise additional capital through the sale of debt and/or equity, which sales may cause dilution to our then existing shareholders. We provide no assurances that we will be able to raise additional capital subsequent to the effectiveness of this Registration Statement, and/or that such sales of securities will not be on unfavorable terms.




     Although we hope to generate meaningful revenues sufficient to support our operations in the next eight to twelve months, if we are unsuccessful in generating such revenues, we will likely need to take steps to raise equity capital or to borrow additional funds, to continue our operations and meet our upcoming liabilities, as described above. We have no commitments from officers, Directors or affiliates to provide funding. Our failure to obtain adequate additional financing may require us to delay, curtail or scale back some or all of our operations.



     Additionally, our quarterly expenses may increase once we become a publicly traded company as we will need to continue filing quarterly and annual reports with the Securities and Exchange Commission, which will need to contain disclosures drafted by our legal counsel and financial statements reviewed and/or audited by our independent auditors. Additionally, we will need to file reports on Form 8-K with the Commission regarding significant contracts and material events in our business operations. However, we do not believe that our current anticipated monthly expense rate of $75,000 per month will be significantly affected by these filing requirements, as we are already paying our legal counsel and independent auditors significant funds on a monthly basis (which costs are included in our anticipated monthly expenses rate) to review and complete this Form SB-2/A filing, and have been paying such auditor and legal counsel for several months in connection with the preparation and filing of this registration statement. We choose to go public at this time to make our stock more attractive to potential partners, who we may choose to pay in shares of common stock in the future. To make our stock more attractive to other companies, which we may seek to acquire in the future using our common stock as consideration, and to make it easier for us to raise additional capital through the sale of debt and/or equity. Additionally, we had previously promised the shareholders who we sold shares of common stock through our private placements that we would file a registration statement to register their shares. We also believe that by being able to offer potential business partners shares of our common stock in connection with fee arrangements that we will become a more attractive business partner in the digital signage market.


     Furthermore, we may face liability for certain shares of common stock that were sold by us between October 2003 to December 2005, which were not registered under federal or state securities laws, and as a result, exemptions from registration provided by these securities laws may not have been available or may not have been perfected due to that fact that some non-accredited shareholders who purchased our shares may not have been provided audited financial statements, risk factors, or a description of our business history and results of operations. As a result, we may be deemed to have violated the registration requirements of these securities laws with respect to the offer and sale of the common stock. In December 2005 and January 2006, we offered rescission to 22 shareholders who had subscribed for an aggregate of 2,044,000 of our shares of common stock for aggregate consideration of $204,400 or $0.10 per share, and provided each shareholder at least thirty days to decide whether to accept or reject the rescission offer, pursuant to state law and all of the shareholders elected to reject the rescission offer and reaffirm their purchases. Although all of the shareholders elected to reject rescission, certain state securities laws do not expressly provide that a rescission offer will terminate a purchaser's right to rescind a sale of securities that was not registered under the relevant securities laws as required. As a result, we may continue to be potentially liable under certain securities laws for such sales of common stock even after completing our rescission offer. We anticipate that such liability in aggregate would not exceed the total price of the purchased shares, $204,400. If we are required to repay this amount, our current estimates of how long we believe we can continue our business activities, without the need for additional funding, currently thirty days, could be significantly impacted, and we could be forced to raise additional funds through the sale of shares of our common stock to a limited number of investors to repay funds to any rescinding shareholders and/or support our ongoing operations, of which there can be no assurance.



                             DESCRIPTION OF PROPERTY

     We entered into a three year lease on our principal offices at 600 Kenrick, Suite B-12, Houston, Texas 77060, with First Industrial Development Services, Inc., a Maryland corporation ("Landlord"), which became effective on April 1, 2005. The lease covers approximately 2,240 square feet and has a monthly rental cost of $1,164.80 from April 1, 2006 to March 31, 2008. We have the option to terminate the lease on April 1, 2007, provided that we give the Landlord 180 days notice of our intention to terminate the lease and pay $3,365 in penalties.

     On January 1, 2006, we entered into a lease on approximately 1,875 square feet of office space, which we plan to use for sales/development at 14683 Midway Road, Suite 150, Addison, Texas 75001. The lease has a three year term, ending on December 31, 2008. The monthly rental fee for the term of the lease is $1,719 per month. Additionally, pursuant to the Addison office space lease, we agreed to reimburse the landlord for any costs associated with utilities, taxes and assessments and casualty and liability insurance in connection with the leased space.

     Additionally, we currently rent office space in the house of one of our employees, outside of New Orleans, Louisiana, for which we pay the employee $350 per month, which office space encompasses approximately 100 square feet. We use our New Orleans office space for sales and marketing.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     In  April  2002,  our  Chief  Executive  Officer,  James  Ammons was issued
9,000,000 shares of our restricted common stock (valued at $900,000), in consideration for services rendered to us as Chief Executive Officer, our Director Timothy Vance was issued 150,000 shares of our restricted common stock in consideration for services rendered to us in connection with services provided to us as our Director (valued at $15,000), our former Director and officer, Derek Argo was issued 1,000,000 shares of our restricted common stock, in consideration for his services to us as our Director and officer (valued at $100,000) (of which 900,000 shares were subsequently cancelled by Mr. Argo "Recent Sales of Unregistered Securities") in consideration for services rendered to us, and our counsel, David M. Loev was issued 1,000,000 shares in consideration for legal services rendered to us (valued at $100,000), in connection with the drafting of corporate filings, internal corporate governance and various document review.

     In June 2002, our Chief Executive Officer transferred approximately 40 QVS shareholders an aggregate of approximately 4,610,000 shares of our restricted common stock (valued at $461,000) in return for each of those QVS shareholders signing a Release, whereby they agreed to release us, our Chief Executive Officer, James Ammons, and our officers and Directors and employees from any and all claims, rights, obligations, demands and causes of action arising from or relating to QVS. Effective September 1, 2004, we issued 4,610,000 shares of our restricted common stock (valued at $461,000) to our Chief Executive Officer, James Ammons in consideration for his transfer of his personal shares to QVS shareholders in consideration for the QVS shareholders release of us, Mr. Ammons, and our officers, Directors and employees from any and all claims, rights, obligations, demands and causes of action arising from or relating to QVS.

     In November 2003, our Director, Timothy Vance was issued 750,000 shares of our restricted common stock (valued at $75,000) in consideration for services rendered to us in connection with sales and marketing of our products.

     In April 2004, our Director, Timothy Vance was issued 100,000 shares of our restricted common stock (valued at $10,000) in consideration for services rendered to us in connection with sales and marketing of our products.

     In June 2004, our Chief Financial Officer and Director, Larry Mosley was issued 50,000 shares of our restricted common stock (valued at $5,000) in consideration for services rendered to us in connection with his positions as our Chief Financial Officer and Director, and in consideration for various accounting services provided to us.

     In January 2005, we issued an aggregate of 950,000 shares of our restricted common stock to our Chief Financial Officer and Director, Larry Mosley (valued at $95,000), in consideration for services rendered to us in connection with his positions as our Chief Financial Officer and Director, and in consideration for various accounting services provided to us.

     Effective October 1, 2005, we entered into employment agreements with Larry Mosley, our Chief Financial Officer and Timothy Vance, our Director of Customer Support. We later amended the effective date of those agreements to January 1, 2006, pursuant to an "Addendum No. 1 to Executive Employment Agreement" entered into on February 14, 2006, which each of those individuals. The employment agreements are described in greater detail above.

     In October 2005, we sold an aggregate of 3,000,000 shares of our restricted common stock to Milford and Ruth Mast, greater than 5% shareholders of us, in consideration for $300,000 (or $0.10 per share).

     In November 2005, we sold an aggregate of 3,016,000 shares of our restricted common stock to Milford and Ruth Mast, greater than 5% shareholders of us, in consideration for $301,600 (or $0.10 per share).

     In December 2005, we sold 1,450,000 shares of our restricted common stock to Milford and Ruth Mast, greater than 5% shareholders of us, in consideration for $145,000 (or $0.10 per share).

     In January 2006, we sold 50,000 shares of our restricted common stock to Milford and Ruth Mast, greater than 5% shareholders of us, in consideration for $5,000 (or $0.10 per share).

     In January 2006, we sold 50,000 shares of our restricted common stock to Milford and Ruth Mast, greater than 5% shareholders of us, in consideration for $5,000 (or $0.10 per share).

     In February 2006, we sold 950,000 shares of our restricted common stock to Milford and Ruth Mast, greater than 5% shareholders of us, in consideration for $95,000 (or $0.10 per share).

     In February 2006, our Board of Directors approved a $35,000 bonus to our Chief Executive Officer, James Ammons, in consideration for entering into and agreeing to be bound by the terms of his employment agreement with us (as described below).

     On February 8, 2006, we entered into an employment agreement with James Ammons, our Chief Executive Officer, which employment agreement is described in greater detail under "Directors, Executive Officers and Control Persons," above. In connection with the employment agreement, we granted Mr. Ammons options exercisable into 3,000,000 shares of our common stock at $0.10 per share, which options are described in greater detail under "Directors, Executive Officers and Control Persons," above.

     All shares of issued common stock above were valued at $0.10 per share, which was the value which shares of our common stock were sold at pursuant to private placements during the years ended December 31, 2003, 2004 and 2005.


     In October 2006, we obtained a $50,000 loan from Milford Mast, a greater than 5% shareholder of Data Call. The loan is evidenced by a promissory note which bears interest at the rate of 7% per annum. The loan is due and payable, along with any accrued and unpaid interest on December 31, 2007.

                             EXECUTIVE COMPENSATION



                                 ANNUAL COMPENSATION
      --------------------------------------------------------------------------------------
      NAME AND
  PRINCIPAL POSITION         FISCAL YEAR      SALARY        OTHER ANNUAL      RESTRICTED        OPTIONS
                                                            COMPENSATION     STOCK AWARDS

    James Ammons               2006(2)      $ 120,000*        $35,000(3)          --           3,000,000(4)
Chief Executive Officer,       2005         $  78,070           --                --                --
Secretary, Treasurer and       2004         $  80,500           --                --                --
     Director (1)              2003         $  47,450           --                --                --

   Larry Mosley                2006(5)      $  75,000*          --                --                --
Chief Financial Officer        2005         $  30,500           --            $95,000(6)            --
   and Director                2004         $  10,525           --             $5,000(7)            --
                               2003         $   2,750           --                --                --

   Terry Breedlove             2006         $  80,000*          --           $250,000(8)            --
   Former Employee             2005         $  67,750           --               --                 --
                               2004         $  73,500           --            $25,000(9)            --
                               2003         $  13,000           --          $225,000(10)            --

    Richard Clemens            2003         $   5,650           --                --                --
Former Chief Executive
      Officer (1)


*Estimated.
-----------

The individuals listed above have not received any LTIP payouts over the past three completed fiscal years as compensation from us.

Salary amounts listed above do not include perquisites and other personal benefits in amounts less than 10% of the total annual salary and other compensation.

Other than the individuals listed above, we have no other executive employees who have received more than $100,000 in compensation, including bonuses and options, during each of the last three (3) fiscal years.

     (1) Mr. Clemens served as our Chief Executive Officer, Secretary and Treasurer from the date of our incorporation on April 4, 2002, until June 19, 2003, when James Ammons was elected Chief Executive Officer, Secretary and Treasurer by our Board of Director.

     (2) Mr. Ammons salary for 2006 is estimated. In February 2006, we entered into a five year employment agreement with Mr. Ammons, which is to pay him $120,000 for the fiscal year ended 2006, and increase by 5% for each of the additional four years of the agreement. Mr. Ammons' employment agreement, including provisions which take effect upon Mr. Ammons termination, is described in greater detail under "Directors, Executive Officers and Control Persons," above.

     (3) Mr. Ammons received a $35,000 bonus in consideration for entering into his employment agreement with us in February 2006.

     (4) Mr. Ammons' Options are described in greater detail under "Directors, Executive Officers and Control Persons," above.

     (5) Mr. Mosley has served as our Chief Financial Officer since October 11, 2004. He entered into a three year employment agreement with us, with an effective date of October 1, 2005, which effective date was subsequently changed to January 1, 2006 pursuant to an addendum to the employment agreement entered into on February 14, 2006. Mr. Mosley is to be paid $75,000 per year pursuant to his employment agreement, which is described in greater detail under "Directors, Executive Officers and Control Persons," above.

     (6) The value of the 950,000 shares of common stock issued to Larry Mosley during the fiscal year ended December 31, 2005 was approximately $95,000, based on the estimated value of $0.10 per share, based on the price that shares of common stock were sold for during the fiscal years ended 2003 through 2005.

     (7) The value of the 50,000 shares of common stock issued to Larry Mosley during the fiscal year ended December 31, 2004 was approximately $5,000, based on the estimated value of $0.10 per share, based on the price that shares of common stock were sold for during the fiscal years ended 2003 through 2005.


     (8)  The value  of  the  2,500,000  shares  of common stock issued to Terry
          Breedlove as of the date of this filing in fiscal 2006 was approximately $250,000, based on the estimated value of $0.10 per share, based on the price that shares of common stock were sold for during the fiscal years ended 2003 through 2005. However, 2,000,000 of these shares were subsequently returned to us and cancelled in connection with Mr. Breedlove's entry into a Settlement Agreement with us as described above.


     (9) The value of the 250,000 shares of common stock issued to Terry Breedlove during the year ended December 31, 2005 was approximately $25,000, based on the estimated value of $0.10 per share, based on the price that shares of common stock were sold for during the fiscal years ended 2003 through 2005.


     (10) The value of the 2,250,000 shares of common stock issued to Terry Breedlove, our former employee during the year ended December 31, 2003 was approximately $225,000, based on the estimated value of $0.10 per share, based on the price that shares of common stock were sold for during the fiscal years ended 2003 through 2005.

                CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON
                       ACCOUNTING AND FINANCIAL DISCLOSURE

     None.


                          DESCRIPTION OF CAPITAL STOCK

COMMON STOCK

     We are authorized to issue up to 200,000,000 shares of common stock and 10,000,000 shares of preferred stock. As of October 20, 2006, there were 55,512,100 shares of common stock issued and outstanding and -0- shares of preferred stock issued and outstanding.

     The holders of shares of common stock are entitled to one vote per share on each matter submitted to a vote of shareholders. In the event of liquidation, holders of common stock are entitled to share prorata in the distribution of assets remaining after payment of liabilities, if any. Holders of common stock have no cumulative voting rights, and, accordingly, the holders of a majority of the outstanding shares have he ability to elect all of the Directors. Holders of common stock have no preemptive or other rights to subscribe for shares. Holders of common stock are entitled to such dividends as may be declared by the board of Directors out of funds legally available therefore. The outstanding common stock is validly issued, fully paid and non-assessable.

PREFERRED  STOCK

     We have authorized the issuance of up to 10,000,000 shares of preferred stock, par value of $0.001 per share. We have no present plans for the issuance of such preferred stock. The issuance of such preferred stock could adversely affect the rights of the holders of common stock and, therefore, reduce the value of the common stock. It is not possible to state the actual effect of the issuance of any shares of preferred stock on the rights of holders of the common stock until the board of directors determines the specific rights of the holders of the preferred stock; however, these effects may include:

     -    Restricting  dividends  on  the  common  stock;
     -    Diluting  the  voting  power  of  the  common  stock;
     -    Impairing  the  liquidation  rights  of  the  common  stock;  and/or
     - Delaying or preventing a change in control of the company without further action by the stockholders.

OPTIONS  AND  WARRANTS

     We currently have 3,000,000 options and 700,000 warrants outstanding, of which 3,000,000 options are held by our Chief Executive Officer and President, James Ammons, 500,000 warrants were granted to an employee in June 2006 and 200,000 warrants were granted to an investor in July 2006, in connection with such investor's subscription for 2,000,000 shares of our common stock. The 3,000,000 options were granted to Mr. Ammons on February 8, 2006, and expire on February 11, 2011. Mr. Ammons' Options vested immediately and are exercisable for shares of our common stock at $0.10 per share and contain a cashless exercise provision. No options had been exercised by Mr. Ammons as of the date of this Prospectus. The 500,000 warrants were granted to an employee in June 2006, in consideration for services rendered, have an exercise price of $0.10 per share, and vest as follows: 166,666 warrants on June 1, 2007; 166,667 warrants on June 1, 2008; and 166,667 warrants on June 1, 2009. The warrants granted to the employee expire upon the earlier of the third anniversary of the date which the Warrants vest to such employee, or upon the expiration of thirty days after the termination of employment. The 200,000 warrants held by an investor are exercisable for shares of our common stock at an exercise price of $0.50 per share at any time prior to July 24, 2009. No warrants have been exercised by the investor, Mr. Ammons or employee, to date.

SHARES AVAILABLE FOR FUTURE SALE

     As of the filing of this Prospectus, there are 55,512,100 shares of common stock issued and outstanding. Of the 38,262,100 shares of common stock which are being registered pursuant to this Prospectus, 7,466,000 shares of our outstanding common stock offered herein by Milford L. and Ruth L. Mast, will be subject to the resale provisions of Rule 144 upon effectiveness of our Registration Statement and the remaining 30,796,100 shares offered by the selling stockholders, will be eligible for immediate resale in the public market if and when any market for our common stock develops.

     The remaining 17,250,000 shares of common stock outstanding which are not being registered in this offering will be subject to the resale provisions of Rule 144. Sales of shares of common stock in the public markets may have an adverse effect on prevailing market prices for the common stock.

     Rule 144 governs resale of "restricted securities" for the account of any person (other than an issuer), and restricted and unrestricted securities for the account of an "affiliate" of the issuer. Restricted securities generally include any securities acquired directly or indirectly from an issuer or its affiliates which were not issued or sold in connection with a public offering registered under the Securities Act. An affiliate of the issuer is any person who directly or indirectly controls, is controlled by, or is under common control with, the issuer. Affiliates of us may include our Directors, executive officers, and persons directly or indirectly owning 10% or more of our outstanding common stock. Under Rule 144 unregistered resales of restricted common stock cannot be made until it has been held for one year from the later of its acquisition from us or our affiliate.

     Thereafter, shares of common stock may be resold without registration subject to Rule 144's volume limitation, aggregation, broker transaction, notice filing requirements, and requirements concerning publicly available information about us ("Applicable Requirements"). Resales by our affiliates of restricted and unrestricted common stock are subject to the Applicable Requirements. The volume limitations provide that a person (or persons who must aggregate their sales) cannot, within any three-month period, sell more than the greater of one percent of the then outstanding shares, or the average weekly reported trading volume during the four calendar weeks preceding each such sale. A non-affiliate may resell restricted common stock which has been held for two years free of the Applicable Requirements.




                  PLAN OF DISTRIBUTION AND SELLING STOCKHOLDERS

     This Prospectus relates to the resale of 38,262,100 shares of common stock by the selling stockholders. The table below sets forth information with respect to the resale of shares of common stock by the selling stockholders. We will not receive any proceeds from the resale of common stock by the selling stockholders. The selling shareholders will sell their common shares at the fixed price of $0.10 per share until our shares are quoted on the OTC Bulletin Board and thereafter, shares will be sold at the prevailing market prices or at privately negotiated prices.


                              SELLING STOCKHOLDERS
                -------------------------------------------------
                                                                        SHARES OWNED     SHARES OWNED
                                                                           PRIOR TO       SUBSEQUENT TO
  SHAREHOLDER NAME                  ISSUE DATE       CONSIDERATION*       OFFERING        OFFERING (1)
  ----------------                  ----------       -------------      ------------     --------------
  Adams, Blaine H.                August - 2005           Cash             100,000              --
  Ali Ahmed, Salar (2)            August - 2004         Services           100,000              --
  Ali Ahmed, Salar (2)             March - 2005         Services            50,000              --
  Allen, Jeff                       July - 2005           Cash             200,000              --
  Allen, Tim L.                     July - 2004           Cash              75,000              --
  Allen, Tim L.                 November - 2004           Cash              50,000              --
  Ammon, Lance                      July - 2002          Release (3)       250,000              --
  Argo, Derek (4)                  April - 2002          Services          100,000              --
  Arms, Larry                    October - 2002            Cash             10,000              --
  Arms, Larry                     August - 2002           Release (3)       31,000              --
  Arms, Larry (5)               February - 2006          Services           10,000              --
  Armstrong, Daniel                 June - 2002            Cash             50,000              --
  Armstrong, Donald R.         September - 2005            Cash            160,000              --
  Armstrong, Sharon (5)         November - 2005          Services           50,000              --
  Babits, Shawn (5)              October - 2004          Services           10,000              --
  Bagget, Gary (5)                  July - 2004          Services           10,000              --
  Bagley, Walter                    June - 2002          Release (3)       250,000              --
  Baker, Woody and Lucy             July - 2002          Release (3)        10,000              --
  Bellewood Corporation (A)    September - 2005           Cash             250,000              --
  Bellewood Corporation (A)     December - 2005           Cash             100,000              --
  Benvenuto, Beverly                June - 2002          Release (3)       320,000              --
  Bette Lynn Ryan Trust (B)     February - 2003           Cash              25,000              --
  Bette Lynn Ryan Trust (B)         June - 2003           Cash              50,000              --
  Bette Lynn Ryan Trust (B)         June - 2002          Release (3)         6,000              --
  Bigler, Vance                     June - 2002          Release (3)       222,600              --
  Blomberg, Robert Jr.
  and Robert Sr.               September - 2005           Cash              50,000              --
  Bloome, Amanda (2)             January - 2003          Services            1,000              --
  Bloome, Jared & Sara (2)       January - 2003          Services          125,000              --
  Bloome, Jared (2)               August - 2005          Services           25,000              --
  Bluemel, Rita M.                  July - 2002          Release (3)       100,000              --
  Bonanza Pacific (C)           December - 2003           Cash             100,000              --
  Bonanza Pacific (C)            October - 2004           Cash             100,000              --
  Bonanza Pacific (C)          September - 2005           Cash             100,000              --
  Bonanza Pacific (C)               June - 2002          Release (3)       220,000              --
  Bonanza Pacific (5) (C)      September - 2005          Services          106,000              --
  Braden, Mike (5)               October - 2003          Services           13,000              --
  Bradshaw, Gary               September - 2005           Cash              10,000              --
  Bremerman, Keith and Mary     February - 2005           Cash              50,000              --
  Bremerman, Keith                  July - 2005           Cash              25,000              --
  Brister, Donald R. and Linda September - 2003           Cash             100,000              --
  Burghart, Bernard J
  &/or Kathryn M.                   July - 2005           Cash             100,000              --
  Busch, Charles                   April - 2004           Cash             100,000              --
  Carlson, Jack and Julianne        June - 2002          Release (3)        40,000              --
  Carlson, Rick                     June - 2002          Release (3)        70,000              --
  Carrick, Bill                      May - 2005           Cash             100,000              --

                                      -50-

  Christian, Maureen                June - 2002          Release (3)       100,000              --
  Clairmont, Linda                  June - 2002          Release (3)        16,000              --
  Dandamudi, Nagamini                May - 2003           Cash              80,000              --
  Dandamudi, Nagamini               June - 2004           Cash             170,000              --
  Davis, Charles                   April - 2004           Cash             100,000              --
  Davis, Lori                    January - 2003          Release (3)        10,000              --
  Divizia, Mary Jo             September - 2005           Cash              50,000              --
  Divizia, Mary Jo &
  Venti, Anthony               September - 2005           Cash              50,000              --
  Dohle, Julie                    August - 2002           Cash             200,000              --
  Dohle, Ralph                      June - 2002          Release (3)        60,000              --
  Donald Brister IRA            February - 2005           Cash              50,000              --
  Donald Brister IRA
  Charles Schwab & Co., Inc. Cust. March - 2004           Cash              50,000              --
  Donovan, John T                January - 2003           Cash              90,000              --
  Donovan, John T                   June - 2002          Release (3)        67,000              --
  Dunn, Thomas                      June - 2002          Release (3)        40,000              --
  DW Jones Defined Benefit
  Pension Plan (D)             September - 2005           Cash             100,000              --
  DW Jones Defined Benefit
  Pension Plan (D)              December - 2005           Cash              50,000              --
  Ellebracht, Dyan              November - 2003           Cash             150,000              --
  Ellebracht, Dyan & Robert     November - 2002           Cash              50,000              --
  Ellebracht, Dyan & Robert        April - 2004           Cash             100,000              --
  Ellebracht, Dyan & Robert         June - 2004           Cash             200,000              --
  Elleson, Richard             September - 2005           Cash               5,000              --
  Feghali, Taline               November - 2003           Cash              50,000              --
  Flagg, Katherine             September - 2005           Cash             110,000              --
  Franz, Leon                    October - 2003           Cash             100,000              --
  Franz, Leon                   December - 2003           Cash              50,000              --
  Franz, Leon                    October - 2004           Cash              50,000              --
  French, Ronald L.            September - 2004           Cash              30,000              --
  French, Ronald L.             November - 2004           Cash              50,000              --
  French, Ronald L.                  May - 2005           Cash              30,000              --
  French, Ronald L.                 June - 2002          Release (3)       154,000              --
  French, Ronald L. (5)              May - 2005          Services           23,000              --
  Gadbois, Gordon               December - 2005           Cash             100,000              --
  Gamble, Pat                   December - 2003          Release (3)         5,000              --
  Gaura, Billie D. and Kevin   September - 2005           Cash             200,000              --
  Goodrum, Doug                    April - 2004           Cash             200,000              --
  Green, Dr. Bob                  August - 2005           Cash              25,000              --
  Green, Dr. Bob (5)              August - 2005          Services           25,000              --
  Green, Dr. Bob (5)           September - 2005          Services           50,000              --
  Hall, William                     June - 2002          Release (3)        20,000              --
  Heberlein, Tom                December - 2002           Cash              50,000              --
  Heberlein, Tom                    June - 2002          Release (3)       100,000              --
  Helms, Jr. William, F.          August - 2004           Cash             150,000              --
  Helms, Jr. William, F.        November - 2004           Cash             300,000              --
  Helms, Jr. William, F.            July - 2002          Release (3)       100,000              --
  Hiestand, C. James (5)       September - 2005          Services           15,000              --
  Hiestand, C. James &
  Denise A.                       August - 2005           Cash             300,000              --
  Hoffman, Dr. Carl             February - 2002           Cash             340,000              --
  Hoffman, Dr. Carl                April - 2002           Cash             500,000              --
  Hoffman, Dr. Carl               August - 2003           Cash             160,000              --
  Hoffman, Dr. Carl             December - 2003           Cash              85,000              --
  Hoffman, Dr. Carl             November - 2004           Cash             418,500              --
  Hoffman, Dr. Carl             February - 2005           Cash              71,500              --
  Hoffman, Dr. Carl                March - 2005           Cash             300,000              --
  Hoffman, Dr. Carl             February - 2006           Cash             650,000              --
  Holland, Curtis (5)           November - 2003         Services           100,000              --
  House, Garth                    August - 2002         Release (3)         50,000              --
  Hughes, Jim and/or Susan          June - 2002           Cash              50,000              --
  Iverson, Ordean                  April - 2002           Cash              50,000              --
  Jarrell, Roger and Sandra     November - 2002           Cash             100,000              --
  Jasnoski, James Thomas Banks    August - 2005           Cash             100,000              --
  Johnson, Loren G.             February - 2006           Cash             250,000              --
  Johnson, Marshall             February - 2005           Cash              60,000              --
  Johnson, Marshall                 June - 2002         Release (3)         50,000              --

                                      -51-

  Johnson, Marshall (5)             June - 2005         Services            10,000              --
  Johnson, Marshall (5)           August - 2005         Services            40,000              --
  Johnson, Marshall (5)        September - 2005         Services            61,000              --
  Johnson, Marshall (5)         December - 2005         Services           500,000              --
  Jones, Jimmy                       May - 2002           Cash              25,000              --
  Jones, Jimmy                   October - 2004           Cash              50,000              --
  Just Holdings, Ltd. (E)           June - 2002           Cash              50,000              --
  Kaminsky, Larry                  April - 2003           Cash             100,000              --
  Karlin, Gerald, J            September - 2003           Cash              50,000              --
  Karlin, Gerald, J             February - 2004           Cash              50,000              --
  Karlin, Gerald, J                 July - 2004           Cash              50,000              --
  Kenney, David                    April - 2004           Cash             400,000              --
  King-Schmidt, Barbara        September - 2005           Cash              50,000              --
  Kirkland, Harvey             September - 2005           Cash              50,000              --
  Kroeger, Gaylen                October - 2003           Cash             100,000              --
  Kroger, Chad                       May - 2005           Cash              85,000              --
  Kuckerman, Larry                  July - 2004           Cash              50,000              --
  Kuckerman, Larry              November - 2004           Cash              50,000              --
  Lachs, Ellen                     March - 2005           Cash             100,000              --
  Lachs, Ellen                 September - 2005           Cash              50,000              --
  Lamont, Chris                    April - 2004           Cash              50,000              --
  Lamont, Chris                 December - 2004           Cash              40,000              --
  Lapthorn, Colin                   June - 2002         Release (3)         50,000              --
  Linda Brister IRA             February - 2005           Cash              50,000              --
  Linda Brister IRA Charles
  Schwab & Co., Inc. Cust.         April - 2002           Cash              50,000              --
  Lorol Trust (F)              September - 2002         Release (3)         50,000              --
  Lynch, Lorraine                   June - 2002         Release (3)         50,000              --
  Magenheim, Jane Ann          September - 2005           Cash              50,000              --
  Malone, Lisa                      June - 2002           Cash              50,000              --
  Malone, Lisa                      June - 2002         Release (3)         50,000              --
  Manchego, Frank               November - 2002           Cash              50,000              --
  Manchego, Frank                January - 2003           Cash              30,000              --
  Manchego, Frank               December - 2003           Cash              25,000              --
  Manchego, Frank               November - 2004           Cash              30,000              --
  Manchego, Frank                January - 2003          Release (3)        30,000              --
  Marks, Lynn G.                 October - 2002           Cash             275,000              --
  Marks, Lynn G.                    July - 2002          Release (3)       725,000              --
  Marshall, Diana (2)             August - 2005          Services           25,000              --
  Marshall, Diana (2)            January - 2003          Services          125,000              --
  Mary Alice Novak Trust (G)    November - 2004           Cash             200,000              --
  Mary G. Tannahill
  Living Trust (H)                  June - 2005           Cash              75,000              --
  Mast, Milford L. & Ruth L.    November - 2005           Cash           5,016,000              --
  Mast, Milford L. & Ruth L.    December - 2005           Cash           1,450,000              --
  Mast, Milford L. & Ruth L.     January - 2006           Cash              50,000              --
  Mast, Milford L. & Ruth L.    February - 2006           Cash             950,000              --
  Mathews, Tom                    August - 2002           Cash             100,000              --
  Mathews, Tom                  February - 2003           Cash              50,000              --
  Mathews, Tom                  February - 2003           Cash              50,000              --
  Mathews, Tom                    August - 2003           Cash             100,000              --
  Mathews, Tom                    August - 2003           Cash             100,000              --
  Mathews, Tom                      July - 2004           Cash             100,000              --
  Mathews, Tom                      June - 2005           Cash             100,000              --
  Mathews, Tom                      June - 2002          Release (3)        45,000              --
  Mathews, Tom (5)                 March - 2005          Services           25,000              --
  Mathews, Tom (5)                  July - 2005          Services           30,000              --
  Mathews, Tom (5)                August - 2005          Services           10,000              --
  Mathews, Tom (5)             September - 2005          Services           67,500              --
  Mathews, Tom (5)             September - 2005          Services           55,000              --
  Mathews, Tom (5)              November - 2005          Services          501,600              --
  Mathews, Tom (5)              December - 2005          Services           75,000              --
  Mathews, Tom (5)              February - 2006          Services          100,000              --
  Mathews, Adrian (5)           December - 2005          Services           50,000              --
  Mathews, Terry A. (5)         December - 2005          Services           50,000              --
  Mathews, Thomas III (5)       December - 2005          Services           50,000              --
  McGugan, Gerald                   June - 2002          Release (3)        10,000              --
  Miller, Marc & Cynthia       September - 2005           Cash              50,000              --
  Morford, Karla                   March - 2005           Cash              50,000              --
  Morford, Woodrow                 March - 2005           Cash             100,000              --
  Morford, Woodrow and Karla       March - 2004           Cash             100,000              --
  Murphy, Jennifer                August - 2005           Cash              20,000              --

                                      -52-

  Murphy, Peter (6)             December - 2004         Services           250,000              --
  Nelson, Joe                  September - 2005           Cash              50,000              --
  Nelson, John W.              September - 2005           Cash             300,000              --
  Nelson, John W.
  and Evelyn M.                     June - 2005           Cash             200,000              --
  Novak, James H.                  April - 2004           Cash             100,000              --
  Novak, James H.              September - 2004           Cash              50,000              --
  Novak, Jim                   September - 2005           Cash              50,000              --
  Novak, Roger                  November - 2003           Cash              50,000              --
  Novak, Roger                  February - 2004           Cash             500,000              --
  Oben, Marc B.                     June - 2002          Release (3)        50,000              --
  Ourichian, Seta               November - 2003           Cash              50,000              --
  Parker, Kay & Hicks, Morris     August - 2005           Cash             100,000              --
  Pasko, Dana                       June - 2002          Release (3)        10,000              --
  Paskus, Stephen              September - 2005           Cash             105,000              --
  Patterson, Larry                 April - 2005           Cash              30,000              --
  Patterson, Larry                  June - 2002         Release (3)         20,000              --
  Peterson, David, A.               June - 2002           Cash              30,000              --
  Poe, Everett (9)              December - 2005         Services           250,000              --
  Porter, Rick (6)                   May - 2004         Services            90,000              --
  Porter, Rick (6)              December - 2003         Services            10,000              --
  Post, Steven Michael            August - 2005          Cash              150,000              --
  Powell, Shirley                    May - 2002          Cash               90,000              --
  Powell, Shirley               December - 2003          Cash              236,000              --
  Powell, Shirley                 August - 2002          Cash              200,000              --
  Powell, Shirley                   June - 2002         Release (3)        130,000              --
  Purcell, Chris                 January - 2003         Release (3)         20,000              --
  Robert C. Knuppel Trust (I)   February - 2003          Cash               50,000              --
  Robert C. Knuppel Trust (I)       June - 2003          Cash               50,000              --
  Robert C. Knuppel Trust (I)   November - 2003          Cash               50,000              --
  Robert C. Knuppel Trust (I)     August - 2002         Release (3)         46,000              --
  Roger Novak Trust  (J)         October - 2003          Cash               50,000              --
  Roger Novak Trust (J)         December - 2003          Cash               50,000              --
  Roger Novak Trust (J)             July - 2004          Cash              200,000              --
  Roger Novak Trust (J)        September - 2004          Cash              200,000              --
  Roger Novak Trust (J)             July - 2005          Cash              100,000              --
  Roohinian, Edmond             November - 2003          Cash              100,000              --
  Roskilly, James D.              August - 2005          Cash              245,000              --
  Russell, Susan (6)                June - 2003         Services            15,000              --
  Russell, Susan (6)             October - 2003         Services            15,000              --
  Russell, Susan (6)             October - 2003         Services            10,000              --
  Salvatore, Angela                 June - 2002         Release (3)         80,000              --
  Sampson, Carol                    June - 2002         Release (3)        519,400              --
  Sauer, Karen                   October - 2003          Cash               50,000              --
  Smith, Donald, J.                 June - 2005          Cash              100,000              --
  Smith, Donald, J.                 June - 2002         Release (3)        120,000              --
  Smith, Randy (7)              December - 2003         Services           100,000              --
  Soeatert, Barbara                 June - 2002          Cash               50,000              --
  Spoor, Conrad                   August - 2005          Cash               50,000              --
  Spoor, Conrad                September - 2005          Cash               50,000              --
  Spoor, Conrad                 November - 2005          Cash              200,000              --
  Springer, Terry                 August - 2003          Cash              100,000              --
  Springer, Terry                 August - 2003          Cash               30,000              --
  Stafford, Thomas               October - 2003          Cash               50,000              --
  Steider,Timothy D.           September - 2005          Cash              110,000              --
  Steider,Timothy D. -  IRA    September - 2005          Cash              140,000              --
  Sun, Der Mean                September - 2005          Cash               50,000              --
  Sunrise International
   Trust (K)                     October - 2002          Cash              200,000              --
  Sunrise International
  Trust (K)                     December - 2004          Cash              475,000              --
  Sunrise International
  Trust (K)                       August - 2005          Cash              100,000              --
  Sunrise International
  Trust (K)                         July - 2002         Release (3)        200,000              --
  Swaren, Brian K                January - 2003          Cash               60,000              --
  Swaren, Brian K                   June - 2002         Release (3)         40,000              --
  Tevis, Jim (8)                   April - 2002         Services           500,000              --
  Tevis, Jim (8)                  August - 2003         Services         1,000,000              --
  The Irrevocable Trust of
  Jenna E. Wilson as Grantor and
  Margaret Wilson and
  David Wilson as
  Co-Trustees                  September - 2005          Cash              150,000              --

                                      -53-

  Thomas, Robert E. and
  Shirley M.                   September - 2005          Cash              210,000              --
  Thompson, Ryan (5)            December - 2005         Services           250,000              --
  Tripp, Toby                  September - 2005          Cash               20,000              --
  Turner, Larry                   August - 2002          Cash              114,000              --
  Turner, Michael Lee             August - 2005          Cash               75,000              --
  U.B.T. Investment (L)            April - 2004          Cash              250,000              --
  U.B.T. Investment (L)         December - 2004          Cash              250,000              --
  Uecker, Mike (6)               January - 2005         Services            50,000              --
  Vance, Jim (10)                    May - 2005         Services            50,000              --
  Vance, Jim (10)               November - 2005         Services            50,000              --
  Vanepp, John                      June - 2002         Release (3)         10,000              --
  Vanepp, John                    August - 2003         Release (3)         50,000              --
  Veasey, Bud                       June - 2002         Release (3)         80,000              --
  Venti, Anthony J.            September - 2005          Cash               50,000              --
  Venti, Anthony J. &
  Mary T.                      September - 2005          Cash               50,000              --
  Ward, Stephen                    April - 2004          Cash              150,000              --
  Whitley, John                 November - 2002          Cash               70,000              --
  Whitley, John                 February - 2003          Cash              100,000              --
  Whitley, John                     June - 2003          Cash              400,000              --
  Whitley, John                   August - 2002         Release (3)         40,000              --
  Williams, Kent                     May - 2002          Cash               50,000              --
  Williams, Ronald                August - 2005          Cash              961,500              --
  Williams, Ronald             September - 2005          Cash               30,000              --
  Wilson, Bradley               December - 2005          Cash              100,000              --
  Wilson, David                September - 2005          Cash               20,000              --
  Wilson, James & Margret      September - 2005          Cash               95,000              --
  Windscheffel, Stephen          January - 2003          Cash              100,000              --
  Windscheffel, Stephen         February - 2003          Cash              100,000              --
  Windscheffel, Stephen            April - 2003          Cash              100,000              --
  Windscheffel, Stephen              May - 2003          Cash              100,000              --
  Windscheffel, Stephen             June - 2003          Cash              100,000              --
  Windscheffel, Stephen (5)     December - 2004         Services            50,000              --
  Windscheffel, Stephen             June - 2005         Services            12,500              --
  Windscheffel, Stephen             July - 2005         Services            10,000              --
  Windscheffel, Stephen           August - 2005         Services            42,000              --
  Windscheffel, Stephen        September - 2005         Services            75,000              --
  Windscheffel, Stephen          January - 2003         Services            85,000              --
  Windscheffel, Stephen         November - 2003         Services            40,000              --
  Woods, Steven, M.               August - 2002          Cash               70,000              --
  Wunderlich, Jeff & Mary (5)   December - 2005         Services            85,000              --


                                        TOTAL SHARES
                                        REGISTERED      38,262,100



     *    All  shares  sold  for  cash  were  sold  for  $0.10  per  share.

     (1)  Assuming  all  Shares  offered  are  sold.

     (2)  Former  attorneys  of  Data  Call.

     (3) In June 2002, our Chief Executive Officer, James Ammons, transferred approximately 40 QVS Wireless Corporation ("QVS") shareholders an aggregate of approximately 4,610,000 shares of our restricted common stock in consideration for each of those QVS shareholders signing a Release, whereby they agreed to release us, our Chief Executive Officer, James Ammons, and our officers and Directors and employees from any and all claims, rights, obligations, demands and causes of action arising from or relating to QVS (QVS is explained in greater detail above under "Description of Business").

     (4) Derek Argo served as our Director and officer from April 2, 2002 until March 14, 2003, when he resigned.

     (5) Individuals who received shares in connection with consulting services rendered.

     (6)  Former  employees.

     (7)  Mr.  Smith  has  served  as  our  patent  attorney.

     (8)  Mr.  Tevis  is  our  Director  of  Customer  support.

     (9)  Everett  Poe  is  our  Strategic  Accounts  Manager.

     (10) Jim Vance is one of our employees and is also the father of our Director, Tim Vance.

          Other than the shareholders listed below, none of the selling shareholders listed above have had a material relationship with us within the past three years.

     (A) The beneficial owner of Bellewood Corporation is its President, Donald W. Jones.

     (B) The beneficial owner of the Bette Lynn Ryan Trust is Bette Lynn Ryan, the trustee.

     (C)  The  beneficial  owner  of  Bonanza  Pacific  is  Dick  Armstrong.

     (D) The beneficial owner of DW Jones Defined Benefit Pension Plan is its Trustee, Donald W. Jones.

     (E)  The  beneficial  owner  of  Just  Holdings,  Inc.  is  Steve  Nelson.

     (F) The beneficial owners of the Lorol Trust are Robert O. Lynch, Sr. and Lorraine C. Lynch, trustees.

     (G) The beneficial owner of the Mary Alice Novak Trust is Mary Alice Novak, the trustee.

     (H)  The beneficial  owner  of  the  Mary  G. Tanahill Living Trust is Mary
          G.  Tanahill,  the  trustee.

     (I) The beneficial owner of the Robert C. Knuppel Trust is Robert C. Knuppel, the trustee.

     (J)  The beneficial owner of the Roger Novak Trust is Roger Novak, Trustee.

     (K)  The  beneficial  owner of Sunrise International Trust is Tom Matthews.

     (L)  The  beneficial  owner  of  UBT  Investment  is  Tim  Allen.


     Of the 38,262,100 shares of common stock which are being registered pursuant to this Prospectus, 7,466,000 shares of our outstanding common stock offered herein by Milford L. and Ruth L. Mast, will be subject to the resale provisions of Rule 144 upon effectiveness of our Registration Statement and the remaining 30,796,100 shares offered by the selling stockholders pursuant to this Prospectus may be sold upon effectiveness of our Registration Statement by one or more of the following methods, without limitation:


     o ordinary brokerage transactions and transactions in which the broker-dealer solicits the purchaser;

     o block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

     o purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

     o an exchange distribution in accordance with the rules of the applicable exchange;

     o    privately-negotiated  transactions;

     o broker-dealers may agree with the Selling Security Holders to sell a specified number of such shares at a stipulated price per share;

     o    a  combination  of  any  such  methods  of  sale;  and

     o    any  other  method  permitted  pursuant  to  applicable  law.

     The Selling Security Holders may also sell shares under Rule 144 under the Securities Act, if available, rather than under this Prospectus.

     We currently lack a public market for our common stock. Selling shareholders who wish to sell their shares prior to or after our Registration Statement is effective with the SEC will sell at a price of $0.10 per share until our shares are quoted on the OTC Bulletin Board and thereafter at prevailing market prices or privately negotiated prices.

     The Selling Security Holders may pledge their shares to their brokers under the margin provisions of customer agreements. If a Selling Security Holder defaults on a margin loan, the broker may, from time to time, offer and sell the pledged shares.

     The Selling Security Holders may sell their shares of common stock short and redeliver our common stock to close out such short positions; however, the Selling Security Holders may not use shares of our common stock being registered in the Registration Statement to which this Prospectus is a part to cover any short positions entered into prior to the effectiveness of such Registration Statement. If the Selling Security Holders or others engage in short selling it may adversely affect the market price of our common stock.

     Broker-dealers engaged by the Selling Security Holders may arrange for other broker-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the Selling Security Holders (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated. It is not expected that these commissions and discounts will exceed what is customary in the types of transactions involved.

     The anti-manipulation provisions of Regulation M under the Securities Exchange Act of 1934 will apply to purchases and sales of shares of common stock by the Selling Security Holders. Additionally, there are restrictions on market-making activities by persons engaged in the distribution of the shares. Under Regulation M, the Selling Security Holders or their agents may not bid for, purchase, or attempt to induce any person to bid for or purchase, shares of our common stock while they are distributing shares covered by this Prospectus.

     Accordingly, the Selling Security Holders are not permitted to cover short sales by purchasing shares while the distribution is taking place. We will advise the Selling Security Holders that if a particular offer of common stock is to be made on terms materially different from the information set forth in this Plan of Distribution, then a post-effective amendment to the accompanying registration statement must be filed with the Securities and Exchange Commission.

     The Selling Security Holders may be deemed to be an "underwriter" within the meaning of the Securities Act in connection with such sales. Therefore, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.

     We are required to pay all fees and expenses incident to the registration of the shares, including fees and disbursements of counsel to the Selling Security Holders, but excluding brokerage commissions or underwriter discounts. The Selling Security Holders and we have agreed to indemnify each other against certain losses, claims, damages and liabilities, including liabilities under the Securities Act.













                  [Remainder of page left intentionally blank.]

                            MARKET FOR COMMON EQUITY
                         AND RELATED STOCKHOLDER MATTERS


     No established public trading market exists for our common stock. Other than the 3,000,000 Options held by our Chief Executive Officer and President, James Ammons (described above under "Directors, Executive Officers and Control Persons"), the 500,000 options granted to an employee of the Company in June 2006, and the 200,000 warrants granted to an investor in July 2006, we have no shares of common stock subject to outstanding options or warrants to purchase, or securities convertible into, our common stock. Except for this offering, there is no common stock that is being, or has been proposed to be, publicly offered. As of October 20, 2006, we had 55,512,100 shares of common stock outstanding, which shares were held by approximately 180 shareholders of record.


                                  LEGAL MATTERS

     Certain legal matters with respect to the issuance of shares of common stock offered hereby will be passed upon by David M. Loev, Attorney at Law, of Houston, Texas. (See "Interests of Named Experts and Counsel" above)

                             ADDITIONAL INFORMATION

     Our fiscal year ends on December 31. In addition, we intend to become a reporting company and file annual, quarterly and current reports, proxy statements, or other information with the SEC. The public may read and copy any materials we file with the SEC at the SEC's Public Reference Room at 100 F. Street, N.E., Washington, D.C. 20549. Investors may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330.
Additionally, the SEC maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC (http://www.sec.gov), where investors can view information we electronically file with the SEC.












                  [Remainder of page left intentionally blank.]

                   TABLE OF CONTENTS TO FINANCIAL STATEMENTS
                   -----------------------------------------


     Data Call's unaudited three and nine months ended September 30, 2006 and September 30, 2005 financial statements and its audited year ended December 31, 2005 financial statements follow on pages F-1 to F-17, and potential investors are encouraged to read that information thoroughly before deciding on whether to invest in us.

              UNAUDITED THREE AND NINE MONTHS ENDED SEPTEMBER 30, 2006 AND
                        SEPTEMBER 30, 2005 FINANCIAL STATEMENTS
            --------------------------------------------------------
CONDENSED BALANCE  SHEETS  -
     September 30, 2006                                                     F-1

CONDENSED STATEMENTS  OF  OPERATIONS  -
     Three and Nine Months ended September 30, 2006 and 2005                F-2

CONDENSED STATEMENTS  OF  CASH  FLOWS  -
     Nine Months ended September 30, 2006 and 2005                          F-3

NOTES TO FINANCIAL STATEMENTS                                               F-4


                    AUDITED YEAR ENDED DECEMBER 31, 2005 AND
                     DECEMBER 31, 2004 FINANCIAL STATEMENTS
            --------------------------------------------------------
REPORT  OF  INDEPENDENT  REGISTERED  PUBLIC  ACCOUNTING  FIRM               F-6

BALANCE  SHEETS  -
     December  31,  2005  and  2004                                         F-7

STATEMENTS  OF  OPERATIONS  -
     Years  ended  December  31,  2005  and  2004                           F-8

STATEMENTS  OF  STOCKHOLDERS'  EQUITY  -
     Years  ended  December  31,  2005  and  2004                           F-9

STATEMENTS  OF  CASH  FLOWS  -
     Years  ended  December  31,  2005  and  2004                           F-10

NOTES  TO  FINANCIAL  STATEMENTS                                            F-11


                                       DATA CALL TECHNOLOGIES, INC.
                                       (A Development Stage Company)

                                         CONDENSED BALANCE SHEETS

                                 September 30, 2006 and December 31, 2005



                                Assets                                       2006               2005
                                ------                                -----------------  -----------------
                                                                          (Unaudited)        (Restated)
                                                                                             (Audited)
Current assets:
  Cash                                                                $          43,257  $         671,228
  Accounts receivable, net                                                       13,112                  -
                                                                      -----------------  -----------------
    Total current assets                                                         56,369            671,228
                                                                      -----------------  -----------------

Property and equipment, net                                                      84,633             90,798
Other assets                                                                      5,255              5,255
                                                                      -----------------  -----------------
    Total assets                                                      $         146,257  $         767,281
                                                                      =================  =================

                    Liabilities and Stockholders' Equity
                    ------------------------------------

Current liabilities:
  Accounts payable                                                               64,652             66,792
  Accrued expenses                                                                    -             20,000
                                                                      -----------------  -----------------
    Total current liabilities                                                    64,652             86,792
Redeemable common stock                                                         204,400            204,400
                                                                      -----------------  -----------------
    Total liabilities                                                           269,052            291,192
                                                                      -----------------  -----------------

Stockholders' equity:

  Preferred stock $.001 par value Authorized 10,000,000 shares.
      None issued.                                                                   --                 --
  Common stock, $.001 par value.  Authorized 200,000,000 shares:
    55,768,100 shares issued and outstanding at September 30, 2006,
    48,708,100 shares issued and outstanding at December 31, 2005                55,768             48,708
  Additional paid-in capital                                                  5,524,057          4,822,102
  Deficit accumulated during the development stage                           (5,658,176)        (4,394,721)
                                                                      -----------------  -----------------
                                                                                (78,351)           476,089
  Deferred compensation                                                         (44,444)                 -
                                                                      -----------------  -----------------
    Total stockholders' equity (dificit)                                       (122,795)           476,089



    Total liabilities and stockholders' equity                        $         146,257  $         767,281
                                                                      =================  =================





                         See accompanying notes to financial statements.

                                           DATA CALL TECHNOLOGIES, INC.
                                          (A Development Stage Company)

                                        CONDENSED STATEMENTS OF OPERATIONS

                               Three and nine months ended September 30, 2006 and 2005
                                                       (Unaudited)

                                                                                                                   Cumulative
                                                                                                                   Total from
                                              Three months ended September 30,  Nine months ended September 30,    inception to
                                              --------------------------------  ------------------------------     September 30,
                                                  2006                2005         2006               2005             2006
                                              -----------         ------------  ------------       -----------    -------------
 Revenues
   Sales                                      $    38,647         $          -  $     55,112       $          -   $      72,300
   Cost of sales                                   25,471                    -        25,471                  -          37,662
     Gross margin                             -----------         ------------  ------------       ------------   -------------
                                                   13,176                    -        29,641                  -          34,638
                                              -----------         ------------  ------------       ------------   -------------

 Operating expenses:
   Employee compensation                          202,777              149,368       836,533            333,842       3,233,303
   Contractual services                                 -                    -        25,120             20,100         830,880
   Legal and accounting                            38,304               84,082       123,602            106,608         556,844
   Product development costs                       18,283               23,128        76,247             43,369         345,781
   Travel                                          38,048               23,728       127,070             38,620         257,210
   Office and equipment rental                     11,554                4,880        28,506             16,286         108,440
   Office supplies and expenses                     4,979                6,780        13,813             21,264         142,933
   Telephone                                        7,462                3,386        19,594              9,260          68,628
   Trade show expenses                              4,000                1,150         4,000              1,150          19,750
   Advertising                                      1,141                2,500         8,602              4,023          30,576
   Other                                            8,948                    -        11,958              3,741          68,216
   Depreciation expense                             6,608                  587        18,051              4,974          30,253
                                             ------------         ------------  ------------       ------------   -------------
      Total operating expenses                    342,104              299,589     1,293,096            603,237       5,692,814
                                             ------------         ------------  ------------       ------------   -------------

      Net loss before income taxes               (328,928)            (299,589)   (1,263,455)          (603,237)     (5,658,176)

 Provision for income taxes                             -                    -             -                  -               -
                                             ------------         ------------  ------------       ------------   -------------
     Net loss                                $   (328,928)        $   (299,589) $ (1,263,455)      $   (603,237)  $  (5,658,176)
                                             ============         ============  ============       ============   =============

 Net loss applicable to common shareholders:
  Basic and diluted                          $      (0.01)        $      (0.01) $      (0.02)      $      (0.02)
                                             ============         ============  ============       ============

 Weighted average shares
  Basic and diluted                            54,970,100           35,773,150    53,351,200         33,707,060
                                             ============         ============  ============       ============





                                See accompanying notes to financial statements.


                                             DATA CALL TECHNOLOGIES, INC.
                                             (A Development Stage Company)

                                          CONDENSED STATEMENTS OF CASH FLOWS

                                     Nine months ended September 30, 2006 and 2005
                                                      (Unaudited)



                                                                                                          Cumulative
                                                                                                         totals from
                                                                                                        inception to
                                                                                                        September 30,
                                                                          2006             2005              2006
                                                                    -----------------  -------------  ----------------
 Cash flows from operating activities:
   Net loss                                                         $      (1,263,455) $    (603,237) $     (5,658,176)
   Adjustments to reconcile net loss to net
     cash used in operating activities:
       Depreciation                                                            18,051          4,974            30,253
       Common stock issued for services                                       269,571        180,701         2,871,931
       (Increase) decrease in operating assets:
         Accounts receivable                                                  (13,112)             -           (13,112)
         Prepaid expenses                                                           -         10,537                 -
         Other assets                                                               -         (4,724)           (5,255)
       Increase (decrease) in operating liabilities:
         Accounts payable                                                      (2,140)        32,673            64,652
         Accrued expenses                                                     (20,000)             -                 -
                                                                    -----------------  -------------  ----------------
             Net cash used in operating activities                         (1,011,085)      (379,076)       (2,709,707)
                                                                    -----------------  -------------  ----------------

 Cash flows from investing activities:
   Purchase of property and equipment                                         (11,886)        (8,985)         (114,886)
                                                                    -----------------  -------------  ----------------
             Net cash used in investing activities                            (11,886)        (8,985)         (114,886)
                                                                    -----------------  -------------  ----------------

 Cash flows from financing activities:
   Proceeds from issuance of common shares under private placement            395,000        686,800         2,663,450
   Proceeds from issuance of redeemable common shares
     under private placement                                                        -         15,000           204,400
                                                                    -----------------  -------------  ----------------
             Net cash provided by financing activities                        395,000        701,800         2,867,850
                                                                    -----------------  -------------  ----------------

             Net increase (decrease) in cash                                 (627,971)       313,739            43,257

 Cash at beginning of year                                                    671,228         15,122                 -
                                                                    -----------------  -------------  ----------------
 Cash at end of period                                              $          43,257  $     328,861  $         43,257
                                                                    =================  =============  ================





                                See accompanying notes to financial statements.

                          DATA CALL TECHNOLOGIES, INC.

                          NOTES TO FINANCIAL STATEMENTS




(1)  GENERAL

     Data Call Technologies, Inc. (the "Company") (formerly Data Call Technologies) was incorporated under the laws of the State of Nevada in 2002. The Company's mission is to integrate cutting-edge information delivery solutions that are currently deployed by the media, and put them within the control of retail and commercial enterprises. The Company's software and services put its clients in control of real-time advertising, news, and other content, including emergency alerts, within one building or 10,000, local or thousands of miles away.

     The accompanying unaudited financial statements have been prepared in accordance with U. S. generally accepted accounting principles ("GAAP") for interim financial information and with the instructions to Form 10-QSB.
     Accordingly, they do not include all of the information and footnotes required by GAAP for complete financial statements. In the opinion of management, all adjustments (consisting of normal recurring adjustments) considered necessary for a fair presentation have been included. Operating results for the nine months period ended September 30, 2006 are not indicative of the results that may be expected for the year ending December 31, 2006.

     As contemplated by the Securities and Exchange Commission (SEC) under Rules of Regulation S-B, the accompanying financial statements and related footnotes have been condensed and do not contain certain information that will be included in the Company's annual financial statements and footnotes thereto. For further information, refer to the Company's audited consolidated financial statements and related footnotes thereto included in the Company's annual report on Form SB-2 for the year ended December 31, 2005.

(2)  USE  OF  ESTIMATES

     The preparation of financial statements in conformity with U. S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could vary from those estimates.

(3)  RECENT  ACCOUNTING  PRONOUNCEMENTS

     In May 2005, the Financial Accounting Standards Board ("FASB") issued Statement of Financial Accounting Standard ("SFAS") No. 154, Accounting Changes and Error Corrections. SFAS No. 154 replaces Accounting Principles Board Opinion No. 20, Accounting Changes, and SFAS No. 3, Reporting
     Accounting Changes in Internal Financial Statements, and changes the requirements for the accounting for and reporting of a change in accounting principle. SFAS No. 154 requires retrospective application of changes in accounting principle to prior periods' financial statements, unless it is impracticable to determine either the period-specific effects or the cumulative effect of the change. SFAS No. 154 is effective for accounting changes and corrections of errors made in fiscal years beginning after December 15, 2005. We will adopt SFAS No. 154 on January 1, 2006. Any impact on the Company's consolidated results of operations and earnings per share will be dependent on the amount of any accounting changes or corrections of errors whenever recognized.

     In  December  2004,  the  Financial  Accounting  Standards  Board  issued
     Statement of Financial Accounting Standards No. 153. This statement addresses the measurement of exchanges of nonmonetary assets. The guidance in APB Opinion No. 29, "Accounting for Nonmonetary Transactions," is based on the principle that exchanges of nonmonetary assets should be measured based on the fair value of the assets exchanged.

     The guidance in that opinion; however, included certain exceptions to that principle. This statement amends Opinion 29 to eliminate the exception for nonmonetary exchanges of similar productive assets and replaces it with a general exception for exchanges of nonmonetary assets that do not have commercial substance. A nonmonetary exchange has commercial substance if the future cash flows of the entity are expected to change significantly as a result of the exchange. This statement is effective for financial statements for fiscal years beginning after June 15, 2005. Earlier application is permitted for nonmonetary asset exchanges incurred during fiscal years beginning after the date of this statement is issued. Management believes the adoption of this statement will have no impact on the financial statements of the Company.

     In  December  2004,  the  Financial  Accounting  Standards  Board  issued
     Statement of Financial Accounting Standards No. 152, which amends FASB statement No. 66, "Accounting for Sales of Real Estate," to reference the financial accounting and reporting guidance for real estate time-sharing transactions that is provided in AICPA Statement of Position (SOP) 04-2, "Accounting for Real Estate Time-Sharing Transactions." This statement also amends FASB Statement No. 67, "Accounting for Costs and Initial Rental Operations of Real Estate Projects," to state that the guidance for (a) incidental operations and (b) costs incurred to sell real estate projects does not apply to real estate time-sharing transactions. The accounting for those operations and costs is subject to the guidance in SOP 04-2. This statement is effective for financial statements for fiscal years beginning after June 15, 2005. Management believes the adoption of this statement will have no impact on the financial statements of the Company.

     In November 2004, the Financial Accounting Standards Board (FASB) issued Statement of Financial Accounting Standards No. 151, "Inventory
     Costs- an amendment of ARB No. 43, Chapter 4." This statement amends the guidance in ARB No. 43, Chapter 4, "Inventory Pricing," to clarify the accounting for abnormal amounts of idle facility expense, freight, handling costs, and wasted material (spoilage). Paragraph 5 of ARB 43, Chapter 4, previously stated that "under some circumstances, items such as idle facility expense, excessive spoilage, double freight, and rehandling costs may be so abnormal as to require treatment as current period charges." This statement requires that those items be recognized as current-period charges regardless of whether they meet the criterion of "so abnormal." In addition, this statement requires that allocation of fixed production overheads to the costs of conversion be based on the normal capacity of the production facilities. This statement is effective for inventory costs incurred during fiscal years beginning after June 15, 2005. Management does not believe the adoption of this statement will have any immediate material impact on the Company.

(4)  STOCK-BASED  COMPENSATION

     Effective January 1, 2006, the Company adopted the provisions of Statement of Financial Accounting Standards ("SFAS") No. 123(R), "Share-Based Payment" (SFAS 123(R)). SFAS 123 (R) requires compensation costs related to share-based payment transactions to be recognized in the financial statements. The amount of compensation cost will be measured based on the grant-date fair value of the equity or liability instruments issued. Compensation cost will be recognized over the period that an employee provides services in exchange for the award. The adoption of SFAS 123 (R) in January 1, 2006 is not expected to have a material effect of the Company's financial statements.

     The Company also grants options and warrants to non-employees for goods and services and in conjunction with certain agreements. These grants are accounted for under SFAS No. 123(R) based on the grant date fair values.

R. E. BASSIE & CO.
CERTIFIED PUBLIC ACCOUNTANTS

6671 Southwest Freeway, Suite 550
Houston, Texas 77074-2220
Tel: (713) 272-8500
E-Mail: Rebassie@aol.com


             REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
             -------------------------------------------------------


The  Board  of  Directors  and  Stockholders
Data  Call  Technologies:

We have audited the accompanying balance sheets of Data Call Technologies (a development stage company - the Company) as of December 31, 2005 and 2004, and related statements of operations, stockholders' equity, and cash flows for each of the years in the two-year period ended December 31, 2005. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Data Call Technologies as of December 31, 2005 and 2004, and the results of its operations and its cash flows for each of the years in the two-year period ended December 31, 2005, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 5 to the financial statements, the Company has limited capital. Successful development and marketing of the Company's products and the procurement of additional financing is necessary for the Company to continue as a going concern. These factors raise substantial doubt about the Company's ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

The financial statements have been restated to properly account for contingent liabilities related to shareholders ability to rescind their purchase of shares of the Company's common stock.

               /s/  R.  E.  Bassie  &  Co.

Houston,  Texas
January  16,  2006,  except  for  note  6,  which  is
as  of  August  8,  2006


                                DATA CALL TECHNOLOGIES, INC.
                               (A Development Stage Company)

                                       BALANCE SHEETS

                                 December 31, 2005 and 2004




                                Assets                         2005             2004
                                ------                         ----             ----
                                                            (Restated)        (Restated)
                                                          ---------------  ----------------
Current assets:
  Cash                                                    $       671,228  $         15,122
  Prepaid expenses                                                      -            10,537
                                                          ---------------  ----------------
    Total current assets                                          671,228            25,659
                                                          ---------------  ----------------

Property and equipment                                            103,000            32,559
  Less accumulated depreciation                                    12,202             3,428
                                                          ---------------  ----------------
    Net property and equipment                                     90,798            29,131

Other assets                                                        5,255             1,295
                                                          ---------------  ----------------
    Total assets                                          $       767,281  $         56,085
                                                          ===============  ================


                  Liabilities and Stockholders' Equity
                  ------------------------------------

Current liabilities:
  Accounts payable                                        $        66,792  $         55,000
  Accrued expenses                                                 20,000            20,000
                                                          ---------------  ----------------
      Total current liabilities                                    86,792            75,000

Redeemable common stock                                           204,400           189,400
                                                          ---------------  ----------------
      Total liabilities                                           291,192           264,400
                                                          ---------------  ----------------

Stockholders' equity:
  Common stock, $.001 par value.  Authorized 75,000,000
    shares: 48,708,100 shares issued and outstanding
    at December 31, 2005, 31,105,500 shares issued
    and outstanding at December 31, 2004                           48,708            31,106
  Additional paid-in capital                                    4,822,102         3,079,444
  Deficit accumulated during the development stage             (4,394,721)       (3,318,865)
                                                          ---------------  ----------------
      Total stockholders' equity (deficit)                        476,089          (208,315)

Commitments and contingencies
                                                          ---------------  ----------------
      Total liabilities and stockholders' equity          $       767,281  $         56,085
                                                          ===============  ================



The accompanying notes are an integral part of these financial statements.


                                          DATA CALL TECHNOLOGIES, INC.
                                          (A Development Stage Company)

                                             STATEMENTS OF OPERATIONS

                                      Years ended December 31, 2005 and 2004



                                                                                                   Cumulative
                                                                                                   totals from
                                                                                                  inception to
                                                                                                   December 31,
                                                             2005                  2004               2005
                                                     --------------------  --------------------  ---------------
 Revenues
   Sales                                             $                365  $             16,823  $        17,188
   Cost of sales                                                        -                12,191           12,191
                                                     --------------------  --------------------  ---------------
     Gross margin                                                     365                 4,632            4,997

 Operating expenses:
   Employee compensation                                          455,787               777,819        2,396,770
   Contractual services                                           220,039                28,009          805,760
   Legal and accounting                                           140,005                59,190          433,242
   Product development costs                                       74,360                65,413          269,534
   Travel                                                          88,980                19,026          130,140
   Office and equipment rental                                     24,705                21,637           79,934
   Office supplies and expenses                                    30,952                43,943          129,120
   Telephones                                                      16,571                13,054           49,034
   Trade show expenses                                              1,150                14,600           15,750
   Advertising                                                     13,032                 6,147           21,974
   Other                                                            1,866                14,100           56,258
   Depreciation expense                                             8,774                 2,541           12,202
                                                     --------------------  --------------------  ---------------
     Total operating expenses                                   1,076,221             1,065,479        4,399,718
                                                     --------------------  --------------------  ---------------

     Net loss before income taxes                              (1,075,856)           (1,060,847)      (4,394,721)

 Provision for income taxes                                             -                     -                -

     Net loss                                        $         (1,075,856) $         (1,060,847) $    (4,394,721)
                                                     ====================  ====================  ===============

  Net loss per common share - basic and diluted:

    Net loss applicable to common shareholders       $             (0.03)  $             (0.04)
                                                     ====================  ===================


 Weighted average common shares - basic and diluted           36,071,357            24,475,280
                                                     ====================  ===================



The accompanying notes are an integral part of these financial statements.


                                              DATA CALL TECHNOLOGIES, INC.
                                             (A Development Stage Company)

                                            STATEMENTS OF STOCKHOLDERS' EQUITY

                                         Years ended December 31, 2005 and 2004




                                                                                                         Total
                                                                            Additional               stockholders'
                                                       Common Stock          paid in    Accumulated      equity
                                                   shares        amount      capital      deficit      (deficit)
                                                 -----------  -----------   ---------   -----------   -----------

Balance, December 31, 2001                                 -            -           -             -             -

   Issuance of common shares under
     private placement, as restated                1,962,000        1,962     194,238             -       196,200


   Issuance of common shares for services         11,025,000       11,025   1,091,475             -     1,102,500


   Net loss                                                -            -           -    (1,420,518)   (1,420,518)

                                                 -----------  -----------   ---------   -----------   -----------
Balance, December 31, 2002, as restated           12,987,000       12,987   1,285,713    (1,420,518)     (121,818)


   Issuance of common shares under
     private placement, as restated                1,940,000        1,940     192,060             -       194,000


   Issuance of common shares for services          5,620,000        5,620     556,380             -       562,000


   Net loss                                                -            -           -      (837,500)     (837,500)

                                                 -----------  -----------   ---------   -----------   -----------
Balance, December 31, 2003, as restated           20,547,000       20,547   2,034,153    (2,258,018)     (203,318)


   Issuance of common shares under
     private placement, as restated                4,898,500        4,899     484,951             -       489,850


   Issuance of common shares for services          5,660,000        5,660     560,340             -       566,000


   Net loss                                                -            -           -    (1,060,847)   (1,060,847)


                                                 -----------  -----------   ---------   -----------   -----------
Balance, December 31, 2004, as restated           31,105,500       31,106   3,079,444    (3,318,865)     (208,315)


   Issuance of common shares under
     private placement, as restated               13,884,000       13,884   1,374,516             -     1,388,400


   Issuance of common shares for services          3,718,600        3,718     368,142             -       371,860


   Net loss                                                -            -           -    (1,075,856)   (1,075,856)

                                                 -----------  -----------   ---------   -----------   -----------
Balance, December 31, 2005, as restated           48,708,100       48,708   4,822,102    (4,394,721)      476,089
                                                 ===========  ===========   =========   ===========   ===========



The accompanying notes are an integral part of these financial statements.


                                              DATA CALL TECHNOLOGIES INC.
                                             (A Development Stage Company)

                                                STATEMENTS OF CASH FLOWS

                                         Years ended December 31, 2005 and 2004




                                                                                                          Cumulative
                                                                                                         totals from
                                                                                                         inception to
                                                                                                         December 31,
                                                                         2005              2004              2005
                                                                         ----              ----              ----
                                                                      (Restated)        (Restated)        (Restated)
                                                                    ---------------  ----------------  ----------------
 Cash flows from operating activities:
   Net loss                                                         $    (1,075,856) $     (1,060,847) $     (4,394,721)
   Adjustments to reconcile net loss to net cash
     used in operating activities:
       Depreciation expense                                                   8,774             2,541            12,202
       Stock issued for services                                            371,860           566,000         2,602,360
       (Increase) decrease in operating assets:
         Prepaid expenses                                                    10,537           (10,537)                -
         Other assets                                                        (3,960)           (1,295)           (5,255)
       Increase (decrease) in operating liabilities:
         Accounts payable                                                    11,792             5,000            66,792
         Accrued expenses                                                         -                 -            20,000
                                                                    ---------------  ----------------  ----------------
           Net cash used in operating activities                           (676,853)         (499,138)       (1,698,622)
                                                                    ---------------  ----------------  ----------------

 Cash flows from investing activities
   Capital expenditure for equipment                                        (70,441)          (28,657)         (103,000)
                                                                    ---------------  ----------------  ----------------
           Net cash used in investing activities                            (70,441)          (28,657)         (103,000)
                                                                    ---------------  ----------------  ----------------

 Cash flows from financing activities:
   Proceeds from issuance of common shares under private placement        1,388,400           489,850         2,268,450
   Proceeds from issuance of redeemable common shares
     under private placement                                                 15,000            50,000           204,400
                                                                    ---------------  ----------------  ----------------
           Net cash provided by financing activities                      1,403,400           539,850         2,472,850
                                                                    ---------------  ----------------  ----------------

           Net increase in cash                                             656,106            12,055           671,228

 Cash at beginning of year                                                   15,122             3,067                 -
                                                                    ---------------  ----------------  ----------------
 Cash at end of year                                                $       671,228  $         15,122  $        671,228
                                                                    ===============  ================  ================


The accompanying notes are an integral part of these financial statements.

                             DATA CALL TECHNOLOGIES
                          (A DEVELOPMENT STAGE COMPANY)

                          NOTES TO FINANCIAL STATEMENT

                           December 31, 2005 and 2004


(1)  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     ORGANIZATION,  OWNERSHIP  AND  BUSINESS

     Data Call Technologies (the "Company") was incorporated under the laws of the State of Nevada in 2002. The Company's mission is to integrate cutting-edge information delivery solutions that are currently deployed by the media, and put them within the control of retail and commercial enterprises. The Company's software and services put its clients in control of real-time advertising, news, and other content, including emergency alerts, within one building or 10,000, local or thousands of miles away. The Company is as development stage company.

     ACCOUNTS  RECEIVABLE

     Accounts receivable consist primarily of trade receivables, net of a valuation allowance for doubtful accounts.

     INVENTORIES

     Inventories are valued at the lower-of-cost or market on a first-in, first-out basis.

     INVESTMENT  SECURITIES

     The Company accounts for its investments in accordance with Statement of Financial Accounting Standards No. 115, "Accounting for Certain Investments in Debt and Equity Securities." Management determines the appropriate classification of its investments in marketable securities at the time of purchase and reevaluates such determination at each balance sheet date. Securities that are bought and held principally for the purpose of selling them in the near term are classified as trading securities. Debt securities for which the Company does not have the intent or ability to hold to maturity and equity securities not classified as trading securities are classified as available-for-sale. The cost of investments sold is determined on the specific identification or the first-in, first-out method. Trading securities are reported at fair value with unrealized gains and losses recognized in earnings, and available-for-sale securities are also reported at fair value but unrealized gains and losses are shown in the caption "unrealized gains (losses) on shares available-for-sale" included in stockholders' equity. Management determines fair value of its investments based on quoted market prices at each balance sheet date.

     PROPERTY,  EQUIPMENT  AND  DEPRECIATION

     Property and equipment are recorded at cost less accumulated depreciation. Upon retirement or sale, the cost of the assets disposed of and the related accumulated depreciation are removed from the accounts, with any resultant gain or loss being recognized as a component of other income or expense. Depreciation is computed over the estimated useful lives of the assets (3-5 years) using the straight-line method for financial reporting purposes and accelerated methods for income tax purposes. Maintenance and repairs are charged to operations as incurred.

     ADVERTISING  COSTS

     The  cost  of  advertising  is  expensed  as  incurred.

     RESEARCH  AND  DEVELOPMENT

     Research  and  development  costs  are  expensed  as  incurred.

     PRODUCT  DEVELOPMENT  COSTS

     Product development costs consist of cost incurred to develop the Company's website and software for internal and external use. All product development costs are expensed as incurred.

     INCOME  TAXES

     The Company is a taxable entity and recognizes deferred tax assets and liabilities for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax basis. Deferred tax assets and liabilities are measured using enacted tax rates expected to be in effect when the temporary differences reverse. The effect on the deferred tax assets and liabilities of a change in tax rates is recognized in income in the year that includes the enactment date of the rate change. A valuation allowance is used to reduce deferred tax assets to the amount that is more likely than not to be realized.

     MANAGEMENT'S  ESTIMATES  AND  ASSUMPTIONS

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses. Actual results could differ from these estimates.

     STOCK-BASED  COMPENSATION

     The Company has chosen to account for stock-based compensation using the intrinsic value method prescribed in Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees," and related Interpretations and to elect the disclosure option of SFAS No. 123, "Accounting for Stock-Based Compensation." Accordingly, compensation cost for stock options issued to employees is measured as the excess, if any, of the quoted market price of the Company's stock at the date of the grant over the amount an employee must pay to acquire the stock.

     From inception to date, the Company common stock has not had an active trading market with market quotes of the current value of its common stock. However, all of the Company's investors, who during the life of the

     Company,  have all purchased stock at the price of $.10 per share (see note
     6). Therefore, that amount has been determined by the Company to be an appropriate value for all stock based compensation. In addition, the Company believes valuation using that method is consistent with what would have been paid in cash for similar services. Therefore, common stock issued to employees as compensation for services performed and to non-employees for services performed were valued at the same price that the Company was selling stock in private placements.

     Stock issued to consultants in consideration for services rendered is accounted for in accordance with Emerging Issue Task Force Issues Numbers 96-18 and 00-18, expenses are amortized over the term of the consultant agreements, with the measurement date generally being the date of the agreements

     FAIR  VALUE  OF  FINANCIAL  INSTRUMENTS

     The Company estimates the fair value of its financial instruments using available market information and appropriate valuation methodologies. However, considerable judgment is required in interpreting market data to develop the estimates of fair value. Accordingly, the Company estimates of fair value are not necessarily indicative of the amounts that the Company could realize in a current market exchange. The use of different market assumption and/or estimation methodologies may have a material effect on the estimated fair value amounts. The interest rates payable by the Company on its notes payable approximate market rates. The Company believes that the fair value of its financial instruments comprising accounts receivable, notes receivable, accounts payable, and notes payable approximate their carrying amounts.

     NEW  PRONOUNCEMENTS

     In May 2005, the Financial Accounting Standards Board ("FASB") issued Statement of Financial Accounting Standard ("SFAS") No. 154, Accounting Changes and Error Corrections. SFAS No. 154 replaces Accounting Principles Board Opinion No. 20, Accounting Changes, and SFAS No. 3, Reporting
     Accounting Changes in Internal Financial Statements, and changes the requirements for the accounting for and reporting of a change in accounting principle. SFAS No. 154 requires retrospective application of changes in accounting principle to prior periods' financial statements, unless it is impracticable to determine either the period-specific effects or the cumulative effect of the change. SFAS No. 154 is effective for accounting changes and corrections of errors made in fiscal years beginning after December 15, 2005. We will adopt SFAS No. 154 on January 1, 2006. Any
     -------------------                                    ---------------
     impact on the Company's consolidated results of operations and earnings per
               -------------
     share will be dependent on the amount of any accounting changes or corrections of errors whenever recognized.

     In  December  2004,  the  Financial  Accounting  Standards  Board  issued
     Statement of Financial Accounting Standards No. 153. This statement addresses the measurement of exchanges of nonmonetary assets. The guidance in APB Opinion No. 29, "Accounting for Nonmonetary Transactions," is based on the principle that exchanges of nonmonetary assets should be measured based on the fair value of the assets exchanged.

     The guidance in that opinion; however, included certain exceptions to that principle. This statement amends Opinion 29 to eliminate the exception for nonmonetary exchanges of similar productive assets and replaces it with a general exception for exchanges of nonmonetary assets that do not have commercial substance. A nonmonetary exchange has commercial substance if the future cash flows of the entity are expected to change significantly as a result of the exchange. This statement is effective for financial statements for fiscal years beginning after June 15, 2005. Earlier
                                                       ---------------
     application is permitted for nonmonetary asset exchanges incurred during fiscal years beginning after the date of this statement is issued. Management believes the adoption of this statement will have no impact on the financial statements of the Company.
                                     ------------

     In  December  2004,  the  Financial  Accounting  Standards  Board  issued
     Statement of Financial Accounting Standards No. 152, which amends FASB statement No. 66, "Accounting for Sales of Real Estate," to reference the financial accounting and reporting guidance for real estate time-sharing transactions that is provided in AICPA Statement of Position (SOP) 04-2, "Accounting for Real Estate Time-Sharing Transactions." This statement also amends FASB Statement No. 67, "Accounting for Costs and Initial Rental Operations of Real Estate Projects," to state that the guidance for (a) incidental operations and (b) costs incurred to sell real estate projects does not apply to real estate time-sharing transactions. The accounting for those operations and costs is subject to the guidance in SOP 04-2. This statement is effective for financial statements for fiscal years beginning after June 15, 2005. Management believes the adoption of this statement
            ---------------
     will  have  no  impact  on  the  financial  statements  of  the  Company.
                                                                 ------------

     In November 2004, the Financial Accounting Standards Board (FASB) issued Statement of Financial Accounting Standards No. 151, "Inventory
     Costs- an amendment of ARB No. 43, Chapter 4." This statement amends the guidance in ARB No. 43, Chapter 4, "Inventory Pricing," to clarify the accounting for abnormal amounts of idle facility expense, freight, handling costs, and wasted material (spoilage). Paragraph 5 of ARB 43, Chapter 4, previously stated that "under some circumstances, items such as idle facility expense, excessive spoilage, double freight, and rehandling costs may be so abnormal as to require treatment as current period charges." This statement requires that those items be recognized as current-period charges regardless of whether they meet the criterion of "so abnormal." In addition, this statement requires that allocation of fixed production overheads to the costs of conversion be based on the normal capacity of the production facilities. This statement is effective for inventory costs incurred during fiscal years beginning after June 15, 2005. Management does
                                                  -------------
     not believe the adoption of this statement will have any immediate material impact on the Company.
                 ------------

(2)  RELATED  PARTY  TRANSACTIONS

     During the year ended December 31, 2005, the Company issued 950,000 shares of the Company's restricted common stock to an officer/director of the Company for services rendered. The shares issued were valued at $95,000.

     During the year ended December 31, 2004, the Company issued 4,760,000 shares of the Company's restricted common stock to officers and directors of the Company for services rendered. The shares issued were valued at $476,000.

     During the year ended December 31, 2003, the Company issued 750,000 shares of the Company's restricted common stock to an officer/director of the Company for services rendered. The shares issued were valued at $75,000.

     During the year ended December 31, 2002, the Company issued 4,540,000 shares of the Company's restricted common stock to officers and directors of the Company for services rendered. The shares issued were valued at $454,000.

(3)  INCOME  TAXES

     A reconciliation of income taxes at the federal statutory rate to amounts provided for the years ended December 31, 2005 and 2004 is as follows:


                                                                    December 31
                                                              -----------------------
                                                                 2005          2004
                                                              ---------     ---------
       Tax expense/(benefit) computed at statutory rate for
         continuing operations                                $(366,000)    $(360,000)
       Tax effect (benefit) of operating loss carryforwards     366,000       360,000
                                                              ---------     ---------
       Tax expense/(benefit) for continuing operations        $       -     $       -
                                                                      -             -
                                                              =========     =========


     The Company has current net operating loss carryforwards in excess of $4,386,000 as of December 31, 2005, to offset future taxable income, which expire 2025.

     Deferred taxes are determined based on the temporary differences between the financial statement and income tax bases of assets and liabilities as measured by the enacted tax rates, which will be in effect when these differences reverse. The components of deferred income tax assets are as follows:

                                                        December 31
                                                ============================
                                                   2005             2004
                                                ----------      ------------
             Deferred tax assets:               $1,494,000      $  1,128,000
               Net operating loss

               Total deferred tax asset          1,494,000         1,128,000

               Valuation allowance              (1,494,000)       (1,128,000)
               Net deferred asset               $        -      $          -
                                                ==========      ============

     At December 31, 2005, the Company provided a 100% valuation allowance for the deferred tax asset because given the volatility of the current economic climate, it could not be determined whether it was more likely than not that the deferred tax asset/(liability) would be realized.

(4)  LEASE  AGREEMENT

     The Company leases office space under a noncancellable-operating lease which expires in March 2008. Future minimum lease payments under the operating lease are as follows:

               Year
           December  31,                     Amount
           -------------                   ----------

               2006                        $   34,471
               2007                            34,606
               2008                            24,122
                                           ----------
                                           $   93,199
                                           ==========

(5)  GOING  CONCERN

     The Company is a development stage corporation with limited capital. Successful development and marketing of the Company's products and the procurement of additional financing is necessary for the Company to continue as a going concern.

     In view of these matters, realization of a major portion of the assets in the accompanying balance sheet is dependent upon continued operations of the Company. Management believes that actions presently being taken to obtain additional equity financing will provide the opportunity to continue as a going concern.

(6)  COMMITMENTS,  CONTINGENCIES  AND  RESTATEMENTS

     The Company received an informal claim from a former officer who resigned from of his position with the Company in 2003. The officer claims that the Company owes him 4,500,000 shares of the Company's common stock. Management feels that the former officer's claim is without merit and no liability has been established for this contingent liability.

     Certain shares of common stock that were sold by the Company between October 2003 and December 2005 were not registered under federal or state securities laws. Because the question arose regarding whether or not the purchases of these shares had received appropriate disclosure in connection with their purchases, in December 2005, the Company offered rescission to twenty-two (22) shareholders to whom the Company sold 2,044,000 shares of common stock. All of the shareholders, who were provided additional information and were, offered the chance to rescind their purchases, decided to reject the rescission offer. However, Rule 5-02.28 of SEC Regulation S-X require that the Company reclass the value of the 2,044,000 shares from permanent stockholders' equity. The value of the 2,044,000 shares ($204,400 and $189,400 for 2005 and 2004, respectively) has been reclassified to a separate line item entitled "redeemable common stock". In addition, one shareholder who was not included in the rescission offer did request a rescission of the 200,000 shares that was purchased in 2002; therefore, the Company established a liability in the amount of $20,000 (200,000 shares at $0.10 per share) as of December 31, 2002. The 2005 and 2004 financial statements have been restated as noted above.

                                        2005                                 2004
                                    --------------                      --------------
                                    As  Previously                      As  Previously
                                       Reported        As Restated         Reported         As  Restated
                                    --------------------------------------------------------------------
     December 31:

     Accrued current  expenses                   -          20,000                   -            20,000
       Total liabilities                    66,672          86,792              55,000            75,000
     Redeemable common stock                     -         204,400                   -           189,400
     Common stock                           50,952          48,708              33,200            31,106
     Additional paid-in capital          5,044,258       4,822,102           3,286,750         3,079,444
     Total stockholders' equity (deficit)  700,489         476,089               1,085          (208,315)
     Number of shares outstanding       50,952,100      48,708,100          33,199,500        31,105,500

     For the years ended December
     31:

     Number of shares outstanding       38,229,357      36,071,357          26,273,580        24,475,280


                PART II - INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 24.     INDEMNIFICATION OF DIRECTORS AND OFFICERS

     See Indemnification of Directors and Officers above.

ITEM 25.     OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

     The following table sets forth the expenses in connection with this registration statement. All of such expenses are estimates, other than the filing fees payable to the Securities and Exchange Commission.


     Description                                       Amount to be Paid
     -----------------------------------------------     --------------
     Filing Fee - Securities and Exchange Commission     $      409.41*
     Attorney's fees and expenses                        $   45,000.00*
     Accountant's fees and expenses                      $   15,000.00*
     Transfer agent's and registrar fees and expenses    $    1,500.00*
     Printing and engraving expenses                     $    1,500.00*
     Miscellaneous expenses                              $    5,000.00*
                                                         --------------
     Total                                               $   68,409.41*
                                                        ===============


* Estimated

ITEM 26.     RECENT SALES OF UNREGISTERED SECURITIES

     In April 2002, we issued an aggregate of 10,200,000 shares of our restricted common stock, valued at $1,200,000 or $0.10 per share, as follows, our Chief Executive Officer, James Ammons was issued 9,000,000 shares of our restricted common stock, , in consideration for services rendered to us as Chief Executive Officer, our Director Timothy Vance was issued 150,000 shares of our restricted common stock in connection with services provided to us as our Director, an employee was issued 500,000 shares of our restricted common stock, in consideration for services rendered to us in connection with creation and refinement of our technology, and our attorney, David M. Loev, was issued 1,000,000 shares of our restricted common stock in consideration for services rendered to us in connection with the drafting of corporate filings, internal corporate governance and various document review.

     In April 2002, we issued our former Director and officer Derek Argo 1,000,000 shares of our restricted common stock, valued at $100,000 or $0.10 per share, in consideration for his services to us as our Director and officer. Mr. Argo later returned 900,000 of those shares to us and they were cancelled. In October 2005, Mr. Argo and us entered into a Settlement Agreement and Mutual Release, whereby we agreed to release, acquit and forever discharge each other and Mr. Argo's current and former agents, servants representatives, successors and assigns and Mr. Argo agreed to release our current and former agents, officers, Directors, servants, representatives, successors, employees and assigns from any and all rights, obligations, claims, demands and causes of action, whether in contract, tort, or state and/or federal securities regulations including all obligations arising therefrom, and omissions and/or conduct of each other. We claim an exemption from registration afforded by
Section 4(2) of the Act since the foregoing issuance did not involve a public offering, the recipients took the shares for investment and not resale and we took appropriate measures to restrict transfer. No underwriters or agents were involved in the foregoing issuance and no underwriting discounts or commissions were paid by us.

     From April 2003 to February 2006, we sold an aggregate of 27,917,500 restricted shares of our common stock to approximately eighty-one (81) accredited and approximately twenty-six (26) non-accredited investors pursuant to private placements of our common stock, in consideration for $2,791,750 or $0.10 per share. We claim an exemption from registration afforded by Rule 506 of Regulation D under the Act, for the issuances of these shares (see also our December 2005 Rescission Offer below).

     In June 2002, our Chief Executive Officer, James Ammons transferred approximately 40 QVS Wireless ("QVS") shareholders an aggregate of approximately 4,610,000 shares of our restricted common stock, valued at $461,000 or $0.10 a share, in return for each of those QVS shareholder signing a Release, whereby they agreed to release us, our Chief Executive Officer, James Ammons, and our officers, Directors and employees from any and all claims, rights, obligations, demands and causes of action arising from or relating to QVS (see "Description of Business" section above for a more detailed description of QVS). We claim an exemption from registration afforded by Rule 506 of Regulation D under the Act, for the issuances of these shares. Effective September 1, 2004, we issued 4,610,000 shares of our restricted common stock to our Chief Executive Officer, James Ammons, valued at $461,000 or $0.10 per share, in consideration for his personal shares issued to QVS shareholders in consideration for the QVS shareholders release of us, Mr. Ammons, and our officers, Directors and employees from any and all claims, rights, obligations, demands and causes of action arising from or relating to QVS (as described above). We claim an exemption from registration afforded by Section 4(2) of the Act since the foregoing issuance did not involve a public offering, the recipients took the shares for investment and not resale and we took appropriate measures to restrict transfer. No underwriters or agents were involved in the foregoing issuance and no underwriting discounts or commissions were paid by us.

     In January 2003, we issued an aggregate of 251,000 restricted shares of common stock, valued at $25,100 or $0.10 per share, to two of our former attorneys, in consideration for services rendered to us as our attorneys in connection with their representation of us certain legal proceedings. We claim an exemption from registration afforded by Section 4(2) of the Act since the foregoing issuances did not involve a public offering, the recipients took the shares for investment and not resale and we took appropriate measures to restrict transfer. No underwriters or agents were involved in the foregoing issuances and no underwriting discounts or commissions were paid by us.

     In January 2003, we issued 85,000 restricted shares of common stock, valued at $8,500 or $0.10 per share, to a consultant in connection with the referral of individuals who purchased shares of our common stock in our private placement offering. We claim an exemption from registration afforded by Section 4(2) of the Act since the foregoing issuance did not involve a public offering, the recipient took the shares for investment and not resale and we took appropriate measures to restrict transfer. No underwriters or agents were involved in the foregoing issuance and no underwriting discounts or commissions were paid by us.

     In June 2003, we issued 15,000 restricted shares of common stock, valued at $1,500 or $0.10 per share, to an employee in consideration for services rendered to us in connection with services provided to us in connection with the sale of our technology. We claim an exemption from registration afforded by Section 4(2) of the Act since the foregoing issuance did not involve a public offering, the recipients took the shares for investment and not resale and we took appropriate measures to restrict transfer. No underwriters or agents were involved in the foregoing issuance and no underwriting discounts or commissions were paid by us.

     In August 2003, we issued 2,000,000 shares of our restricted common stock, valued at $200,000 or $0.10 per share, to employees of us, in consideration for services rendered to us in connection with the creation and refinement of our technology and with our day to day operations. We claim an exemption from registration afforded by Section 4(2) of the Act since the foregoing issuances did not involve a public offering, the recipients took the shares for investment and not resale and we took appropriate measures to restrict transfer. No underwriters or agents were involved in the foregoing issuances and no underwriting discounts or commissions were paid by us.

     In October 2003, we issued 13,000 restricted shares of common stock to a consultant in consideration for services provided to us in connection with the sale of our technology, valued at $1,300 or $0.10 per share, in consideration for services rendered to us. We claim an exemption from registration afforded by
Section 4(2) of the Act since the foregoing issuance did not involve a public offering, the recipient took the shares for investment and not resale and we took appropriate measures to restrict transfer. No underwriters or agents were involved in the foregoing issuance and no underwriting discounts or commissions were paid by us.

     In October 2003, we issued 25,000 restricted shares of common stock to an employee, valued at $2,500 or $0.10 per share, in consideration for administrative services provided to us. We claim an exemption from registration afforded by Section 4(2) of the Act since the foregoing issuance did not involve a public offering, the recipient took the shares for investment and not resale and we took appropriate measures to restrict transfer. No underwriters or agents were involved in the foregoing issuance and no underwriting discounts or commissions were paid by us.

     In November 2003, we issued 40,000 restricted shares of common stock to a consultant, valued at $4,000 or $0.10 per share, in consideration for services rendered to us in connection with the referral of individuals who purchased shares of our common stock in our private placement offering. We claim an exemption from registration afforded by Section 4(2) of the Act since the foregoing issuance did not involve a public offering, the recipient took the shares for investment and not resale and we took appropriate measures to restrict transfer. No underwriters or agents were involved in the foregoing issuance and no underwriting discounts or commissions were paid by us.

     In December 2003, we issued 100,000 restricted shares of common stock, valued at $10,000 or $0.10 per share, to a patent attorney in consideration for services rendered to us in connection with the filing of documents with the United States Patent and Trademark Office. We claim an exemption from registration afforded by Section 4(2) of the Act since the foregoing issuance did not involve a public offering, the recipient took the shares for investment and not resale and we took appropriate measures to restrict transfer. No underwriters or agents were involved in the foregoing issuance and no underwriting discounts or commissions were paid by us.

     In November 2003, we issued 750,000 shares of our restricted common stock to our employee and Director, Timothy Vance, valued at $75,000 or $0.10 per share in consideration for marketing services rendered to us in connection with our technology; and 1,250,000 shares of our restricted common stock to an employee, valued at $125,000 or $0.10 per share, in consideration for services rendered to us in connection with the day to day operations of the company. We claim an exemption from registration afforded by Section 4(2) of the Act since the foregoing issuances did not involve a public offering, the recipients took the shares for investment and not resale and we took appropriate measures to restrict transfer. No underwriters or agents were involved in the foregoing issuances and no underwriting discounts or commissions were paid by us.


     In December 2003, we issued 10,000 restricted shares of common stock, valued at $10,000 or $0.10 per share, to an employee in consideration for services performed for us in connection with the showing of our technology at a road show during the year ended December 31, 2003. We claim an exemption from registration afforded by Section 4(2) of the Act since the foregoing issuance did not involve a public offering, the recipient took the shares for investment and not resale and we took appropriate measures to restrict transfer. No underwriters or agents were involved in the foregoing issuance and no underwriting discounts or commissions were paid by us.

     In April 2004, we issued 100,000 shares of our restricted common stock to our employee and Director, Timothy Vance, valued at $10,000 or $0.10 per share, in consideration for marketing services rendered to us in connection with our technology. We claim an exemption from registration afforded by Section 4(2) of the Act since the foregoing issuance did not involve a public offering, the recipient took the shares for investment and not resale and we took appropriate measures to restrict transfer. No underwriters or agents were involved in the foregoing issuance and no underwriting discounts or commissions were paid by us.

     In May 2004, we issued 90,000 restricted shares of common stock to an employee, valued at $9,000 or $0.10 per share, in consideration for services rendered to us in connection with in connection with the showing of our technology at a road show. We claim an exemption from registration afforded by
Section 4(2) of the Act since the foregoing issuance did not involve a public offering, the recipient took the shares for investment and not resale and we took appropriate measures to restrict transfer. No underwriters or agents were involved in the foregoing issuance and no underwriting discounts or commissions were paid by us.

     In June 2004, our Chief Financial Officer and Director, Larry Mosley was issued 50,000 shares of our restricted common stock, valued at $5,000 or $0.10 per share, in consideration for accounting services rendered to us in connection with his position as Chief Financial Officer of us. We claim an exemption from registration afforded by Section 4(2) of the Act since the foregoing issuance did not involve a public offering, the recipient took the shares for investment and not resale and we took appropriate measures to restrict transfer. No underwriters or agents were involved in the foregoing issuance and no underwriting discounts or commissions were paid by us.

     In June 2004, we issued 250,000 shares of our restricted common stock to an employee, valued at $25,000 or $0.10 per share, in consideration of services rendered to us in connection with our day to day operations. We claim an exemption from registration afforded by Section 4(2) of the Act since the foregoing issuance did not involve a public offering, the recipient took the shares for investment and not resale and we took appropriate measures to restrict transfer. No underwriters or agents were involved in the foregoing issuance and no underwriting discounts or commissions were paid by us.

     In July 2004, we issued 10,000 restricted shares of common stock to a consultant, valued at $1,000 or $0.10 per share, in consideration for services rendered to us in connection with services rendered to us in connection with the flashing of memory chips in connection with our technology. We claim an exemption from registration afforded by Section 4(2) of the Act since the foregoing issuance did not involve a public offering, the recipient took the shares for investment and not resale and we took appropriate measures to restrict transfer. No underwriters or agents were involved in the foregoing issuance and no underwriting discounts or commissions were paid by us.

     In August 2004, we issued 100,000 restricted shares of common stock to an attorney, valued at $10,000 or $0.10 per share, in consideration for legal services rendered to us. We claim an exemption from registration afforded by
Section 4(2) of the Act since the foregoing issuance did not involve a public offering, the recipient took the shares for investment and not resale and we took appropriate measures to restrict transfer. No underwriters or agents were involved in the foregoing issuance and no underwriting discounts or commissions were paid by us.

     In October 2004, we issued 10,000 restricted shares of common stock to a consultant, valued at $1,000 or $0.10 per share, in consideration for services rendered to us in connection with the referral of one of our previous customers. We claim an exemption from registration afforded by Section 4(2) of the Act since the foregoing issuance did not involve a public offering, the recipient took the shares for investment and not resale and we took appropriate measures to restrict transfer. No underwriters or agents were involved in the foregoing issuance and no underwriting discounts or commissions were paid by us.

     In December 2004, we issued 250,000 restricted shares of common stock to an employee, valued at $25,000 or $0.10 per share, in consideration for services rendered to us in connection with services rendered to us in connection with sales strategy and sales consulting. We claim an exemption from registration afforded by Section 4(2) of the Act since the foregoing issuance did not involve a public offering, the recipient took the shares for investment and not resale and we took appropriate measures to restrict transfer. No underwriters or agents were involved in the foregoing issuance and no underwriting discounts or commissions were paid by us.

     In December 2004, we issued 50,000 restricted shares of common stock to a consultant, valued at $5,000 or $0.10 per share, in consideration for services rendered to us in connection with the referral of individuals who purchased shares of our common stock in our private placement offering. We claim an exemption from registration afforded by Section 4(2) of the Act since the foregoing issuance did not involve a public offering, the recipient took the shares for investment and not resale and we took appropriate measures to restrict transfer. No underwriters or agents were involved in the foregoing issuance and no underwriting discounts or commissions were paid by us.

     In January 2005, we issued 50,000 restricted shares of common stock to an employee, valued at $5,000 or $0.10 per share, in consideration for services rendered to us in connection with services rendered to us in connection with sales strategy and sales consulting. We claim an exemption from registration afforded by Section 4(2) of the Act since the foregoing issuance did not involve a public offering, the recipient took the shares for investment and not resale and we took appropriate measures to restrict transfer. No underwriters or agents were involved in the foregoing issuance and no underwriting discounts or commissions were paid by us.

     In January 2005, we issued an aggregate of 950,000 shares of our restricted common stock, valued at $95,000 or $0.10 per share, to our Chief Financial Officer and Director, Larry Mosley, in consideration for accounting services rendered to us in connection with his position as our Chief Financial Officer. We claim an exemption from registration afforded by Section 4(2) of the Act since the foregoing issuance did not involve a public offering, the recipient took the shares for investment and not resale and we took appropriate measures to restrict transfer. No underwriters or agents were involved in the foregoing issuance and no underwriting discounts or commissions were paid by us.

     In March 2005, we issued 50,000 restricted shares of common stock to an attorney, valued at $5,000 or $0.10 per share, in consideration for legal services rendered to us. We claim an exemption from registration afforded by
Section 4(2) of the Act since the foregoing issuance did not involve a public offering, the recipient took the shares for investment and not resale and we took appropriate measures to restrict transfer. No underwriters or agents were involved in the foregoing issuance and no underwriting discounts or commissions were paid by us.

     In March 2005, we issued 25,000 restricted shares of common stock to a consultant, valued at $2,500 or $0.10 per share, in consideration for services rendered to us in connection with the referral of individuals who purchased shares of our common stock in our private placement offering. We claim an exemption from registration afforded by Section 4(2) of the Act since the foregoing issuance did not involve a public offering, the recipient took the shares for investment and not resale and we took appropriate measures to restrict transfer. No underwriters or agents were involved in the foregoing issuance and no underwriting discounts or commissions were paid by us.

     In May 2005, we issued 23,000 restricted shares of common stock to a consultant, valued at $2,300 or $0.10 per share, in consideration for services rendered to us in connection with the referral of a customer. We claim an exemption from registration afforded by Section 4(2) of the Act since the foregoing issuance did not involve a public offering, the recipient took the shares for investment and not resale and we took appropriate measures to restrict transfer. No underwriters or agents were involved in the foregoing issuance and no underwriting discounts or commissions were paid by us.

     In May 2005, we issued 50,000 restricted shares of common stock to our employee and Director, Timothy Vance, valued at $5,000 or $0.10 per share, in consideration for marketing services rendered to us in connection with our technology. We claim an exemption from registration afforded by Section 4(2) of the Act since the foregoing issuance did not involve a public offering, the recipient took the shares for investment and not resale and we took appropriate measures to restrict transfer. No underwriters or agents were involved in the foregoing issuance and no underwriting discounts or commissions were paid by us.

     In June 2005, we issued an aggregate of 22,500 restricted shares of common stock to two (2) consultants, valued at $2,250 or $0.10 per share, in consideration for services rendered to us in connection with the referral of individuals who purchased shares of our common stock in our private placement offering. We claim an exemption from registration afforded by Section 4(2) of the Act since the foregoing issuances did not involve a public offering, the recipients took the shares for investment and not resale and we took appropriate measures to restrict transfer. No underwriters or agents were involved in the foregoing issuances and no underwriting discounts or commissions were paid by us.

     In July 2005, we issued an aggregate of 40,000 restricted shares of common stock to two (2) consultants, valued at $4,000 or $0.10 per share, in consideration for services rendered to us in connection with the referral of individuals who purchased shares of our common stock in our private placement offering. We claim an exemption from registration afforded by Section 4(2) of the Act since the foregoing issuances did not involve a public offering, the recipients took the shares for investment and not resale and we took appropriate measures to restrict transfer. No underwriters or agents were involved in the foregoing issuances and no underwriting discounts or commissions were paid by us.

     In August 2005, we issued an aggregate of 117,000 restricted shares of common stock to four (4) consultants, valued at $11,700 or $0.10 per share, in consideration for services rendered to us in connection with the referral of individuals who purchased shares of our common stock in our private placement offering. We claim an exemption from registration afforded by Section 4(2) of the Act since the foregoing issuances did not involve a public offering, the recipients took the shares for investment and not resale and we took appropriate measures to restrict transfer. No underwriters or agents were involved in the foregoing issuances and no underwriting discounts or commissions were paid by us.

     In August 2005, we issued an aggregate of 50,000 restricted shares of common stock to two (2) of our former attorneys, valued at $5,000 or $0.10 per share, in consideration for legal services rendered to us. We claim an exemption from registration afforded by Section 4(2) of the Act since the foregoing issuances did not involve a public offering, the recipients took the shares for investment and not resale and we took appropriate measures to restrict transfer. No underwriters or agents were involved in the foregoing issuances and no underwriting discounts or commissions were paid by us.

     In September 2005, we issued an aggregate of 479,500 restricted shares of common stock to eight (8) consultants, valued at $47,950 or $0.10 per share, in consideration for services rendered to us in connection with the referral of individuals who purchased shares of our common stock in our private placement offering. We claim an exemption from registration afforded by Section 4(2) of the Act since the foregoing issuances did not involve a public offering, the recipients took the shares for investment and not resale and we took appropriate measures to restrict transfer. No underwriters or agents were involved in the foregoing issuances and no underwriting discounts or commissions were paid by us.

     In November 2005, we issued 50,000 restricted shares of common stock to a consultant, valued at $5,000 or $0.10 per share, in consideration for marketing services rendered to us. We claim an exemption from registration afforded by
Section 4(2) of the Act since the foregoing issuance did not involve a public offering, the recipients took the shares for investment and not resale and we took appropriate measures to restrict transfer. No underwriters or agents were involved in the foregoing issuance and no underwriting discounts or commissions were paid by us.

     In November 2005, we issued 50,000 restricted shares of common stock to a consultant, valued at $5,000 or $0.10 per share, in consideration for services rendered to us in connection with sales and research regarding our Direct Lynk technology. We claim an exemption from registration afforded by Section 4(2) of the Act since the foregoing issuance did not involve a public offering, the recipients took the shares for investment and not resale and we took appropriate measures to restrict transfer. No underwriters or agents were involved in the foregoing issuance and no underwriting discounts or commissions were paid by us.

     In November 2005, we issued an individual 501,600 restricted shares of common stock, valued at $51,600 or $0.10 per share, in consideration for services rendered to us in connection with the referral of individuals who purchased shares of our common stock in our private placement offering. We claim an exemption from registration afforded by Section 4(2) of the Act since the foregoing issuances did not involve a public offering, the recipients took the shares for investment and not resale and we took appropriate measures to restrict transfer. No underwriters or agents were involved in the foregoing issuances and no underwriting discounts or commissions were paid by us.

     In December 2005, we offered rescission to twenty-two (22) shareholders to whom we sold approximately 2,044,000 shares of common stock from April 2002 to September 2005. Those shareholders purchased shares pursuant to private placements of our common stock, in consideration for $204,400 or $0.10 per share, and may not have received appropriate disclosure in connection with such purchases. All of the shareholders who were offered the chance to rescind their purchases decided to reject the rescission offer. We claim an exemption from registration for the rescission offer afforded by Rule 506 of Regulation D under the Act.

     In December 2005, we issued an aggregate of 1,310,000 shares of our restricted common stock to consultants, valued at $131,000 or $0.10 per share, in consideration for services rendered to us in connection with shareholder relations, sign on bonuses and web development. We claim an exemption from registration afforded by Section 4(2) of the Act since the foregoing issuances did not involve a public offering, the recipients took the shares for investment and not resale and we took appropriate measures to restrict transfer. No underwriters or agents were involved in the foregoing issuances and no underwriting discounts or commissions were paid by us.

     In February 2006, we issued 2,500,000 shares of our restricted common stock to one of our employees, Terry, Breedlove, valued at $250,000 or $0.10 per share, in consideration for services rendered to us in connection with our day to day operations and an aggregate of 110,000 shares of our common stock to two consultants, valued at $11,000 or $0.10 per share, for services rendered to us in connection with the referral of individuals who purchased shares of our common stock in our private placement offering. We claim an exemption from registration afforded by Section 4(2) of the Act since the foregoing issuances did not involve a public offering, the recipients took the shares for investment and not resale and we took appropriate measures to restrict transfer. No underwriters or agents were involved in the foregoing issuances and no underwriting discounts or commissions were paid by us.

     In February 2006, we issued 3,000,000 options to our Chief Executive Officer and President, James Ammons, valued at $300,000 or $0.10 per share, in consideration for Mr. Ammons entering into and agreeing to be bound by a five year employment agreement with us. The Options are exercisable for $0.10 per share and are described in greater detail under "Directors, Executive Officers and Control Persons," above. We claim an exemption from registration afforded by
Section 4(2) of the Act since the foregoing grant did not involve a public offering, the recipient took the options for investment and not resale and we took appropriate measures to restrict transfer. No underwriters or agents were involved in the foregoing grant and no underwriting discounts or commissions were paid by us.

     On June 19, 2006, with an effective date of June 1, 2006, we entered into an Employment Agreement with Everett Poe, our Vice President of Sales (a non-executive position). In connection with and pursuant to our entry into the Employment Agreement with Mr. Poe, we agreed to grant Mr. Poe warrants to purchase up to 500,000 shares of our common stock, which warrants have an exercise price of $0.10 per share. The warrants vest to Mr. Poe as follows, 166,666 warrants on June 1, 2007; 166,667 warrants on June 1, 2008; and 166,667 warrants on June 1, 2009. The warrants expire upon the earlier of the third anniversary of the date which the Warrants vest to Mr. Poe, or upon the expiration of thirty days after the termination as an employee of Data Call. We claim an exemption from registration afforded by Section 4(2) of the Act since the foregoing grant did not involve a public offering, the recipient took the warrants for investment and not resale and we took appropriate measures to restrict transfer. No underwriters or agents were involved in the foregoing grant and no underwriting discounts or commissions were paid by us.

     In July 2006, we issued Ryan Thompson 250,000 shares of our restricted common stock in consideration for software marketing services rendered to us. We claim an exemption from registration afforded by Section 4(2) of the Act since the foregoing issuance did not involve a public offering, the recipient took the shares for investment and not resale and we took appropriate measures to restrict transfer. No underwriters or agents were involved in the foregoing issuance and no underwriting discounts or commissions were paid by us.

     In July 2006, we sold an aggregate of 2,000,000 restricted shares of common stock to an individual, who was an accredited investor, for aggregate consideration of $200,000 or $0.10 per share. The investor was also granted 200,000 warrants to purchase shares of Data Call's common stock at an exercise price of $0.50 per share, which warrants expire if unexercised on July 24, 2009. We claim an exemption from registration afforded by Section 4(2) of the Act since the foregoing issuances did not involve a public offering, the recipient took the securities for investment and not resale and we took appropriate measures to restrict transfer. No underwriters or agents were involved in the foregoing and no underwriting discounts or commissions were paid by us.


     In October 2006, we sold an aggregate of 500,000 restricted shares of common stock to an individual with whom we had a prior relationship, who was an accredited investor, for aggregate consideration of $50,000 or $0.10 per share, which shares have not been issued to date, but which have been included in the number of outstanding shares used throughout this amended Registration Statement. We claim an exemption from registration afforded by Section 4(2) of the Act since the foregoing issuances did not involve a public offering, the recipient took the securities for investment and not resale and we took appropriate measures to restrict transfer. No underwriters or agents were involved in the foregoing and no underwriting discounts or commissions were paid by us.



ITEM 27. EXHIBITS

Exhibit         3.1(1)    Articles of Incorporation

Exhibit         3.2(1)    Certificate of Amendment to Articles of Incorporation

Exhibit         3.3(2)    Amended and Restated Articles of Incorporation

Exhibit         3.4(1)    Amended Bylaws

Exhibit 5.1* Opinion and consent of David M. Loev, Attorney at Law re: the legality of the shares being registered

Exhibit        10.1(1)    James Ammons Employment Agreement

Exhibit        10.2(1)    James Ammons Option Agreement

Exhibit        10.3(1)    Larry Mosley Employment Agreement

Exhibit        10.4(1)    Addendum to Larry Mosley's Employment Agreement

Exhibit        10.5(1)    Tim Vance Employment Agreement

Exhibit        10.6(1)    Addendum to Tim Vance's Employment Agreement


Exhibit 10.7(3) Agreement with United Press International, with exhibits

Exhibit        10.8(2)    Data Call Technologies, Inc. Office Space Lease

Exhibit        10.9(3)     Content Licensing Agreement with plan_b
                           media/Mindmatics, LLC

Exhibit 10.10(3) First Amendment to Content Licensing Agreement with Mindmatics, LLC

Exhibit 10.11(3) Agreement with Traffic.com (which we have not received a signed copy of from Traffic.com)

Exhibit        10.12(4)(5) Reseller Agreement with Texas Digital Systems, Inc.

Exhibit 10.13(3) Sample Reseller Agreement (substantially similar to the reseller agreements entered into with certain companies as described herein)


Exhibit        10.14(5)    Letter of Intent with Ariamedia Corporation

Exhibit        10.15(4)(5) Services Agreement with 3M Company


Exhibit        23.1*      Consent of R.E. Bassie and Company, Certified Public
                          Accountants

Exhibit        23.2*      Consent of David M. Loev, Attorney at Law (included in
                          Exhibit 5.1)

*     Filed herein.

(1) Filed as exhibits to our Form SB-2 Registration Statement filed with the Commission on February 21, 2006, and incorporated herein by reference.

(2) Filed as exhibits to our amended Form SB-2 Registration Statement filed with the Commission on June 29, 2006, and incorporated herein by reference.


(3) Filed as exhibits to our amended Form SB-2 Registration Statement filed with the Commission on August 18, 2006, and incorporated herein by reference.

(4) Certain portions of these documents as filed herewith (which portions have been replaced by "X's") have been omitted in connection with a request for Confidential Treatment as submitted to the Commission in connection with this filing.


(5) Filed as exhibits to our amended Form SB-2 Registration Statement filed with the Commission on October 26, 2006, and incorporated herein by reference.



ITEM 28. UNDERTAKINGS

The  undersigned  registrant  hereby  undertakes:

     1. To file, during any period in which offers or sales are being made, a post effective amendment to this Registration Statement:

          (a) To include any prospectus required by Section 10(a)(3) of the Securities Act;

          (b) To reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in the volume and rise represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

          (c) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material changes to such information in the Registration Statement.

     2. For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

     3. To file a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

     4. For determining liability of the undersigned small business issuer under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned small business issuer undertakes that in a primary offering of securities of the undersigned small business issuer pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned small business issuer will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

          i. Any preliminary prospectus or prospectus of the undersigned small business issuer relating to the offering required to be filed pursuant to Rule 424;

          ii. Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned small business issuer or used or referred to by the undersigned small business issuer;

          iii. The portion of any other free writing prospectus relating to the offering containing material information about the undersigned small business issuer or its securities provided by or on behalf of the undersigned small business issuer; and

          iv. Any other communication that is an offer in the offering made by the undersigned small business issuer to the purchaser.

     5. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer of controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

     6. For determining any liability under the Securities Act, treat the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant under Rule 424(b)(1) or (4) or 497(h) under the Securities Act as part of this registration statement as of the time the Commission declared it effective.

     7. For determining any liability under the Securities Act, treat each post-effective amendment that contains a form of prospectus as a new registration statement for the securities offered in the registration statement, and that offering of the securities at that time as the initial bona fide offering of those securities.

     8. That, for the purpose of determining liability under the Securities Act to any purchaser:

          a).  If the  small  business  issuer  is  relying  on  Rule  430B:

               1. Each prospectus filed by the undersigned small business issuer pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

               2. Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

          b).  If the  small  business  issuer  is  subject  to  Rule  430C:

               Each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

SIGNATURES



     In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements of filing on Form SB-2 and authorized this Registration Statement to be signed on its behalf by the undersigned in the City of Houston, State of Texas, November 8, 2006.



DATA CALL TECHNOLOGIES, INC.

By: /s/ James Ammons
--------------------
JAMES AMMONS

     In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated.

By: /s/ James Ammons                                  November 8, 2006
-------------------------------------
JAMES AMMONS, Chief Executive Officer,
President, Secretary and Treasurer

By: /s/ Larry Mosley                                  November 8, 2006
-------------------------------------
LARRY MOSLEY, Chief Financial Officer, and
Principal Accounting Officer

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints James Ammons his true and lawful attorney-in-fact and agent, with full power of substitution and revocation, for him and in his name, place and stead, in any and all capacities (until revoked in writing), to sign any and all amendments (including post-effective amendments) to this Registration Statement and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done as fully for all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or is substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been duly signed by the following persons on behalf of the registrant and in the capacities and on the dates indicated.

SIGNATURE                    TITLE                              DATE
---------                    -----                              ----

/s/ James Ammons            Chief Executive Officer,
----------------            President, Secretary,
James Ammons                Treasurer and Director         November 8, 2006

/s/ Larry Mosley            Chief Financial Officer,
-----------------           Principal Accounting Officer,
Larry Mosley                and Director                   November 8, 2006

/s/ Tim Vance
--------------              Director                       November 8, 2006
Tim Vance